The transactions described in this notice involve securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in connection with the transactions, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

(Securities Code 4342)

September 10, 2021

To shareholders

1-10, Shinkocho, Chuo-ku, Niigata

SECOM JOSHINETSU CO., LTD.

Yoshinori Yamanaka, President and Representative Director

NOTICE OF CONVOCATION OF THE EXTRAORDINARY MEETING OF SHAREHOLDERS

We would like to express our appreciation for your continued support and patronage.

We are pleased to announce the Extraordinary Meeting of Shareholders of our company, which will be held as indicated below.

In order to prevent the spread of COVID-19 to the extent possible, we strongly request the shareholders that you exercise your voting rights in advance by mail or through the Internet for this Extraordinary Meeting of Shareholders as much as possible and refrain from attending the meeting in person.

Please review the attached “Reference Documents for the Meeting of Shareholders” below as well as “Guidance on How to Exercise Voting Rights” and exercise your voting rights in writing or via the Internet no later than 6:00 p.m. on Friday, September 24, 2021 (JST).

1.	Date and Time	September 27, 2021 (Monday) at 10 a.m. (JST)

2.	Venue

1-10, Shinkocho, Chuo-ku, Niigata

SECOM JOSHINETSU CO., LTD. meeting room on 1st floor of head office

(Please refer to the guide map to the Venue for the Extraordinary Meeting of Shareholders attached at the end.)

3.	Purpose of the meeting	Matter to be resolved
		Proposal	Approval of the Share Exchange Agreement between Our Company and SECOM CO., LTD.

[End of Document]

◎	If any changes are made to the Reference Documents for the Meeting of Shareholders, such changes will be posted on our website.
◎	Pursuant to the laws and regulations and Article 17 of our company’s Articles of Incorporation, our company has posted the following items among the documents to be provided at the time of this Notice of Convocation on our company’s website through the Internet, and therefore, they are not included in the Reference Documents for the Meeting of Shareholders attached with this Notice of Convocation

•     The Articles of Incorporation of SECOM CO., LTD

•     Financial Statements, etc. for the latest fiscal year of SECOM CO., LTD

Our website: https://www.secom-joshinetsu.co.jp/ir/index4.html

“IR Information: IR Library”

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Guide to Exercise Voting Rights

If you are exercising your voting rights by mail
Please return the enclosed voting form upon indicating your approval or disapproval of the proposal.
Deadline	Received by 6:00pm, September 24, 2021 (Friday)

If you are exercising your voting rights through the Internet

Please kindly read the guidance on how to exercise voting rights through the Internet on the next page, and enter your approval or disapproval of the proposal in accordance with the instructions on the screen.

Deadline	Received by 6:00pm, September 24, 2021 (Friday) https://evote.tr.mufg.jp/
Website to exercise voting rights	* No service is available during 2:00am to 5:00am every day.

If you are attending the meeting
If you are attending the meeting, please bring this notice of convocation, and submit the enclosed voting form to the reception desk of the venue.
Date and time	10:00am, September 27, 2021 (Monday)

In order to prevent the spread of COVID-19 to the extent possible, we strongly request the shareholders that you exercise your voting rights in advance by mail or through the Internet for this Extraordinary Meeting of Shareholders as much as possible and refrain from attending the meeting.

About exercise of voting rights

▪	If you diversely exercise your voting rights, please notify us in writing to the effect that your voting rights will be diversely exercised together with the reasons no later than 3 days prior to the day of the meeting.
▪	When you exercise your voting rights both in writing (the voting form) and through the Internet, we will regard the voting through the Internet as valid.
▪	If you exercise your voting rights through the Internet multiple times, we will regard the latest voting as valid.

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Procedures to exercise voting rights through the Internet

To exercise voting rights through the Internet, please access the website for exercising voting rights by smartphones or PC, etc., and follow the instructions on the screen.	Deadline to exercise voting rights 6:00pm, September 24, 2021 (Friday) * No service is available during 2:00am to 5:00am everyday.

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How to enter login ID and provisional password For login via smartphone twice or more and PC	Website for exercising voting rights https://evote.tr.mufg.jp/

1 Access the website for exercising voting rights.
! Notes

▪     Please be advised that the costs incurred from accessing the website for exercising voting rights (Internet connection fee, fees for phone call, packet communication charge, etc.) will be borne by shareholders.

▪     Depending on the Internet environment and devices, you may not use the website for exercising voting rights.

▪     In order to prevent an unauthorized access by a third party other than shareholders (“imposter”) and tampering of the voting right exercise, please be advised that shareholders are asked to change the “Provisional Password” on the website for exercising voting rights.

▪    Upon convocation of each shareholders meeting, you are notified a new “Login ID” and “Provisional Password”.

2 Enter the “Login ID” and “Provisional Password” stated in the enclosed voting form (on the right side).

3 Enter the “Provisional Password” in “Current Password”. Fill in both “New Password” and “New Password (Confirmation)”.

For inquiries about how to use the website for exercising voting rights

Mitsubishi UFJ Trust and Banking Corporation

Department of securities agency

0120-173-027

(toll free, open hours: 9:00am – 9:00pm)

From onwards, enter whether you approve or disapprove in accordance with the instructions on the screen

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Reference Documents for the Meeting of Shareholders

Proposal and Reference Items

Proposal: Approval of the Share Exchange Agreement between Our Company and SECOM CO., LTD

Our company and SECOM CO., LTD. (“SECOM”) resolved by the respective meetings of their boards of directors on August 6, 2021 to implement a share exchange (the “Share Exchange”) in which SECOM will become a wholly owning parent company in share exchange and our company will become a wholly owned subsidiary in share exchange and the companies have executed a share exchange agreement (the “Share Exchange Agreement”) pertaining to the Share Exchange between the companies on the same day.

Accordingly, we hereby propose an approval of the Share Exchange Agreement.

The Share Exchange will be implemented, for SECOM, without obtaining the approval by the shareholder meeting by way of the simplified share exchange as set forth in the main paragraph of Article 796, Paragraph 2 of the Companies Act and our company will obtain an approval for execution of the Share Exchange Agreement in this extraordinary meeting of shareholders.

Also, on October 28, 2021 prior to the effective date of the Share Exchange (November 1, 2021), the ordinary shares of our company will be delisted from the Second Section of Tokyo Stock Exchange, Inc. (the “TSE Second Section”) (the last trading day will be October 27, 2021).

The reasons of implementing the Share Exchange, outline of the Share Exchange Agreement and other matters regarding this proposal are as follows.

1.	Reasons of implementing the Share Exchange

In order to make our company a wholly owned subsidiary, SECOM has implemented tender offer (the “Tender Offer”) from May 31, 2021 to July 9, 2021 for all shares of our company listed on the TSE Second Section (excluding the ordinary shares of our company owned by SECOM and the treasury shares owned by our company, hereinafter the same). As a result, SECOM owns 11,325,244 ordinary shares of our company (ownership ratio (Note): 88.03%).

(Note)	Ownership ratio means a ratio (rounded to two decimal places) of a number of shares to the number of ordinary shares of our company (12,864,821 shares) as calculated by deducting the number of the treasury shares (244,680 shares) owned by our company as of March 31, 2021 from the total number of issued shares of our company as of March 31, 2021 as stated in the Annual Securities Report for the 55th Business Period released by our company on June 25, 2021 (13,109,501 shares; hereinafter the same).

SECOM implemented the Tender Offer with a view to making our company a wholly owned subsidiary. While SECOM planned to carry out procedures to acquire all ordinary shares of our company by executing a share exchange agreement with our company pertaining to the Share Exchange after completion of the Tender Offer in case it failed to acquire all ordinary shares of our company, since it failed to acquire all ordinary shares of our company, SECOM and our company have decided to make our company a wholly owned subsidiary of SECOM by the Share Exchange.

SECOM was established as Nihon Keibi Hosho Co., Ltd. in July 1962, carried out an absorption-type merger with SP Alarm Systems Corporation formally rendering the company the surviving company in December 1972 to change the nominal value of its shares (Note 1), was thereafter listed on the TSE Second Section in June 1974, was designated on the First Section of the Tokyo Stock Exchange (the “TSE First Section”) in May 1978, changed its trade name to the current one in December 1983, and was listed on the First Section of the former Osaka Stock Exchange Co., Ltd. (the “Former Osaka Stock Exchange”) in June 1986. Then, by the merger of the spot market of the Former Osaka Stock Exchange with the Tokyo Stock Exchange in July 2013, SECOM became listed only on the TSE First Section, as is the current status. SECOM comprises a company group constituted by SECOM, 165 consolidated subsidiaries, and 16 equity-method affiliates (as of March 31, 2021) (the company group includes our company, hereinafter the “SECOM Group”). The SECOM Group runs businesses such as security service business focusing on security contract service, disaster prevention business focusing on comprehensive disaster prevention service, medical service business centering on managing home medical care and retirement home (Note 2), insurance business focusing on non-life insurance, geospatial information service business focusing on surveying and measurement business, BPO and ICT business (Note 3) focusing on information security, large-scale disaster prevention, data center, and BPO operation.

(Note 1)   The absorption-type merger was implemented to change the nominal value of the share of Nihon Keibi Hosho Co., Ltd., and the substantial surviving company was Nihon Keibi Hosho Co., Ltd.

(Note 2)   “Retirement home” collectively refers to private nursing home care managed by the SECOM Group.

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(Note 3)   “BPO and ICT business” collectively means BPO (Business Process Outsourcing) businesses of information security service, large-scale disaster prevention service, cloud service, data center business, call center operation, and general back-office operation.

Since its foundation, SECOM has been working on establishing the Social System Industry, a framework of innovative and integrated services and systems that deliver safety, peace of mind, comfort, and convenience by running the aforementioned respective business in an interconnected and concerted manner around the security service business, under the corporate philosophy “to pursue values and contribution to the society”. In May 2017, SECOM formulated the long-term vision toward 2030 of “SECOM Group’s Vision for 2030” (the “Vision for 2030”) with the aim of achieving the ANSHIN Platform Concept, and intends to consolidate the total value of the SECOM Group to further promote establishment of relationships with partner companies.

On the other hand, our company was established in May 1967 in Niigata City, Niigata Prefecture, as Nihon Keibi Hosho Niigata Kabushiki Kaisha, a subsidiary of Nihon Keibi Hosho Co., Ltd. (currently, SECOM CO., LTD.), for the purpose of contracting for security services in Niigata Prefecture. After that, in March 1969, our company changed its trade name to Nihon Keibi Hosho Joshinetsu Co., Ltd. and expanded the scope of its business to Gunma Prefecture and Nagano Prefecture. In December 1983, our company changed its name to SECOM JOSHINETSU CO., LTD., which is the current name, along with the change of the trade name of Nihon Keibi Hosho Co., Ltd. to SECOM CO., LTD. At the time of its establishment, our company began providing static guard services and patrolling services. In January 1968, our company began providing armored car services. In March 1971, our company began providing online security systems for businesses. In April 1984, our company began providing an online security system for households “Secom Home Security”, which is now its core business and accounts for two thirds of its company’s sales. Our company also launched new businesses, including Internet-related services (transferred in 2010) in May 1997, home care services in October 1998, and health care services (terminated in 2009) in October 2000. Our company made Kabushiki Kaisha SP Alarm Sado (currently, SECOM SADO CO., LTD.), which conducts security business in Sado County (currently, Sado City), Niigata Prefecture, our subsidiary in July 1992. Our company also made Kabushiki Kaisha Nikkei Dengyo (currently, SECOM TECHNO JOSHINETSU CO., LTD.), which conducts installation and maintenance of security equipment and electrical work, our subsidiary in December 1998. Our company listed on the TSE Second Section in February 2002. In January 2009, our subsidiary SECOM TECHNO JOSHINETSU CO., LTD. absorbed SECOM MAINTENANCE JOSHINETSU CO., LTD. In November 2010, our company acquired shares of Japan Security System Co., Ltd., which conducts security business in Saku area of Nagano Prefecture, and made it our subsidiary (liquidated in February 2014). In July 2017, our company made SECOM SADO CO., LTD. our wholly owned subsidiary. Our company has continued to grow based on our philosophy of “Contributing to society through ‘right work’ and ‘good work’”.

Main business activities of the group comprised our company and three consolidated subsidiaries (SECOM JASTIC JOSHINETSU CO., LTD., SECOM TECHNO JOSHINETSU CO., LTD., and SECOM SADO CO., LTD.) are the sale and installation of safety products and systems, mainly through the provision of online security systems in Niigata, Gunma, and Nagano prefectures.

In terms of the market environment surrounding our company, the security services market, which had reached 1 trillion JPY in 1990, has grown to 3.5 trillion JPY in 2019 with the spread of online security systems. However, with recent changes in the social environment, demands for higher quality and sophistication of security services, including manned as well as unmanned security management, and the use of IT such as smartphones, are increasing, and competition is expected to intensify further in the future. In addition, while problems such as a decline in the labor force due to rapid population decline and super-aging population have been pointed out, with the recent progress in work style reforms, in addition to expanding and strengthening tools to support security staff, our company believes it is necessary to further strengthen education and training for individual employees.

SECOM formulated the Vision for 2030 as above to clarify the direction of the SECOM Group, and the Vision for 2030 puts forward the ANSHIN Platform Concept as a social infrastructure, seeking to provide peace of mind to people in their everyday lives, as well as to society as a whole through integrating the business various technologies and knowledge of various partners who share SECOM’s mission, anchored in the relationship of trust that SECOM has cultivated with society. Also, the “SECOM Group Road Map 2022” set out in 2018 has accelerated the growth toward achieving the Vision for 2030, by clarifying that “technological advances” and “a declining labor force” are the prioritized issues to be addressed and continuously investing in system as well as human resources for organizing foundation for the future. Meanwhile, in light of the major shifts in the external environment as represented in the recent pandemic of COVID-19 and current situations of increasing uncertainty, SECOM came to consider that it is imperative for advancing the Vision for 2030 to make steady efforts to maintain the security service business constituting the core business of SECOM, and this led SECOM to the view that it would be desirable to establish a flexible relationship more than ever with our company centering on the security service business as SECOM does. As such, keeping in mind that security service is considered to become more and more socially significant, SECOM believes that making our company a wholly owned subsidiary will realize faster and more flexible management decisions made through integration of SECOM and our company, and concentrates necessary management resource on the security service business along with stronger coordination with our company, leading to achievement of the sustainable development and pursuing further enhancement of both companies’ corporate values.

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SECOM intends to achieve following synergy by making our company a wholly owned subsidiary of SECOM and improving coordination.

(i)	Enhancing competitiveness through fast and flexible decision-making and execution of management strategy

SECOM understands that the security industry is at the huge turning point to see new customers’ demands increase (e.g., security service, etc. combining digital technologies) toward post-COVID-19 and technological advance in areas such as digitalization and smartification.

Meanwhile, although SECOM and our company have been operating their business under the common corporate philosophy as the SECOM Group, the decision-making structure of the group including listed subsidiaries has become complicated due to separate management decision-making by the board of directors of respective company which attends to each shareholders’ interests.

In order to provide customers with the best services continuously in this security industry facing this turning point, SECOM considers that it is imperative to make decisions fast and execute management strategy with revision as appropriate at some time. By making our company a wholly owned subsidiary and simplifying the decision-making structure, quick and highly flexible decision making will be achieved without missing opportunity for profit and decisions, leading to prompt and smooth execution of management strategy.

By disseminating and instilling the new products and service across the country instantaneously, business development beneficial for both sides will be realized through quick implementation of planning and execution of operational strategy more than ever utilizing promotion know-how, channel, and customers’ data to be newly acquired from now on, eventually enhancing competitiveness of SECOM and our company.

(ii) Optimizing management resources including effective mobilization of human resources in connection with corporate functions, etc,

SECOM believes that, by providing our company with more support to management system, etc. and leveraging the corporate function of SECOM at maximum such as integration of corporate department, the SECOM Group including our company will be able to optimize the management resource and an environment will be created where our company will be able to better concentrate on business operation, and profitability will improve.

On top of that, after a series of transactions by SECOM to make our company a wholly owned subsidiary (the “Transaction”), it will become possible to provide opportunity for talent exchange to employees of our company if requested, within the SECOM Group including other companies thereunder in addition to SECOM.

(iii) Eliminating possibility of potential conflict of interests pertaining to the parent-child listing and reducing the burden such as costs to keep being listed

Under these current circumstances where each of SECOM and our company has operated each business independently as a listed company, it has required careful decision considering the interests of the minority shareholders of our company to utilize respective management resource due to potential conflict of interests such as necessity to deliberately consider the interests of the minority shareholders of our company in relation to the benefits from such utilization and objective fairness as a transaction. SECOM believes that, by resolving that issue, the coordination between SECOM and our company will be strengthened and the maximum interest of the group will be realized. Moreover, through our company ordinary shares going private by the Transaction, the burden of cost incurred to keep being listed will be reduced.

The followings are specific synergies that our company considers attainable through the Transaction:

(i) Enhancement of Competitiveness through Active Investment

Our company expects that the we will be able to meet clients’ needs that become more sophisticated as a result of changes in a social environment by considering and making with the SECOM Group (which includes our company), investment aimed to provide new products and services in the future or active investment into sales support systems and customer management systems designed for a new sales style which should be addressed by the SECOM Group to improve corporate value in the medium- to long-term and by reinforcing cooperation with the SECOM Group, and will contribute to improvement of its competitiveness.

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(ii) Further Reinforcement of Sharing of Information and Various Resources

While the SECOM Group including our company shares the company missions and management strategies, and provides the same brand and the same service, our company independently makes its own management decisions as a listed company, which causes certain failure of or delay in information sharing with SECOM. Our company expects that the Transaction will address such issue by making our company a wholly owned subsidiary of SECOM and enable improvement of efficiency through sharing of resources of back office and optimization of personnel allocation mainly through integration of corporate departments.

(iii) Establishment of Human Resources Base through Improvement of Personnel Development

Improvement of personnel development in our company is an urgent issue in the market environment surrounding our company and our company believes that investment into human resources is more and more necessary. Our company expects to be able to invest into personnel development more rapidly and actively than before as a result of execution of the Transaction by SECOM to establish a flexible and rapid decision-making system while making our company its wholly owned subsidiary and eliminating potential conflict of interest arising from listing of the parent and subsidiary companies.

Specifically, our company expects that the Transaction strengthens a cooperative system through improved personnel exchange between SECOM and our company and enables improvement of dispatch for training from our company group to SECOM, securing of diversity in core personnel of our company group and reinforce its human resources base by providing more opportunities to have practical experience in various jobs and regions.

(iv) Reduction of Listing Maintenance Cost and Relevant Work

Listed companies are required to have in place a more sophisticated system for maintaining their listing due to amendments to the Companies Act or revision of Corporate Governance Code every year. The work and cost burden to respond to these are increasing every year. Our company expects that the Transaction reduces the work and cost burden related to these by making our company a wholly owned subsidiary of SECOM and by going private.

(v) Investment into New Business Domains

Security services account for most of our company’s sales. Although our company had tried new business such as information business or health management business in the past, nursing care business is the only business of our company other than the security service business at present. Our company expects that the Transaction will enable our company to accelerate utilization and expansion of products and services provided in each business of the SECOM Group and provided by co-creation with new partners in business areas of our company through promotion of the vision of ANSHIN Platform Concept aimed for 2030 based on the security services which will be improved as a result of our company becoming a wholly owned subsidiary of SECOM.

Upon the closing of the Transaction and after becoming a wholly owned subsidiary of SECOM, our company will be able to avoid conflicts of interest between the SECOM Group and the minority shareholders of our company and restrictions to secure our company independence, and will be able to contribute to the improvement of the corporate value of the SECOM Group as a whole, including our company, over a medium- to long period of time by aligning with the SECOM Group perspectives of our company on achieving such medium- to long-term growth and by efficiently using management resources in a prompt and smooth manner.

Our company reached the conclusion that there is no problem in the use of shares in SECOM as the consideration in the Share Exchange from perspective of interest of our company’s shareholders because (i) it is considered to contribute to interest of our company’s shareholders that an opportunity for our company’s shareholders to receive monetary consideration at an early stage by tendering in the Tender Offer is secured while securing an option for the shareholders who do not tender in the Tender Offer to continue to enjoy the benefits from growth of the SECOM Group and synergies arising from the Transaction through acquisition by such shareholders of ordinary shares of SECOM as a result of the Share Exchange; and (ii) ordinary shares of SECOM can be traded on the TSE First Section and an opportunity for our shareholders who wish the Share Exchange to from time to time convert shares into cash is secured and thus, it is possible to secure the equal interest to cases where cash is used as the consideration by properly setting a share exchange ratio and no material difference arises in the interest of our shareholders compared with cases where cash is used as the consideration.

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Based upon understanding above, after going through consideration and discussion, both companies reached an agreement over various conditions including the allotment ratio pertaining to the Share Exchange. On August 6, 2021, the Share Exchange Agreement was executed pursuant to the resolutions in the respective meetings of board of directors to implement the Share Exchange.

2.	Outline of the content of the Share Exchange Agreement

The details of the Share Exchange Agreement that our company and SECOM executed on August 6, 2021 are as follows.

Share Exchange Agreement (Copy)

SECOM CO., LTD. (“SECOM”) and SECOM JOSHINETSU CO., LTD. (“SECOM JOSHINETSU”) execute a share exchange agreement (the “Agreement”) as of August 6, 2021 as follows.

Article 1   (Share Exchange)

SECOM and SECOM JOSHINETSU shall implement a share exchange to make SECOM a wholly owning parent company of SECOM JOSHINETSU and SECOM JOSHINETSU a wholly owned subsidiary of SECOM (the “Share Exchange”), and by the Share Exchange, SECOM shall acquire all outstanding shares of SECOM JOSHINETSU (excluding those held by SECOM, hereinafter the same).

Article 2   (Trade Name and Address of Parties)

The trade name and address of SECOM and SECOM JOSHINETSU are as follows.

(1)	SECOM (Wholly Owning Parent Company)

Trade Name: SECOM CO., LTD.

Address: 5-1, Jingumae 1-chome, Shibuya-ku, Tokyo

(2)	SECOM JOSHINETSU (Wholly Owned Subsidiary)

Trade Name: SECOM JOSHINETSU CO., LTD.

Address: 1-10, Shinkocho, Chuo-ku, Niigata

Article 3   (Shares Delivered upon the Share Exchange and Matters concerning Allotment thereof)

1.	Upon the Share Exchange, SECOM shall deliver to each SECOM JOSHINETSU shareholder as of the moment immediately before SECOM acquires all outstanding shares of SECOM JOSHINETSU (the “Base Time”) in the Share Exchange (the “Qualified Shareholders” provided that this refers to shareholders after the cancellation of SECOM JOSHINETSU’s treasury shares pursuant to Article 8 and excludes SECOM) the number of ordinary shares of SECOM as calculated by multiplying the amount of SECOM JOSHINETSU ordinary shares the Qualified Shareholders hold by 0.74 in exchange for SECOM JOSHINETSU ordinary shares.
2.	In the Share Exchange, SECOM shall allot its ordinary shares at a ratio of 0.74 SECOM ordinary shares to 1 SECOM JOSHINETSU ordinary share held by each Qualified Shareholder (the “Exchange Ratio”).
3.	If there are any fractions of less than 1 share in the amount of ordinary shares which SECOM shall allot to the Qualified Shareholders pursuant to preceding two paragraphs, SECOM shall treat such fractional shares in accordance with Article 234 of the Companies Act and other provisions in applicable laws and regulations.

Article 4 (Amount of Capital and Capital Reserve of Wholly Owning Parent Company)

The amounts of capital and capital reserve to be increased upon the Share Exchange shall be as follows:

(1)	Amount of Capital 0 JPY
(2)	Amount of Capital Reserve amount to be set forth separately by SECOM in accordance with Article 39 of the Regulation on Corporate Accounting
(3)	Amount of Earnings Reserve 0 JPY

Article 5   (Effective Date)

The date when the Share Exchange takes effect (the “Effective Date”) shall be November 1, 2021; provided that SECOM and SECOM JOSHINETSU may amend the Effective Date by agreement through discussion, if necessary for implementation of the Share Exchange or any other reasons.

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Article 6   (Approval by Shareholders Meeting)

1.	In accordance with Article 796, Paragraph 2 of the Companies Act, SECOM shall implement the Share Exchange without obtaining an approval of the shareholders meeting about the Agreement pursuant to Article 795, Paragraph 1 of the Companies Act; provided that SECOM shall request an approval of its shareholders meeting about the Agreement on or before the previous day of the Effective Date if such approval by its shareholders meeting turns out to be required for the Agreement pursuant to Article 796, Paragraph 3 of the Companies Act.
2.	SECOM JOSHINETSU shall request an approval of its shareholders meeting about the Agreement in an extraordinary meeting of shareholders to be held on September 27, 2021, pursuant to Article 783, Paragraph 1 of the Companies Act.
3.	SECOM and SECOM JOSHINETSU may amend the procedures set forth in the preceding two paragraphs by agreement through discussion, if necessary for implementation of the Share Exchange or any other reasons.

Article 7   (Administration of Company Assets)

During the period from the execution date of this Agreement until the Effective Date, SECOM and SECOM JOSHINETSU shall respectively perform its business and administer or manage all assets with care of a good manager, and cause each subsidiary to do the same. When a party takes any action which may have a material impact on its assets or rights and obligations, or on the implementation or the conditions of the Share Exchange, or causes anyone to do so, SECOM and SECOM JOSHINETSU shall discuss and agree on such action in advance to actually carry out it.

Article 8   (Cancellation of Treasury Shares)

At the Base Time, SECOM JOSHINETSU shall cancel all treasury shares (including treasury shares acquired by SECOM JOSHINETSU through share purchase pertaining to dissenting shareholders’ appraisal rights in accordance with Article 785, Paragraph 1 of the Companies Act exercised in connection with the Share Exchange) SECOM JOSHINETSU holds as of the Base Time by resolution of a board of directors meeting of SECOM JOSHINETSU to be held on or before the previous day of the Effective Date.

Article 9   (Distribution of Dividend)

1.	SECOM may distribute dividends to shareholders or registered pledgees of shares who are recorded or registered in the latest shareholder register as of September 30, 2021, with 90 JPY per share as a maximum amount.
2.	From the execution date of this Agreement and except where stated in the preceding paragraph, SECOM and SECOM JOSHINETSU shall not make a resolution to distribute dividends with a record date set on or before the Effective Date or to acquire treasury shares (except where required to acquire treasury shares in response to shareholders’ exercise of their rights pursuant to applicable laws and regulations) as of the date on or before the Effective Date.

Article 10  (Amendment of Share Exchange Conditions and Discontinuation of the Share Exchange)

During the period from the execution date of this Agreement until the Effective Date, SECOM and SECOM JOSHINETSU may, by agreement through consultation, amend the conditions of the Share Exchange or any other provisions of this Agreement, terminate this Agreement or discontinue the Share Exchange, if there occurs any material change to the status of assets or management of SECOM or SECOM JOSHINETSU; any event which may materially impact the appropriateness of the Share Exchange Ratio or hinder the implementation of the Share Exchange arises or is revealed, or there arise any other situations where it becomes quite difficult to achieve the objectives of this Agreement.

Article 11  (Effect of this Agreement)

This Agreement shall become ineffective, if (i) an approval of the shareholders meeting of SECOM is required pursuant to the provisions in proviso of Article 6, Paragraph 1, but no approval about this Agreement has been obtained by the resolution of shareholders meeting of SECOM no later than the previous day of the Effective Date; (ii) no approval about this Agreement has been obtained by the resolution of shareholders meeting of SECOM JOSHINETSU no later than the previous day of the Effective Date; or (iii) this Agreement is terminated or the Share Exchange is discontinued pursuant to the previous article.

Article 12  (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

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Article 13  (Jurisdiction)

Any and all disputes in connection with this Agreement shall be subject to the first and exclusive jurisdiction of the Tokyo District Court.

Article 14  (Good Faith Consultation)

SECOM and SECOM JOSHINETSU shall discuss and settle in good faith any matters not provided herein and any cases where doubt arises to interpretation of the provisions herein.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be prepared, and SECOM and SECOM JOSHINETSU shall retain one (1) copy each.

August 6, 2021

SECOM:	5-1, Jingumae 1-chome, Shibuya-ku, Tokyo SECOM CO., LTD. Ichiro Ozeki, President and Representative Director

[seal]

SECOM JOSHINETSU	1-10, Shinkocho, Chuo-ku, Niigata SECOM JOSHINETSU CO., LTD. Yoshinori Yamanaka, President and Representative Director

[seal]

3.	Matters concerning appropriateness of consideration for the Share Exchange
(1)	Matters concerning the total number of shares allotted and appropriateness of the allotment
(i)	Details of allotment of shares in the Share Exchange

	SECOM (wholly owning parent company in share exchange)	Our company (wholly owned subsidiary in share exchange)
Allotment ratio pertaining to the Share Exchange	1	0.74
Number of shares allotted by the Share Exchange	Ordinary shares of SECOM: 1,139,286 shares (tentative)

(Note 1)  Allotment ratio of shares

SECOM allots 0.74 ordinary shares per 1 ordinary share of our company. Provided that no shares will be allotted in the Share Exchange to ordinary shares of our company (11,325,244 shares as of August 6, 2021) that SECOM owns immediately before SECOM acquires all ordinary shares of our company (the “Base Time”) in the Share Exchange (excluding those of our company that SECOM owns).

The abovementioned allotment ratio pertaining to the Share Exchange is subject to change upon consultation between the companies, in case any material cause which may affect appropriateness of the allotment ratio arises or is revealed.

(Note 2)  Shares to be allotted by the Share Exchange

SECOM will allot ordinary shares of SECOM in the Share Exchange to the shareholders of our company (excluding SECOM) as of the Base Time as calculated based on the share exchange ratio above in return for ordinary shares of our company the shareholders own. Upon the allotment, SECOM will allot 1,139,286 treasury shares it owns and has no plan to issue new shares.

Since our company will resolve by the meeting of its board of directors to be held on or before the previous day of the effective date of the Share Exchange to cancel upon the Base Time all treasury shares our company holds as of the Base Time (including treasury shares acquired by our company through share purchase pertaining to dissenting shareholders’ appraisal rights in accordance with Article 785, Paragraph 1 of the Companies Act exercised in connection with the Share Exchange), the abovementioned number of shares allotted in the Share Exchange is calculated on the assumption that the cancellation is carried out. In the meantime, the abovementioned number of shares allotted in the Share Exchange is subject to change due to acquisition of treasury shares by our company or any other reasons.

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(Note 3) Treatment of shares constituting less than one unit (tangen miman kabushiki)

Although shares constituting less than one unit cannot be sold on the financial instruments exchange market, shareholders of our company who will hold SECOM shares constituting less than one unit (less than 100 shares) as a result of the Share Exchange may resort to the following programs with respect to such SECOM shares constituting less than one unit relating to SECOM ordinary shares on or after the effective date of the Share Exchange.

•      Buyback program of shares constituting less than one unit

This is based on Article 192, Paragraph 1 of the Companies Act, whereby shareholders who hold shares constituting less than one unit may request that SECOM purchase from them the shares constituting less than one unit that they hold.

•      Top-up program of shares constituting less than one unit

This is based on Article 194, Paragraph 1 of the Companies Act and Articles of Incorporation of SECOM, whereby shareholders who hold shares constituting less than one unit may request that SECOM sell them the number of SECOM shares that, together with the number of shares constituting less than one unit held by them, will constitute one unit, and allow them to purchase such shares.

(Note 4) Treatment of fractions less than one share

With respect to the shareholders of our company who will receive the allotment of any fraction less than one share of SECOM upon the Share Exchange, pursuant to Article 234 of the Companies Act and other relevant laws and regulations, SECOM will sell SECOM ordinary shares equivalent to the total number of such fractions (any fraction of less than one share in the total number will be rounded down), and the sale proceeds will be paid in cash to such shareholders of our company in proportion to such fractions they have.

(ii)	Basis for the content of the allocation concerning the Share Exchange
a.	Basis and reasons for the content of the allocation

SECOM appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”) in mid-February 2021 as its financial advisor and a third-party valuation organization as well as URYU & ITOGA in early March 2021 as its legal advisor being respectively independent from SECOM and our company, as well as Mr. Shingo Nozawa, Ms. Maiko Saito, Nozawa Corporation Co., Ltd., and Nozawa Creation Co., Ltd. which were supposed to execute a tender offer agreement respectively with SECOM (the “Prospective Shareholders”).

Our company, on March 30, 2021, appointed Nomura Securities Co., Ltd. (“Nomura Securities”) as its financial advisor and a third-party valuation organization as well as Anderson Mōri & Tomotsune as its legal advisor independent of SECOM, our company, and the Prospective Shareholders. Our company, by resolution at the board of directors meeting held on March 30, 2021, established a special committee (the “Special Committee”) consisting of three members, Mr. Rokuro Murayama (an independent outside director of our company, attorney at law), Ms. Masako Nakayama (an independent outside director of our company, President and Representative Director of KITAC CORPORATION) and Mr. Hiroshi Taguchi (an independent outside auditor (full-time auditor) of our company; a former Manager of Administrative and System Management of THE TAIKO BANK, LTD.). On this basis, SECOM and our company had been engaged in multiple discussions and consideration to further enhance the corporate value of both companies.

As a result, in the meetings of respective board of directors each held on May 28, 2021, SECOM and our company reached the conclusion that, as stated in “1. Reasons of implementing the Share Exchange” above, making our company a wholly owned subsidiary will realize faster and more flexible management decisions made through integration of SECOM and our company, and concentrates necessary management resource on the security service business along with stronger coordination with our company, leading to achievement of the sustainable development and pursuing further enhancement of both companies’ corporate values. Based on this conclusion, the companies respectively resolved that SECOM would implement the Tender Offer and our company would express its opinions in favor of the Tender Offer together with recommendation that all shareholders of our company would tender for the Tender Offer.

SECOM planned that it would make our company a wholly owned subsidiary as a result of share exchange after completion of the Tender Offer if SECOM failed to acquire all ordinary shares of our company, valuation of ordinary shares of our company to determine the consideration that shareholders of our company receive as a result of share exchange (ordinary shares of SECOM; provided that, if shareholders are to receive any fraction less than one share, cash will be distributed for such fraction pursuant to the Companies Act) would be the same price as the ordinary shares of our company in this Tender Offer (6,350 JPY per share; the “Tender Offer Price”), and the market share price method would be adopted for valuation of ordinary shares of SECOM by setting the preceding business day of the date executing the share exchange agreement pertaining to the Share Exchange as the base date. As such, SECOM intended to provide conditions which are not less advantageous to those who did not tender for the Tender Offer and receive ordinary shares of SECOM via the Share Exchange than to those who tendered in the Tender Offer.

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As SECOM failed to acquire all ordinary shares of our company as a result of the Tender Offer, after completion of the Tender Offer, each of SECOM and our company started discussion over the Share Exchange and carefully considered with referring to the valuation result of share exchange ratio submitted by respective third party valuation organization, and took into account conditions as well as the results of the Tender Offer launched prior to the Share Exchange, the level of market share price of SECOM ordinary share, and other various factors, before the companies had been engaged in multiple negotiations and discussions.

Specifically speaking, as stated in “(3)(i) Measures to ensure fairness” below, after deliberate discussion and consideration based on the valuation report for share exchange ratio submitted as of August 5, 2021 by SMBC Nikko Securities as the financial advisor and the third party valuation organization (the “Valuation Report for the Share Exchange (SMBC Nikko Securities)”), SECOM made a decision that allotment ratio pertaining to the Share Exchange (the “Share Exchange Ratio”) as described in “(1)(i) Details of allotment of shares in the Share Exchange” above is appropriate and does not hamper the interest of shareholders of SECOM and our company, thus leading to the conclusion that it is reasonable to implement the Share Exchange at the Share Exchange Ratio.

Meanwhile, as stated in “(3)(i) Measures to ensure fairness” and “(3)(ii) Measures to avoid conflicts of interest” below, our company deliberated and considered the conditions of the Share Exchange based on (a) the legal advice from Anderson Mōri & Tomotsune; (b) the valuation report for share exchange ratio submitted as of August 5, 2021 by Nomura Securities as the financial advisor and the third party valuation organization (the “Valuation Report for the Share Exchange (Nomura Securities)”); (c) the valuation report for share exchange ratio submitted as of August 5, 2021 via the Special Committee by PLUTUS CONSULTING CO., LTD. (“Plutus”) as the financial advisor and third-party valuation organization that the Special Committee independently appointed (the “Valuation Report for the Share Exchange (Plutus)”); (d) the report submitted as of August 5, 2021 by the Special Committee to the effect that the Share Exchange is not disadvantageous to our company’s minority shareholders, (the “Report”); and (e) other materials, along with necessity to consider fairness between shareholders of our company who tendered for this Tender Offer and shareholders who did not. Our company has considered the share exchange ratio in the Share Exchange Ratio by evaluating the price of our company’s ordinary share at the same price as the Tender Offer Price, and, as to the ordinary shares of SECOM, based upon Nomura Securities’ valuation by the market share price method setting the previous business day of the execution day of share exchange agreement pertaining to the Share Exchange as the base date. As a result, our company has reached the conclusion that it is reasonable to implement the Share Exchange at the Share Exchange Ratio, given that the Share Exchange Ratio is not more disadvantageous conditions to the minority shareholders of our company who will receive ordinary shares of SECOM as a result of the Share Exchange than conditions when they tender in the Tender Offer and the Share Exchange Ratio is at a reasonable level in light of the Valuation Report for the Share Exchange (Nomura Securities).

As such, each of SECOM and our company concluded that it is appropriate to carry out the Share Exchange with the Share Exchange Ratio. Accordingly, each company has resolved by the meeting of its board of directors held on August 6, 2021 and executed the Share Exchange Agreement as of the same date.

b.	Matters concerning the valuation
A.	Names of the valuation organizations and their relationships with both companies

SMBC Nikko Securities as the financial advisor and the third party valuation organization of SECOM does not fall under the related parties of SECOM and our company and does not have any material interest to be stated regarding the Share Exchange.

Nomura Securities as the financial advisor and the third party valuation organization of our company as well as Plutus as the financial advisor and the third party valuation organization independently appointed by the Special Committee does not fall under the related parties of SECOM and our company and does not have any material interest to be stated regarding the Share Exchange.

B.	Outline of the calculation

SMBC Nikko Securities, after analyzing the Tender Offer which had taken place prior to the Share Exchange, its various conditions, and its result, etc., conducted valuation of SECOM’s share, adopting the market share price method as SECOM is listed on the TSE First Section exchange and market price exists. For the market share price method, setting the base date on August 5, 2021, it adopted a simple average stock price of closing prices for the respective period of 1 month, 3 months, and 6 months in the TSE First Section.

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Also, for the valuation of our company’s ordinary share per share, SMBC Nikko Securities confirmed with our company that there had occurred no events which had had material effect on the financial situations and business forecast of our company, etc. on or after May 28, 2021 when the Tender Offer Price was determined and announced. Thereafter, as there occurred no events which may have materially affected the value of our company’s ordinary share per share, SMBC Nikko Securities adopted 6,350 JPY as a result of its valuation, which is identical to the Tender Offer Price (6,350 JPY per share).

The valuation result of the share exchange ratio is assessed as 0.71 ~ 0.76, on the assumption that the value of SECOM’s ordinary share per share is set at 1 based upon the valuation above.

In the share valuation of the share exchange ratio, SMBC Nikko Securities has assumed that the public information and all information provided by SECOM and our company are accurate and complete, and has not independently verified, nor owed an obligation to verify, the accuracy and completeness of such information. The assets or liabilities of SECOM and our company as well as their affiliates have not been independently evaluated, appraised or assessed, and have not been brought to appraisement or assessment by any third-party organization.

In the meantime, after analyzing the Tender Offer which had taken place prior to the Share Exchange, its various conditions, and its result, etc., Nomura Securities conducted valuation of SECOM’s share, adopting the average market share price method as SECOM is listed on the TSE First Section.

On the other hand, Nomura Securities conducted valuation of our company’s share, adopting (i) the average market share price method as our company is listed on the TSE Second Section, (ii) the comparable companies analysis method as there are multiple listed companies comparable to our company, which makes it possible to consider its share value through such comparison with similar companies, and (iii) the discounted cash flow method (the “DCF Method”) to reflect the future business operation on the valuation.

The valuation ranges are as follows on the assumption that the value of SECOM’s ordinary share per share is set at 1.

Adopted Method	Valuation range of share exchange ratio
Average market share price method	0.52 ~ 0.75
Comparable companies analysis method	0.45 ~ 0.71
DCF method	0.66 ~ 0.79

In the share valuation of the share exchange ratio, Nomura Securities has used the public information and all information provided by SECOM and our company on the assumption that these materials and information are accurate and complete, and has not independently verified the accuracy and completeness of such information. The assets or liabilities of SECOM and our company as well as their subsidiaries and affiliates (including contingent liabilities) have not been independently evaluated, appraised or assessed, including analysis and evaluation of individual assets and liabilities, and have not been brought to appraisement or assessment by any third-party organization. The valuation by Nomura Securities reflects information and economic conditions as of August 5, 2021. The financial forecast of our company is assumed to have been reasonably considered or prepared by the management of our company on the basis of the best and good faith forecasts and judgement available at this time.

Plutus, after analyzing the Tender Offer which had taken place prior to the Share Exchange, its various conditions, and its result, etc., conducted valuation of SECOM’s share based on the market share price method as SECOM is listed on the TSE First Section. For the market share price method, setting the base date on August 5, 2021, it adopted a simple average stock price of closing prices for the respective period of 1 month, 3 months, and 6 months in the TSE First Section. On the other hand, Plutus conducted valuation of our company’s share, adopting (i) the comparable companies analysis method as there are multiple listed companies comparable to our company, which makes it possible to consider its share value through such comparison with similar companies, and (ii) the DCF Method to reflect the future business operation on the valuation. Meanwhile, as spread of the share price of our company has been narrowed by the tender offer price and it is indicated that other information has not been reflected on the market share price as such, Plutus used the valuation result of the market share price method for the reference purposes, although it has adopted the method only for the period after the announcement of the Tender Offer in relation to our company. Below are the valuation results regarding the range of SECOM shares to be allotted for one share of our company in each valuation method.

Adopted Method		Valuation range of share exchange ratio
SECOM	Our company
Market share price method	Comparable companies analysis method	0.62～0.69
	DCF method	0.67～0.94

(Reference)

Adopted Method		Valuation range of share exchange ratio
SECOM	Our company
Market share price method	Market share price method	0.74～0.75

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In the valuation of the share exchange ratio, Plutus has used the public information and all information provided by SECOM and our company on the assumption that these materials and information are accurate and complete, and has not independently verified the accuracy and completeness of such information. The assets or liabilities of both companies as well as their affiliates (including derivatives, off-balance sheet asset, liabilities, and other contingent liabilities) have not been independently evaluated, appraised or assessed, including analysis and evaluation of individual assets and liabilities, and have not been brought to appraisement or assessment by any third-party organization. The valuation by Plutus reflects information and economic conditions as of August 5, 2021. The financial forecast of our company is assumed to have been reasonably considered or prepared on the basis of the best and good faith forecasts and judgement available at that time. On the other hand, substantial increase or decrease in the profit are not expected in the financial forecast of our company on which Plutus premised for the valuation in the DCF method.

(2)	Reasons why SECOM shares were selected as consideration for share exchange

The reasons SECOM and our company selected SECOM’s ordinary shares as consideration for the Share Exchange is to provide shareholders of our company with opportunities to receive monetary consideration at an early stage by selling our company’s shares they own in the Tender Offer, while securing an option for the shareholders who did not tender in the Tender Offer to continue to enjoy the benefits from growth of the SECOM Group and synergies arising from the Transaction through acquisition by such shareholders of ordinary shares of SECOM as a result of the Share Exchange.

Our company considers the abovementioned decision appropriate, as ordinary shares of SECOM are traded on the TSE First Section and an opportunity for shareholders of our company who wish from time to time to convert shares into cash is secured on or after the effective date of the Share Exchange; and all shareholders of our company are expected to enjoy synergies arising from the Share Exchange.

As a result of the Share Exchange, upon arrival of the effective date (November 1, 2021), our company becomes a wholly owned subsidiary of SECOM, and the ordinary shares of our company will be delisted as of October 28, 2021 (the last trading day will be October 27, 2021). Although the ordinary shares of our company cannot be traded in the TSE Second Section after being delisted, the shareholders of our company (except for SECOM) will be allotted the ordinary shares of SECOM in accordance with the Share Exchange Agreement, as stated in “(1)(i) Details of allotment of shares in the Share Exchange” above. Even after the ordinary shares of our company are delisted, the ordinary shares of SECOM which will be allotted to the shareholders of our company (except for SECOM) as a result of the Share Exchange will continue to be listed on the TSE First Section and can be traded thereon after the effective date of the Share Exchange. Therefore, while shares constituting less than one unit may be allotted to the shareholders of our company who will be allotted the ordinary shares of SECOM no less than 100 shares, which is the unit shares, as a result of the Share Exchange depending on the number of shares it holds, shares no less than one unit can be still traded on the TSE First Section and it ensures liquidity of shares.

On the other hand, the shareholders of our company who will be allotted the ordinary shares of SECOM less than 100 shares will be shareholders of SECOM holding shares less than one unit. Although shares constituting less than one unit cannot be traded on the TSE First Section, shareholders of our company holding such shares less than one unit may use buyback program of shares constituting less than one unit and top-up program of shares constituting less than one unit if they wish to do so. For details, please see “(Note 3) Treatment of shares constituting less than one unit (tangen miman kabushiki)” of “(1)(i). Details of allotment of shares in the Share Exchange” above.

In addition, for details of treatment of fractions less than one share, please see “(Note 4) Treatment of fractions less than one share” of “(1)(i). Details of allotment of shares in the Share Exchange” above.

The shareholders of our company may trade the ordinary shares of our company they hold as usual in the TSE Second Section until the last trading day scheduled on October 27, 2021, and exercise rights set forth under the Companies Act and other regulations as appropriate.

(3)	Matters to be taken care of not to impair the interest of our company’s shareholders
(i)	Measures to ensure fairness

Since SECOM already holding 11,325,244 ordinary shares of our company (ownership ratio: 88.03%) makes our company its wholly owned subsidiary through the Share Exchange, SECOM determined that it needs to ensure fairness of the Share Exchange. SECOM and our company have taken following measures to ensure fairness of the share exchange ratio in the Share Exchange.

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a.	Obtaining valuation reports from the independent valuation organizations

SECOM obtained the Valuation Report for the Share Exchange (SMBC Nikko Securities) as of August 5, 2021 from SMBC Nikko Securities as its financial advisor and third-party valuation organization. Please see “B, Outline of the calculation” in “(1)(ii)b. Matters concerning the valuation” above for the outline of the report. Meanwhile, SECOM has not obtained a fairness opinion from SMBC Nikko Securities on the reasonableness of the Share Exchange Ratio.

On the other hand, our company obtained the Valuation Report for the Share Exchange (Nomura Securities) as of August 5, 2021 from Nomura Securities as its financial advisor and third-party valuation organization. Please see “B, Outline of the calculation” in “(1)(ii)b. Matters concerning the valuation” above for the outline of the report. Meanwhile, our company has not obtained a fairness opinion from Nomura Securities on the fairness of the Share Exchange Ratio.

Moreover, the Special Committee obtained the Valuation Report for the Share Exchange (Plutus) as of August 5, 2021 from Plutus as its independent financial advisor and third-party valuation organization. Please see “B, Outline of the calculation” in “(1)(ii)b. Matters concerning the valuation” above for the outline of the report. Meanwhile, the Special Committee has not obtained a fairness opinion from Plutus on the fairness of the Share Exchange Ratio.

b.	Advice from independent law firms

SECOM has obtained advice on the implementation of due diligence and on the legal aspect of method and procedures for the Share Exchange and decision making by the board of directors from URYU & ITOGA as its legal advisor for the Share Exchange.

On the other hand, our company has obtained advice on the implementation of due diligence and on the legal aspect of method and procedures for the Share Exchange and decision making by the board of directors from Anderson Mōri & Tomotsune as its legal advisor for the Share Exchange.

Furthermore, the Special Committee has obtained advice on the legal aspect of method and procedures for the Share Exchange and decision making by the board of directors from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office), as its independent legal advisor for the Share Exchange.

In the meantime, URYU & ITOGA, Anderson Mōri & Tomotsune, and Mr. Akito Takahashi are independent from SECOM, our company, and the Prospective Shareholders, and do not hold any material interest in either company.

(ii)	Measures to avoid conflicts of interest

Since SECOM already holding 11,325,244 ordinary shares of our company (ownership ratio: 88.03%) makes our company its wholly owned subsidiary through the Share Exchange, our company has implemented following measures in order to avoid the conflict of interest in connection with the Share Exchange.

a.	Establishment of a special committee in our company

As stated in “(1)(ii)a. Basis and reasons for the content of the allocation” above, our company established the Special Committee independent from SECOM, our company, and the Prospective Shareholders. Our company consulted with the Special Committee as to whether: (i) the purpose of the Transaction is reasonable (including whether the Transaction will contribute to enhancement of our company’s corporate value); (ii) the appropriateness of the terms and conditions of the Transaction (including the method of the implementation of the Transaction, the Tender Offer Price and the type of consideration of the Transaction) has been ensured; (iii) interest of our company’s minority shareholders is duly respected through fair procedures in the Transaction, (iv) other than (i) through (iii) above, the Transaction is not considered to be disadvantageous to our company’s minority shareholders; and (v) board of directors of our company should express an opinion in support of the Tender Offer and to recommend our company’s shareholders to tender their shares in the Tender Offer. In addition, when establishing the Special Committee, the board of directors of our company resolved that the Special Committee shall be a panel independent from the board of directors of our company, and the board of directors of our company should respect the Special Committee’s opinions to the fullest extent in making decisions regarding the Transaction, and if the Special Committee determines that the Transaction is not appropriate, the board of directors of our company should not decide on the implementation of the Transaction, and that while our company proceeds with negotiations with SECOM on the terms and other matters of the Transaction, our company shall report the status of such negotiations to the Special Committee at proper timings and shall ask for its opinion, instructions and requests in a material phase. Also, the board of directors of our company further resolved to grant to the Special Committee the authority to appoint its lawyer, valuation organization, certified public accountant or other advisors as it deems necessary at the expense of our company, and the authority to conduct investigation pertaining to its duties (including to ask questions to officers or employees of our company who are related to the Transaction, or to our company’s advisors involved in the Transaction as to the matters necessary for the committee’s duties, and to request explanations or advice from them) at the expense of our company. In accordance with the said authorization, on March 30, 2021, the Special Committee has appointed Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama) as its own legal advisor and Plutus as its own financial advisor and third-party valuation organization.

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The Special Committee carefully discussed and reviewed the advisory matters mentioned above by referring to legal advice received from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) and advice of Plutus from a financial perspective as well as the share valuation report pertaining to the valuation result of our company shares submitted by Plutus on May 27, 2021. As a result, our company received a written report dated May 28, 2021 (the “May Report”) to the effect that the Special Committee believes that (I) the purpose of the Transaction is found to be reasonable (the Transaction will contribute to enhancement of our company’s corporate value); (II) the appropriateness of the terms of the Transaction (including the method of implementation of the Transaction, the Tender Offer Price and the type of consideration for the Transaction) has been ensured; (III) sufficient consideration has been given to the interests of our company’s minority shareholders through fair procedures in the Transaction; (IV) other than (I) through (III) above, the Transaction is not considered to be disadvantageous to the minority shareholders of our company; and (V) based on (I) through (IV) above, at present, it is reasonable for the board of directors of our company to express an opinion in support of the Tender Offer and to recommend that our company’s shareholders tender their shares in the Tender Offer, and that it is not disadvantageous to the minority shareholders of our company.

Upon consideration of the Share Exchange, our company also consulted with the Special Committee whether (I) the purpose of the Share Exchange is found to be reasonable (including whether the Share Exchange will contribute to enhancement of our company’s corporate value); (II) the appropriateness of the terms of the Share Exchange (including the Share Exchange Ratio) has been ensured; (III) sufficient consideration has been given to the interests of our company’s minority shareholders through fair procedures in the Share Exchange; and (IV) other than (I) through (III) above, the Share Exchange is not considered to be disadvantageous to the minority shareholders of our company (the “Advisory Matters”).

After completion of the Tender Offer, meetings of the Special Committee were held 4 times in total during the period from July 15, 2021 to August 5, 2021. The Special Committee reviewed measures to be taken to ensure fairness of the procedure in the Share Exchange by referring to legal advice received from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) and views heard from Anderson Mōri & Tomotsune. Additionally, the Special Committee was briefed by Plutus and Nomura Securities about the reasons why each adopted the valuation method for the share exchange ratio in the Share Exchange, valuation results of each method, and material conditions precedent. Through questions and answers as well as review and discussions of these matters, it confirmed the reasonableness thereof. Furthermore, in order to make sure that there exist no issues which materially hinder the implementation of the Transaction including the Share Exchange, at the end of May 2021, Anderson Mōri & Tomotsune and Grant Thornton Yamada & Partners conducted due diligence of SECOM and the results were reported to our company and the Special Committee. Upon completion of the Tender Offer, in the middle of July 2021, Anderson Mōri & Tomotsune and Grant Thornton Yamada & Partners conducted additional due diligence of SECOM and the result was reported to our company and the Special Committee. Based upon those processes, after receiving reports about negotiation status with SECOM and gathering information about the Share Exchange through the secretariat of our company and each advisor, etc., the Special Committee approved the negotiation policy including the share exchange ratio based on its review and consideration thereof. Thereafter, by giving instructions or making requests, it took part in the negotiation with SECOM for the share exchange ratio.

In this context, the Special Committee has deliberated on the Advisory Matters. As a result, it submitted the Report dated August 5, 2021, based on unanimous approval of the committee members, to the board of directors of our company to the effect that the Share Exchange is not disadvantageous to our company’s minority shareholders, given that (i) the purpose of the Share Exchange is found to be reasonable (the Share Exchange will contribute to enhancement of our company’s corporate value); (ii) the appropriateness of the transaction terms of the Share Exchange (including the Share Exchange Ratio) has been ensured; (iii) sufficient consideration has been given to the interests of the our company’s minority shareholders through fair procedures in the Share Exchange; and (iv). other than (i) through (iii) above, the Share Exchange is not disadvantageous to our company’s minority shareholders.

b.	Establishment of a Structure for Independent Review by our company

Our company established an internal structure to review, negotiate and make decisions on the Transaction from a standpoint independent from SECOM and Prospective Shareholders with a view to eliminating the issue of structural conflicts of interest.

To be specific, from a viewpoint of eliminating the issue of structural conflicts of interest, since March 24, 2021, when our company received the initial proposal (the “Initial Proposal”) from SECOM indicating that it would like to start considering making our company a wholly owned subsidiary of SECOM, our company has excluded the officers and employees of our company who are serving as officers or employees of companies of the SECOM Group other than our company (such officers and employees include Mr. Yoshinori Yamanaka, the President and Representative Director of our company, Mr. Kosaku Sogabe, a director of our company, and Mr. Yasuhiro Tsuji, an auditor of our company) and Mr. Shingo Nozawa, the Chairman and Representative Director of our company who planned to execute the tender offer agreement with SECOM, from the process of negotiation between our company and SECOM on the terms of the Transaction, including the Tender Offer Price.

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Since Mr. Yoshinori Yamanaka, the President and Representative Director of our company, is concurrently serving as a full-time executive officer of SECOM, our company has transferred the authority to represent our company in all of the acts concerning the Transaction from him to Mr. Koji Shimotori, a full-time director of our company, who does not serve as an officer or employee of any companies of the SECOM Group other than our company in accordance with our company’s articles of incorporation and our company’s internal rules as well as the resolution of the Board of Directors. Since our company usually prepares the business plan for the next fiscal year in around February every year, Mr. Yoshinori Yamanaka and Mr. Kosaku Sogabe were involved in the preparation of the business plan for the fiscal year ending March 2022 (the “Business Plan”), which is included in the business plan on which valuation of the our company shares by SECOM, Nomura Securities and Plutus was premised, as a part of their yearly duties of the preparation before March 24, 2021, when our company received the Initial Proposal. However, since March 24, 2021, when our company received the Initial Proposal, our company reviewed the business plan for the fiscal year ending March 2022 again under the internal review system excluding officers and employees of our company who are also serving as officers or employees of companies of the SECOM Group other than our company (including Mr. Yoshinori Yamanaka and Mr. Kosaku Sogabe). Among the directors of our company, three directors, Mr. Shingo Nozawa, the Chairman and Representative Director of our company, Mr. Yoshinori Yamanaka, the President and Representative Director of our company and Mr. Kosaku Sogabe, a director of our company, were excluded from the deliberation at the board of directors meeting held on April 15, 2021, and the remaining five directors unanimously adopted the resolution to approve the business plan for the fiscal year ending March 2022 after deliberation. The officers and employees of our company who are serving as officers or employees of companies of the SECOM Group other than our company and Mr. Shingo Nozawa, the Chairman and Representative Director of our company are not involved in the preparation of business plans for the fiscal year ending March 2023 through the fiscal year ending March 2026, which are included in the Business Plan. Among the directors of our company, Mr. Yoshinori Yamanaka, the President and Representative Director, Mr. Shingo Nozawa, the Chairman and Representative Director and Mr. Kosaku Sogabe, a director, and among the auditors of our company, Mr. Yasuhiro Tsuji, an auditor are not involved in our company’s decision making in relation to the Transaction (including the approval of the Business Plan) with a view to eliminating the possibility of the decision making being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information.

Taking the measures above into consideration, the Special Committee has admitted that the internal system for review of the Transaction established by our company (including the scope and duties of the officers and employees of our company who are involved in the review, negotiations and determination regarding the Transaction) is based on advice of Anderson Mōri & Tomotsune, and that there is no problem in its independence and fairness.

c.	Approval of all directors of our company without conflicts of interest and opinion of non-objection of all auditors free from conflicts of interest

As stated in “(1)(ii)a. Basis and reasons for content of the allocation” above, after discussing and deliberating various conditions relating to the Share Exchange with taking into account the Valuation Report for the Share Exchange (Nomura Securities), Valuation Report for the Share Exchange (Plutus), and the Report, all directors of our company who participated in discussion and resolution has unanimously resolved to implement the Share Exchange in the board of directors of our company held on August 6, 2021. Additionally, all auditors except for Mr. Yasuhiro Tsuji stated that they had no objections to the adoption of the above resolution.

In light of the fact that, among the eight directors of our company, Mr. Shingo Nozawa, the Chairman and Representative Director has executed the tender offer agreement pertaining to the Tender Offer with SECOM, and that Mr. Yoshinori Yamanaka, the President and Representative Director and Mr. Kosaku Sogabe, one of our company’s directors are concurrently serving as employees (including executive officers) of SECOM, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the board of directors meetings being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, these three directors were excluded from the deliberation at the abovementioned board of directors meeting, and the remaining five directors unanimously adopted the abovementioned resolution after deliberation. Among the four auditors of our company, three auditors attended the abovementioned board of directors meeting and all of the three auditors stated that they had no objections to the adoption of the above resolution. As Mr. Yasuhiro Tsuji, an auditor of our company is concurrently serving as an employee (including executive officers) of SECOM, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the board of directors meetings being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, he has not attended the abovementioned board of directors meeting and has refrained from expressing his opinion.

18

Among the directors of our company, Mr. Yoshinori Yamanaka, the President and Representative Director, Mr. Kosaku Sogabe, one of our company’s directors, and Mr. Yasuhiro Tsuji, one of our company’s auditors, have not participated in the deliberation and resolution at the abovementioned board of directors meeting held on August 6, 2021, and have also not participated in the discussions and negotiations with SECOM with respect to the Transaction as the representatives of our company, from the viewpoint of eliminating the possibility of being tainted by the issue of structural conflicts of interest in the Transaction and the issue of inequality in available information.

(4)	Matters concerning appropriateness of the amount of capital and capital reserve of SECOM which will become a wholly owning parent company in share exchange

The amounts of capital and capital reserve of SECOM which will increase as a result of the Share Exchange are as follows. Our company considers the following amount of capital and capital reserve reasonable, since they not only accord with the Regulation on Corporate Accounting and accounting practices that are generally accepted as fair but also match the capital policy of SECOM.

Amount of capital:	0 JPY
Amount of capital reserve:	amount to be set forth separately by SECOM in accordance with Article 39 of the Regulation on Corporate Accounting
Amount of Earnings Reserve	0 JPY

4.	Information of reference pertaining to consideration of exchange
(1)	Provisions in the Articles of Incorporation of SECOM

The Articles of Incorporation of SECOM is posted on our company’s website (https://www.secom-joshinetsu.co.jp/ir/index4.html) pursuant to laws and regulations and Article 17 of our company’s Articles of Incorporation.

(2)	Matters concerning conversion of the consideration of exchange into cash
(i)	Market for trading the consideration of exchange

SECOM’s shares are traded on the TSE First Section.

(ii)	Persons providing intermediary, brokerage or agency services for trading of the consideration of shares

The intermediary, brokerage or agency services for trading of the shares of SECOM are provided by financial instruments business operators (securities companies, etc.) across Japan.

(iii)	Details of the restrictions on transfer or other forms of disposal of the consideration of exchange

Not applicable

(3)	Particulars of the market price of the consideration of exchange

The average closing prices of the shares of SECOM on the TSE First Section in the last 1 month, 3 months and 6 months from the previous business day of the day when the execution of the Share Exchange Agreement was announced (August 6, 2021) are 8,402 JPY, 8,572 JPY and 8,931 JPY.

Also, the latest market price, etc. of the shares of SECOM are available at the website, etc. of Tokyo Stock Exchange (https://www.jpx.co.jp/).

(4)	Contents of SECOM’s balance sheets for each of the last five business years

Details are omitted herein, since SECOM has submitted its annual securities report every business year pursuant to the provisions of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

5.	Matters concerning the appropriateness of the provisions on stock acquisition rights relating to the Share Exchange

There are no applicable matters, since our company has not issued any stock acquisition rights.

6.	Matters concerning financial statements, etc.

19

(1)	Contents of financial statements, etc. of SECOM for its latest business year

Contents of financial statements, etc. of SECOM for its latest business year (FY ending March 31, 2021) are posted on our website (https://www.secom-joshinetsu.co.jp/ir/index4.html) in accordance with the provisions of laws and regulations as well as Article 17 of our company’s Articles of Incorporation.

(2)	Disposal of important property, burden of major obligations, or any other event that has material impact on the status of company property occurring after the last day of the latest business year of SECOM and our company
(i)	Our company
a.	Our company resolved by the meeting of its board of directors on August 6, 2021 to implement a share exchange in which SECOM will become a wholly owning parent company in share exchange and our company will become a wholly owned subsidiary in share exchange, and executed the Share Exchange Agreement on the same day. The details of the Share Exchange Agreement are as stated in “2. Outline of the content of the Share Exchange Agreement”.
b.	Our company resolved by the meeting of its board of directors on May 28, 2021 to express its opinions in favor of the Tender Offer together with recommendation that all shareholders of our company would tender for the Tender Offer.
c.	Our company will cancel at the Base Time all treasury shares our company holds as of the Base Time (including treasury shares acquired by our company through share purchase pertaining to dissenting shareholders’ appraisal rights in accordance with Article 785, Paragraph 1 of the Companies Act exercised in connection with the Share Exchange) by resolution of the meeting of its board of directors to be held on or before the previous day of the effective date of the Share Exchange.
d.	Our company resolved by the annual shareholders meeting on June 23, 2021 to distribute its dividends of surplus and the dividends were paid on June 24, 2021, as follows:
Base date	March 31, 2021
Dividends per share	64 JPY
Total amount of dividends	823,348,544 JPY
Effective date	June 24, 2021
Source of dividends	Retained earnings
e.	Our company resolved by the meeting of its board of directors on May 28, 2021 to revise the dividend forecast for the fiscal year ending March 31, 2022 and to not pay the interim and year-end dividends for such period, subject to the completion of the Tender Offer.

(ii)	SECOM
a.	SECOM resolved by the meeting of its board of directors on August 6, 2021 to implement a share exchange in which SECOM will become a wholly owning parent company in share exchange and our company will become a wholly owned subsidiary in share exchange, and executed the Share Exchange Agreement on the same day. The details of the Share Exchange Agreement are as stated in “2. Outline of the content of the Share Exchange Agreement”.
b.	In order to make our company a wholly owned subsidiary, SECOM has implemented the Tender Offer from May 31, 2021 to July 9, 2021. As a result, SECOM owns 11,325,244 ordinary shares of our company (ownership ratio: 88.03%).

[End of document]

20

Matters Disclosed on the Internet

for

Notice of Convocation of the Extraordinary Meeting of Shareholders

Secom Co., Ltd.

Article of Incorporation

Pursuant to provisions of laws and regulations and Article 17 of the Articles of Incorporation of the Company, this information is deemed to have been made available to our shareholders by posting it on the Company’s website on the Internet.

SECOM JOSHINESTU CO.,LTD.

ARTICLES OF INCORPORATION

SECOM CO., LTD.

(TRANSRATION)

ARTICLES OF INCORPORATION

OF

SECOM CO., LTD.

CHAPTER I.

GENERAL PROVISIONS

Article 1. (Corporate Name)

The Company shall be called SECOM Kabushiki Kaisha. (In English, it shall be written as SECOM CO., LTD.)

Article 2. (Business Purpose)

The purpose of the Company shall be to engage in the following business:

1.	Business relating to contracting to provide security protection and ensuring such protection;
2.	Business relating to inspection, guidance, advice and publishing concerning security protection and safety;
3.	Business relating to development, manufacture, leasing, sales and operation of equipment, devices, security systems etc., related to prevention of crimes and fire, protection from disasters, emergency aid and safety;
4.	Business of escorted transportation of cash and valuables, and ground transportation business for such purpose;
5.	Business relating to contracting for management and security of buildings, facilities and vehicles, and maintenance and repair thereof;
6.	Business of designing, administrating, executing and maintaining of electric installation work, telecommunications installation work, construction work, fire extinguishing facilities work and other works;

7.	Business relating to information processing, data base and other information services, and loans;
8.	Business relating to telecommunications and broadcasting;
9.	Business relating to investigation, research, consulting and guidance in business management;
10.	Business relating to solicitation of life insurance and non-life insurance agency services;
11.	Business relating to development, manufacture, leasing, and sales of appliances for education, medical treatment and health;
12.	Business relating to nursing services and home care services outside of hospital, and management of pharmacies;
13.	Business relating to development, manufacture, leasing, and sales of water purification and gas exhaust filtering equipment;
14.	Business relating to the management of hotels, food and beverage establishments, sports facilities as well as rest centers and other welfare facilities, and business related to travel;
15.	Business relating to sales and purchasing, rental, brokering, and management of real estate;
16.	Business relating to aerial surveying and mapping services;
17.	Business relating to mail-order;
18.	The processing, planning, and sale of agricultural products and the industrial production and sales of plants for medical or edible purpose;
19.	Banking agent business;
20.	Business relating to serving household matters and house cleaning; and
21.	Any and all business incidental or related to the foregoing items.

Article 3. (Location of Head Office)

The head office of the Company shall be located in Shibuya-ku, Tokyo.

Article 4. (Method of Giving Public Notice)

Public notices of the Company shall be placed electronically. Provided, however, that if the Company is unable to place an electronic public notice due to an accident or any other unavoidable reason, public notices shall be placed in the Nihon Keizai Shimbun.

CHAPTER II

SHARES

Article 5. (Total Number of Shares to be Issued)

The total number of shares that the Company may issue shall be nine hundred million shares (900,000,000 shares).

Article 6 (Purchase of Own Shares)

In accordance with Article 165, Paragraph 2 of the Companies Act, the Company may purchase its own shares upon resolution of the Board of Directors through market transactions, etc.

Article 7. (Number of Shares per Unit)

The number of shares of the Company per one unit shall be one hundred shares (100 shares).

Article 8. (Additional Purchase of Shares Constituting Less Than One Unit)

The shareholders may request the Company to sell them the number of shares that together with those shares constituting less than one unit already held shall constitute one full unit in accordance with the Share Handling Regulations.

Article 9. (Rights of Holders of Shares Constituting Less Than One Unit)

Shareholders of the Company shall not be entitled to exercise any rights with respect to the shares constituting less than one unit held by them, except for the following rights:

1.	Rights enumerated in each item of Article 189, Paragraph 2 of the Companies Act;
2.	Rights to make a request in accordance with the provisions of Article 166, Paragraph 1 of the Companies Act;
3.	Rights to receive the allotment of offered shares and offered stock acquisition rights, in proportion to the number of shares held by shareholders;
4.	Rights to make a demand provided for in the preceding Article.

Article 10. (Handling of Matters relating to Shares)

Matters concerning the handling of shares and charges therefore and procedure, etc. for exercise of rights of shareholders shall be governed by the Share Handling Regulations to be established by the Board of Directors, in addition to laws and regulations, or the Articles of Incorporation.

Article 11. (Administrator of Shareholders’ Register)

The Company shall have an administrator of the shareholders’ register.

2.	The administrator of the shareholders’ register and the place of business shall be determined by resolution of the Board of Directors and a public notice therefor shall be given.
3.	Preparation and maintenance of the shareholders’ register and the register of stock acquisition rights of the Company, and other business relating to the shareholders’ resister and the register of stock acquisition rights shall be handled by the administrator of the shareholders’ register and the Company shall not handle any of such business directly.

CHAPTER III.

GENERAL MEETINGS OF SHAREHOLDERS

Article 12. (Time to Convene General Meeting of Shareholders)

The ordinary general meeting of shareholders of the Company shall be convened in June each year and an extraordinary general meeting of shareholders shall be convened at any time when necessary.

Article 13. (Record Date for Ordinary General Meeting of Shareholders)

The record date for an ordinary general meeting of shareholders of the Company shall be March 31 of each year.

Article 14. (Person to Convene General Meetings)

Except as otherwise provided by laws and regulations, the general meeting of shareholders shall be convened by the Chairman and Director or the President and Director by a resolution of the Board of Directors.

2.	When the Chairman and Director and the President and Director are prevented from so acting, one of the other Directors selected in accordance with the order of priority previously determined by a resolution of the Board of Directors shall take his/her place.

Article 15. (Chairman of General Meeting of Shareholders)

Either the Chairman and Director or the President and Director previously determined by a resolution of the Board of Directors shall act as chairman at the general meeting of shareholders.

2.	If the Chairman and Director and the President and Director are prevented from so acting, one of the other Directors selected in accordance with the order of priority previously determined by a resolution of the Board of Directors shall take his/her place.

Article 16. (Disclosure of Reference Materials for General Meeting of Shareholders via the Internet and Deemed Furnished)

When convening a general meeting of shareholders, the Company may, in a manner using the Internet pursuant to Ministry of Justice Ordinances, disclose information concerning matters required to be described or presented in the reference materials of the general meeting of shareholders, business reports, financial statements and consolidated financial statements and deem such information furnished to shareholders.

Article 17. (Resolution)

Except as otherwise provided by laws and regulations or the Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority affirmative vote of the shareholders having voting rights exercisable and present thereat.

2.	Resolutions provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of shareholders present and exercisable at the general meeting of shareholders, of which a quorum shall be the presence of shareholders with not less than one-third (1/3) of the voting rights exercisable at such meeting.

Article 18. (Exercise of Voting Rights by Proxy)

A shareholder may exercise his/her voting rights by a proxy who is another shareholder holding a voting right of the Company.

2.	In the case of the preceding paragraph, a shareholder or a proxy must submit to the Company a written document certifying his/her power of representation at each general meeting of shareholders.

Article 19. (Minutes of General Meetings)

Minutes of a general meeting of shareholders shall be described or recorded the proceedings and the results thereof and matters as otherwise provided for in laws and regulations.

CHAPTER IV.

DIRECTORS AND BOARD OF DIRECTORS

Article 20. (Establishment of the Board of Directors)

The Company shall establish the Board of Directors.

Article 21. (Number of Directors)

The Company shall have not more than twenty (20) Directors.

Article 22. (Election of Directors)

Directors shall be elected by resolution of the general meeting of shareholders.

2.	Resolution for election of Directors shall be adopted by a majority affirmative vote of the shareholders present at the general meeting of shareholders, a quorum of which shall be the presence of shareholders with not less than one-third (1/3) of the voting rights exercisable at such meeting.
3.	Resolution for election of Directors shall not be adopted by cumulative voting.

Article 23. (Term of Office of Directors)

The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held with respect to the closing of the last business term that falls within one (1) year after their election.

Article 24. (Representative Directors and Directors with Special Titles)

The Board of Directors shall elect Representative Directors by its resolution.

2.	The Board of Directors shall, by its resolution, appoint one (1) President and Director. In addition to the foregoing, the Board of Directors may appoint one (1) Chairman and Director and one (1) or more Executive Vice Chairmen and Directors, Executive Vice Presidents and Directors, Senior Executive Directors and Executive Directors.

Article 25. (Remuneration to Directors)

The remuneration, bonus, and other proprietary interests received by Directors from the Company as a consideration of their duties (hereinafter referred to as “Remuneration, Etc.”) shall be determined by resolution of the general meeting of shareholders.

Article 26. (Person to Convene Meetings of the Board of Directors)

Unless otherwise provided for by laws and regulations, the Chairman and Director or the President and Director shall convene meetings of the Board of Directors.

2.	When the Chairman and Director and the President and Director are unable to act, one of the other Directors selected in accordance with the order of priority previously determined by a resolution of the Board of Directors shall take his/her place.

Article 27. (Notice for Convening the Board of Directors’ Meeting)

Notice of a meeting of the Board of Directors shall be given to each Director and each Audit & Supervisory Board Member at least three (3) days prior to the date set for such meeting of the Board of Directors; provided, however, that if the consent of all the Directors and Audit & Supervisory Board Members is obtained, the meetings of the Board of Directors may be convened without any procedure for convocation.

Article 28. (Chairman of the Board of Directors)

The Chairman and Director or the President and Director shall act as the chairman at meetings of the Board of Directors.

2.	When the Chairman and Director and the President and Director are unable to act as the chairman, one of the other Directors selected in accordance with the order of priority previously determined by a resolution of the Board of Directors shall take his/her place.

Article 29. (Resolutions of the Board of Directors)

Resolutions of a meeting of the Board of Directors shall be adopted by a majority affirmative vote of the Directors entitled to participate in a resolution and present thereat, of which a quorum shall be the presence of a majority of Directors then in office.

Article 30. (Alternatives for Resolution of the Board of Directors)

The Company may deem that a resolution of the Board of Directors is adopted, if all of the Directors consent in writing or by electromagnetic record to matters to be resolved upon; however, the foregoing shall not be applicable if Audit & Supervisory Board Member(s) dissent(s) thereto.

Article 31. (Minutes of Meetings)

The substance of proceedings at a meeting of the Board of Directors and the results thereof and matters provided for in laws and regulations shall be described or recorded in the minutes of the meeting, which shall bear the names and seals or electronic signatures of the Directors and Audit & Supervisory Board Members present at the meeting.

Article 32. (Contracts for Limitation of Liability with Outside Director)

The Company may, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, enter into an agreement with Outside Director to limit liabilities to compensate damages provided for in Article 423, Paragraph 1 of the Companies Act; provided, however, that the maximum of the amount of compensation liable under the agreement shall be the amount provided for in the laws and regulations.

CHAPTER V.

AUDIT & SUPERVISORY BOARD MEMBERS

AND

AUDIT & SUPERVISORY BOARD

Article 33. (Establishment of Audit & Supervisory Board Members and Audit & Supervisory Board)

The Company shall establish Audit & Supervisory Board Members and the Audit & Supervisory Board.

Article 34. (Number of Audit & Supervisory Board Members)

The Company shall have not more than five (5) Audit & Supervisory Board Members.

Article 35. (Election of Audit & Supervisory Board Members)

Audit & Supervisory Board Members shall be elected by resolution of the general meeting of shareholders.

2.	Resolution for election of Audit & Supervisory Board Members shall be adopted by a majority affirmative vote of the shareholders present at the general meeting of shareholders, a quorum of which shall be the presence of shareholders with not less than one-third (1/3) of the voting rights exercisable at such meeting.

Article 36. (Terms of Office of Audit & Supervisory Board Members)

The term of office of Audit & Supervisory Board Members shall expire at the close of the ordinary general meeting of shareholders held with respect to the last business term that falls within four (4) years after their election.

2.	The term of office of any Audit & Supervisory Board Member elected to fill a vacancy of office of Audit & Supervisory Board Member who resigns prior to the expiration of the terms of office shall expire at the expiration of the terms of office of the Audit & Supervisory Board Member so resigned.

Article 37. (Full-time Audit & Supervisory Board Members)

The Audit & Supervisory Board shall elect full-time Audit & Supervisory Board Members among Audit & Supervisory Board Members.

Article 38. (Remuneration, Etc. for Audit & Supervisory Board Members)

The Remuneration, Etc. for Audit & Supervisory Board Members shall be determined by a resolution of a general meeting of shareholders.

Article 39. (Notice for Convening the Audit & Supervisory Board’s Meeting)

Notice of a meeting of the Audit & Supervisory Board shall be given to each Audit & Supervisory Board Member at least three (3) days prior to the date set for such meeting; provided, however, that if the consent of all Audit & Supervisory Board Members is obtained, meetings of the Audit & Supervisory Board may be convened without any procedure for convocation.

Article 40. (Resolutions of the Audit & Supervisory Board)

Resolutions of meetings of the Audit & Supervisory Board, except as otherwise provided for in laws and regulations, shall be adopted by a majority affirmative vote of the Audit & Supervisory Board Members.

Article 41. (Minutes of Meetings)

The substance of proceedings at a meeting of the Audit & Supervisory Board and the results thereof and matters provided for in laws and regulations shall be described or recorded in the minutes of the meeting, which shall bear the electronic signatures or names and seals of the Audit & Supervisory Board Members present at the meeting.

Article 42. (Contracts for Limitation of Liability with Outside Audit & Supervisory Board Members)

The Company may, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, enter into an agreement with Outside Audit & Supervisory Board Member to limit liabilities to compensate damages provided for in Article 423, Paragraph 1 of the Companies Act; provided, however, that the maximum of the amount of compensation liable under the agreement shall be the amount provided for in the laws and regulations.

CHAPTER VI.

ACCOUNTING AUDITOR

Article 43. (Establishment of Accounting Auditor)

The Company shall establish Accounting Auditor.

Article 44. (Election of Accounting Auditor)

Accounting Auditor shall be elected by resolution of a general meeting of shareholders.

Article 45. (Term of Office of Accounting Auditor)

The term of office of Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders held with respect to the closing of the last business term that falls within one (1) year after Accounting Auditor’s election.

2.	Except as otherwise resolved at the general meeting of shareholders referred to in the preceding paragraph, an Accounting Auditor shall be deemed to have been re-elected at such general meeting of shareholders.

Article 46. (Remuneration, Etc. for Accounting Auditor)

Representative Director(s) shall determine Remuneration, Etc. for Accounting Auditor upon obtaining consent of the Audit & Supervisory Board.

CHAPTER VII.

ACCOUNTS

Article 47. (Business Year)

The business year of the Company shall be one (1) year commencing from April 1 each year to March 31 of the following year.

Article 48. (Record Date for Distribution of Surplus)

The record date of the Company for distribution of year-end dividend shall be on March 31 each year.

2.	In addition to the foregoing, the Company may decide on the record date to distribute dividends from retained earnings.

Article 49. (Interim Dividends)

The Company may distribute interim dividends on 30 September set as the record date in accordance with resolution of the Board of Directors.

Article 50. (Prescription Period of Dividends)

In the event that dividends are paid in cash, the Company shall be exempted from the obligation of the payment of dividends to shareholders if such dividends remain unreceived for three (3) full years from the date of commencement of the payment thereof.

2.	No interest shall accrue on unpaid dividends.

Matters Disclosed on the Internet
for
Notice of Convocation of the
Extraordinary Meeting of
Shareholders

Contents of Financial Statements, etc. of the Latest

Fiscal Year

Secom Co., Ltd.

(From April 1, 2020 to March 31, 2021)

Pursuant to provisions of laws and regulations and Article 17 of the Articles of Incorporation of the Company, this information is deemed to have been made available to our shareholders by posting it on the Company’s website on the Internet.

SECOM JOSHINESTU CO., LTD.

[Attached Documents]

Business Report (Fiscal Year Ended March 31, 2021)

I.	Outline of the Group’s Business
1.	The Current Business Development and Results of Operations

During the fiscal year ended March 31, 2021 (“the current fiscal year”), the Japanese economy remained challenging with a significant decline in corporate earnings due to COVID-19, and required continual attention to the trends of the infectious disease in Japan and overseas as well as the effects of fluctuations in the financial and capital markets. With the resume of social and economic activities, while measures are taken to prevent the spread of infections, the economy has shown some signs of recovery owing to the effects of various policies and improvements in overseas economies.

Under these circumstances, we have been actively working to implement initiatives to achieve the SECOM Group’s Vision for 2030, formulated with an aim to establish the “Social System Industry,” which delivers safety and peace of mind, as well as makes life more comfortable and convenient, and the SECOM Group Road Map 2022, in which we clarified what we should do now to achieve the vision.

Dealing with COVID-19, we provided products and services that contribute to preventing the spread of infections. In July 2020, we launched a thermal camera integrated with a tablet device, which can measure face surface temperatures despite wearing face masks. Responding to the needs for teleworking, we started to offer SECOM Anshin Telework via USB Remote Device in August, a service that allows employees to securely access to their companies’ IT systems from their private PCs. In order to further accelerate overseas businesses by promoting business operations in new potential markets such as growing wealthy and middle-classes in Asia, we acquired 100% outstanding shares of three security services providers under Johnson Controls International PLC (headquartered in Cork, Ireland) in Malaysia in September 2020, in Singapore in October, and in Hong Kong in February 2021, making each a subsidiary. In March 2021, we revamped COCO-SECOM, a mobile security system for outdoor use, with a newly invented function that links to a smartphone app and improves convenience for a variety of purposes including business and home use. In the period under review, we continued to provide meticulous and seamless services through various initiatives to satisfy the increasingly diversified and sophisticated needs of our customers for their safety and peace of mind.

As a result, consolidated revenue for the current fiscal year decreased by 2.3% to 1,035.8 billion yen compared with the previous fiscal year, and consolidated operating profit decreased by 4.2% to 136.9 billion yen, largely attributable to the

[English Translation]
21

effect of COVID-19. Consolidated ordinary profit decreased by 8.2% to 138.9 billion yen, mainly due to the recognition of net losses of 3.5 billion yen on private equity investment in the U.S. etc., compared with net gains of 2.0 billion yen in the previous fiscal year, in non-operating income/expenses. Consolidated net income attributable to owners of the parent decreased by 16.2% to 74.6 billion yen, mainly attributable to the recognition of amortization of goodwill of 5.6 billion yen and net losses of 2.9 billion yen on sales of investment securities in subsidiaries and affiliates in extraordinary losses.

(Millions of Yen)

	Revenue	Operating profit	Operating profit	Net income attributable to owners of the parent
Current fiscal year (FY2020)	1,035,898	136,925	138,990	74,681
Previous fiscal year (FY2019)	1,060,070	142,858	151,356	89,080

By business segment, in the security services segment, we provided customers chiefly with centralized monitoring services (on-line security systems) for commercial and residential clients, as well as static guard services, armored car services and merchandises.

For our commercial security services, we worked to expand the sales of System Security AZ, an all-in-one system that accommodates a variety of functions that benefit customers’ business operations, including security and fire protection, as well as work efficiency solutions such as employee attendance management. In response to the increasingly diverse needs for video surveillance, we offered SECOM IP Camera System and SECOM Cloud Video Surveillance, which can be integrated with AZ and flexibly respond to a wide range of requests regardless of the scale of facilities, with the extensive lineup of surveillance cameras and cloud capability.

For our residential security services, in addition to responding to security and fire protection needs, we improved the functions of SECOM Home Security NEO, a flexible system suited to modern lifestyles that can expand its services by linking with various devices, and have made continuous efforts to market it. Also, we provided Mago-channel with SECOM, a service that enables discreet monitoring of parents whom children have difficulties of visiting during the COVID-19 calamity.

Outside Japan, we promoted our “SECOM-style” security services, characterized by its emergency response services, mainly in economically developing areas, such as People’s Republic of China and Southeast Asia. We accelerated efforts to develop and introduce security systems adapted to local market while

[English Translation]
22

advancing initiatives for digital transformation of on-line security systems by incorporating latest technologies.

As a result, revenue decreased by 1.4% to 561.5 billion yen, mainly due to the decreases in sales of merchandise and revenue from installation largely affected by COVID-19, despite the brisk sales of on-line security systems for commercial and residential use. Operating profit decreased by 2.2% to 113.3 billion yen.

In the fire protection services segment, we provided a broad range of fire protection systems such as high-quality fire alarm systems and fire extinguishing systems along with customers’ needs to a wide variety of facilities such as office buildings, production facilities, tunnels, cultural properties, ships and residences. In the current fiscal year, two major fire protection companies, Nohmi Bosai Ltd. and Nittan Co., Ltd., promoted various fire protection systems based on each company’s business infrastructure and product development expertise.

Revenue decreased by 6.4% to 142.6 billion yen, mainly attributable to the effect of COVID-19 and the inclusion of large projects in the previous fiscal year. Operating profit decreased by 28.5% to 12.9 billion yen, chiefly owing to the concentration of projects with high profitability in the previous fiscal year.

In the medical services segment, we provided various medical services such as our core home medical services, including home nursing services and pharmaceutical dispensing and home delivery services, operation of residences for seniors, sales of electronic medical report systems, sales of medical equipment and pharmaceutical products, personal care services, and the leasing of real estate for medical institutions.

Revenue decreased by 6.0% to 71.6 billion yen, mainly due to the decreases in sales of medical equipment and drugs largely affected by COVID-19 and in revenue in Takshasila Hospitals Operating Pvt. Ltd., a general hospital operating company in India. Operating profit decreased by 25.2% to 4.1 billion yen.

In the insurance services segment, we expanded marketing efforts for our unique non-life insurance offerings, including Security Discount Fire Policy for commercial facilities that offers discounts on premiums to customers who have installed on-line security systems, recognizing such systems as a risk-mitigating factor; SECOM Anshin My Home, the comprehensive fire insurance policy for residences that offers a variety of compensation plans and discount policies; MEDCOM, an unrestricted cancer treatment policy that offers compensation of actual cost of medical treatment; and SECOM Anshin My Car, a comprehensive automobile insurance policy that offers on-site support services provided by our emergency response personnel in the event of an accident.

Revenue increased by 4.6% to 49.4 billion yen, mainly due to the firm increase in sales of MEDCOM, an unrestricted cancer treatment policy, and automobile insurance policy provided by Secom General Insurance Co., Ltd. Operating profit decreased by 51.5% to 0.7 billion yen, chiefly owing to the effect of major

[English Translation]
23

disasters including the Typhoon No.10 and the Heavy Rain Event of July 2020.

In the geospatial information services segment, we collected geographic data from aerial photography, vehicle/ground surveying systems and satellite images, and provided the geospatial data services, by integrating, processing, and analyzing the geographic data, to domestic national and local governmental agencies, private sectors, and foreign governmental agencies including emerging and developing countries.

Revenue increased by 1.6% to 54.8 billion yen, chiefly owing to the rise in revenue from domestic public-sector customers, with the increase in surveying services using airborne laser. Operating profit increased by 31.8% to 4.7 billion yen, attributable to the rise in revenue from domestic public-sector customers and the improvement in cost ratio as a result of the enhanced production efficiency, as well as the decrease in selling, general and administrative expenses due to the business optimization efforts in the international division and changes in sales procedures utilizing remote environments.

In the BPO and ICT services segment, our distinctive portfolio includes business continuity planning (BCP) support, teleworking support, information security services and a variety of cloud-based services centering on the data centers as well as BPO related services including operation of contact center services.

Revenue increased by 10.7% to 112.0 billion yen, chiefly owing to the increase in revenue in TMJ, Inc., a provider of BPO services including contact centers and back office services, and data center business. Operating profit increased by 19.5% to 11.8 billion yen.

Real estate and other services segment comprises real estate leasing and construction and installation services.

Revenue decreased by 26.7% to 43.7 billion yen, chiefly owing to the effect of the exclusion of the consolidated subsidiary, Secom Home Life Co., Ltd., from the scope of consolidation, due to the transfer of all of the issued shares in December 2020. Operating profit decreased by 7.0% to 5.5 billion yen.

[English Translation]
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Results by Business Segment (60th Fiscal Year – current fiscal year)

(Millions of Yen)

Business segment	Revenue			Operating
	Customers	Intersegment	Total	profit
Security services	561,531	11,553	573,084	113,331
Fire protection services	142,660	3,277	145,938	12,972
Medical services	71,624	206	71,831	4,104
Insurance services	49,491	3,087	52,579	793
Geospatial information services	54,821	207	55,029	4,716
BPO and ICT services	112,025	9,580	121,606	11,805
Real estate and other services	43,742	1,093	44,835	5,558
Total	1,035,898	29,006	1,064,904	153,282
Eliminations and corporate items	-	(29,006)	(29,006)	(16,356)
Consolidated revenue	1,035,898	-	1,035,898	136,925

With respect to the results by geographical segments, in Japan, revenue decreased by 1.9% to YEN 991.7 billion. Overseas revenue decreased by 10.3% to YEN 44.1 billion.

[English Translation]
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2.	Issues the Group Has to Cope with

The circumstances surrounding the SECOM Group pose certain social challenges to be addressed, including the declining birthrate and aging population, manpower reduction, and rapidly-changing lifestyles due to technological innovation. With these circumstances in mind, the SECOM Group considers technological advances and a declining labor force as priority issues, and promotes the following efforts to find solutions to these challenges:

(1)	Capitalizing on advanced technologies and expertise

Amid ongoing technological evolution, we will proactively collect and deploy information on advanced technologies and know-how, in order to achieve the creation of added value, the improvement of service quality, etc., through the effective use of digitalization and cutting-edge technologies. Based on these efforts, we will work diligently to create products and services in Japan and overseas that fuse advanced technologies with human capability.

(2)	Domestic businesses (Increasing the competitiveness of our services and products)

For domestic businesses, we will improve our competitiveness by boosting the qualities and functionality of our services and products for commercial clients, and also focus on further cultivating individual consumer markets, through the provision of new services, including care for seniors. We will make best use of the business resources of the SECOM Group, in order to offer high value-added services that meet diversified customer needs, thereby aiming to establish a society that enjoys “safety, peace of mind, comfort and convenience.”

(3)	Strengthening overseas businesses

For overseas businesses, we will proactively adopt cutting-edge technologies and strengthen our business development with increasing security needs in mind, including business planning and product development targeted at overseas local markets suitable for local needs, in addition to services for large-scale properties. Furthermore, we will promote active local hiring, and improve the quality of services in overseas operations by fortifying education and training.

(4)	Improving operating efficiency and quality

As part of efforts to address the manpower reduction resulting from the decreasing labor force population, we will promote operational efficiency through system investments to improve functionalities, thereby improving productivity, profitability, and service quality. At the same time, we will review operational processes and internal operational procedures to promote cost reduction.

(5)	Securing human resources that will increase competitiveness

[English Translation]
26

Due to the decreasing labor force population, securing talented human resources represents a challenge. The SECOM Group will set up efforts to recruit talented human resources including individuals with IT skills or the ability to function in global business environments, and promote education, training, etc., to develop existing employees and improve their abilities to adapt to change. We will also accelerate organizational strategies to strengthen growing sectors, including the reallocation of human resources, as well as efforts to improve the SECOM Group’s competitiveness.

(6)	Strengthening compliance and governance systems

In promoting the efforts described above, securing and maintaining customer trust through compliance with laws and the spirit of the law, is one of the most important management issues for the SECOM Group, which aims to provide “safety and peace of mind.” The SECOM Group has been making efforts to further strengthen its compliance system, based on SECOM’s Philosophy, which has been passed down since the establishment of the business. It has also been working to ensure business management that gives consideration to stakeholders through the development of the governance system.

We look forward to the support from our shareholders in these and all of our endeavors.

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27

3.	Capital Expenditures

Capital expenditures for the current fiscal year totaled YEN 59.4 billion (a breakdown is given below). A major portion was for system investments (including those for security equipment and control stations) etc. in the security services segment, which totaled to YEN 38.9 billion.

(Millions of Yen)

Business segment	Amount
Security services	38,982
Fire protection services	4,982
Medical services	1,308
Insurance services	2,100
Geospatial information services	2,052
BPO and ICT services	6,879
Real estate and other services	3,508
Subtotal	59,814
Eliminations and corporate items	(330)
Total	59,484

4.	Fund Raising

During the current fiscal year, no funds were raised by the Group in capital markets through the issuance of corporate bonds or new shares.

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5.	Trends in Earnings and Assets of the Group

(Millions of Yen except for net income per share)

Fiscal years Category	57th fiscal year (4/1/2017– 3/31/2018)	58th fiscal year (4/1/2018– 3/31/2019)	59th fiscal year (4/1/2019– 3/31/2020)	60th fiscal year (current fiscal year) (4/1/2020– 3/31/2021)
Revenue	970,624	1,013,823	1,060,070	1,035,898
Operating profit	135,448	130,213	142,858	136,925
Ordinary profit	144,318	144,889	151,356	138,990
Net income attributable to owners of the parent	86,993	92,009	89,080	74,681
Net income per share (Yen)	398.58	421.56	408.14	342.17
Return on Equity	9.4%	9.4%	8.8%	7.1%
Total assets	1,715,123	1,765,105	1,815,121	1,864,179
Net assets	1,081,213	1,125,954	1,172,494	1,229,824

(Note)

Since the 58th fiscal year, we have applied “Partial Amendments to Accounting Standard for Tax Effect Accounting” (ASBJ Statement No.28, February 16, 2018). Total assets shown for the 57th fiscal year are after retroactive application of this Standard.

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6.	Trends in Earnings and Assets of the Company

(Millions of Yen except for net income per share)

Fiscal years Category	57th fiscal year (4/1/2017– 3/31/2018)	58th fiscal year (4/1/2018– 3/31/2019)	59th fiscal year (4/1/2019– 3/31/2020)	60th fiscal year (current fiscal year) (4/1/2020– 3/31/2021)
Revenue	387,881	394,181	398,929	394,389
Operating profit	78,168	76,833	76,877	75,541
Ordinary profit	91,083	88,972	90,538	89,301
Net income	67,692	74,016	65,808	59,960
Net income per share (Yen)	310.15	339.12	301.51	274.72
Return on Equity	9.3%	9.6%	8.2%	7.3%
Total assets	884,045	921,472	947,194	971,493
Net assets	748,988	785,801	812,878	838,562

(Note)

Since the 58th fiscal year, we have applied “Partial Amendments to Accounting Standard for Tax Effect Accounting” (ASBJ Statement No.28, February 16, 2018). Total assets shown for the 57th fiscal year are after retroactive application of this Standard.

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7.	Matters Concerning Principal Subsidiaries
Company name	Issued capital	Percentage of ownership (Percentage of voting rights)	Principal business activities
Secom Joshinetsu Co., Ltd.	(Millions of Yen) 3,530	(%) 53.42 (54.56)	Security and safety services
Asahi Security Co., Ltd.	(Millions of Yen) 100	(%) 100.00 (100.00)	Cash collection and delivery services
Nohmi Bosai Ltd.	(Millions of Yen) 13,302	(%) 50.36 (50.71)	Comprehensive fire protection services
Nittan Co., Ltd	(Millions of Yen) 2,302	(%) 100.00 (100.00)	Comprehensive fire protection services
Secom Medical System Co., Ltd.	(Millions of Yen) 100	(%) 100.00 (100.00)	Home medical services and remote image diagnosis support services
Secom General Insurance Co., Ltd.	(Millions of Yen) 16,808	(%) 97.11 (97.82)	Non-life insurance
Pasco Corporation	(Millions of Yen) 8,758	(%) 69.84 (72.17)	Surveying, measuring and geospatial information system services
Secom Trust Systems Co., Ltd.	(Millions of Yen) 1,468	(%) 100.00 (100.00)	Information security services and software development
At Tokyo Corporation	(Millions of Yen) 13,378	(%) 50.88 (50.88)	Data center business
TMJ, Inc.	(Millions of Yen) 100	(%) 100.00 (100.00)	BPO business including contact center business
The Westec Security Group, Inc.	(US$) 301	(%) 100.00 (100.00)	Holding company in the U.S.
Secom Plc	(Thousands of UK Pounds) 44,126	(%) 100.00 (100.00)	Security business in the U.K.

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(Notes)

1.	The percentages of ownership (percentages of voting rights) are truncated to two decimal places.
2.	The percentages of ownership (percentages of voting rights) for Secom Joshinetsu Co., Ltd. and Nohmi Bosai Ltd. include those owned by the Company’s subsidiaries.
3.	The Company transferred all of the issued shares of Secom Home Life Co., Ltd. as of 22 December, 2020. Accordingly it is no more a subsidiary of the Company.
8.	Principal Business of the Group

The Group consists of the Company, 165 consolidated subsidiaries and 16 affiliated companies accounted for under the equity method. The principal business activities of the Group are as follows: Security Services centering on contracted security services; Fire Protection Services centering on comprehensive fire protection services; Medical Services focusing on home medical services and management of residences for seniors; Insurance Services consisting mainly of non-life insurance; Geospatial Information Services that mainly entails the provision of surveying and measuring operations; BPO and ICT Services centering on information security services, large-scale anti-disaster operations, datacenter and BPO business; and Real Estate and Other Services centering on real estate leasing and construction and installation services and other services.

9.	Principal Offices of the Group
(i)	Headquarters of the Company: 5-1, Jingumae 1-chome, Shibuya-ku, Tokyo
(ii)	Regional Headquarters:
Hokkaido (Sapporo City), Tohoku (Sendai City), West Kanto (Saitama City), East Kanto (Chiba City), Tokyo (Minato-ku, Tokyo), Metropolitan Static Guard Service (Shibuya-ku, Tokyo), Metropolitan Armored Car Service (Shibuya-ku, Tokyo), Kanagawa (Yokohama City), Shizuoka (Shizuoka City), Chubu (Nagoya City), Kinki (Kyoto City), Osaka (Osaka City), Hyogo (Kobe City), Chugoku (Hiroshima City), Shikoku (Takamatsu City), Kyushu (Fukuoka City).
(iii)	Domestic Subsidiaries:
Secom Joshinetsu Co., Ltd. (Niigata City), Asahi Security Co., Ltd. (Minato- ku, Tokyo), Nohmi Bosai Ltd. (Chiyoda-ku, Tokyo), Nittan Co., Ltd. (Shibuya-ku, Tokyo), Secom Medical System Co., Ltd. (Shibuya-ku, Tokyo), Secom General Insurance Co., Ltd. (Chiyoda-ku, Tokyo), Pasco Corporation (Meguro-ku, Tokyo), Secom Trust Systems Co., Ltd. (Shibuya-ku, Tokyo), At Tokyo Corporation (Koto-ku, Tokyo), TMJ, Inc. (Shinjuku-ku, Tokyo), Arai & Co., Ltd. (Shibuya-ku, Tokyo).
(iv)	Overseas Subsidiaries: The Westec Security Group, Inc. (Dover, Delaware, USA), Secom Plc (Kenley, Surrey, UK), Secom (China) Co., Ltd. (Beijing, China).

[English Translation]
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10.	Matters Concerning Employees of the Group and the Company
(1)	Matters Concerning Employees of the Group
Number of employees	Increase from the end of the previous fiscal year
59,436	1,032

(2)	Matters Concerning Employees of the Company
Number of employees	Increase from the end of the previous fiscal year	Average age	Average years of service
16,290	137	43.2	16.8

 (Note)

The number of employees refers to the number of full-time employees.

11.	Principal Lenders

(Millions of Yen)

Lenders	Balance
MUFG Bank, Ltd.	11,726
Mizuho Bank, Ltd.	8,292
Sumitomo Mitsui Banking Corp.	5,002
Resona Bank Ltd.	3,049

12.	Other Important Matters Concerning the Group

There is no matter applicable.

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II.	Matters Concerning the Company’s Shares and Shareholders
1.	Total Number of Shares to be Issued:	900,000,000
2.	Total Number of Issued Shares: (including 15,034,565 shares of treasury stock held by the Company)	233,295,926
3.	Number of Shareholders at the End of the Fiscal Year:	21,739
4.	Number of Shares Constituting a Unit of Shares:	100 shares
5.	Major Shareholders (Top 10)

Name of Shareholders	Number of shares held (Thousands of Shares)	Percentage of ownership (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	36,082	16.53
Custody Bank of Japan, Ltd. (Trust Account)	16,969	7.77
JP MORGAN CHASE BANK 380055	9,358	4.28
STATE STREET BANK AND TRUST COMPANY 505223	5,453	2.49
Custody Bank of Japan, Ltd. (Trust Account 7)	4,870	2.23
STATE STREET BANK WEST CLIENT-TREATY 505234	4,321	1.98
Makoto Iida	4,242	1.94
Secom Science and Technology Foundation	4,025	1.84
Custody Bank of Japan, Ltd. (Investment Trust Account)	3,291	1.50
STATE STREET BANK AND TRUST COMPANY 505103	2,996	1.37

(Note)

Although the Company holds treasury stock of 15,034,565 shares, it is not included in the table above. The percentage of ownership is calculated on the basis of the total number of shares outstanding excluding treasury stock. The percentage of ownership is truncated to two decimal places.

6.	Shares Granted to Officers of the Company for Their Business Execution during Current Fiscal Year
	Number of shares	Number of Grantees
Directors (excluding Outside Directors)	1,928	7

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III.	Directors and Audit & Supervisory Board Members
1.	Names and Titles of Directors and Audit & Supervisory Board Members

(As of March 31, 2021)

Position	Name	Field of responsibility and important position of other organization concurrently assumed
Director	Makoto Iida	Supreme Advisor
Chairman and Representative Director	Yasuo Nakayama	Executive Officer Chairman, All Japan Security Association
President and Representative Director	Ichiro Ozeki	Executive Officer
Senior Executive Director	Yasuyuki Yoshida	Executive Officer (in charge of planning administration, group companies supervisor and risk control)
Executive Director	Tatsuro Fuse	Executive Officer (head of corporate communication & marketing division) Chairman and Director of Secom Medical System Co., Ltd.
Director	Tatsuya Izumida	Executive Officer (in charge of BPO and ICT)
Director	Tatsushi Kurihara	Executive Officer (head of general affairs & human resources division)
Director	Takaharu Hirose	Chairman and Representative Director of Monitas, Inc.
Director	Hirobumi Kawano	Outside Audit & Supervisory Board Member of San-Ai Oil Co., Ltd.
Director	Hajime Watanabe	President and Representative Director of Watanabe Pipe Co., Ltd.
Director	Miri Hara	Representative Certified Public Tax Accountant of Tax Corporation Yokohama Benten Accounting, Inc.

[English Translation]
35

Position	Name	Field of responsibility and important position of other organization concurrently assumed
Audit & Supervisory Board Member	Takayuki Ito	Full-time Audit & Supervisory Board Member
Audit & Supervisory Board Member	Koji Kato	Full-time Audit & Supervisory Board Member
Audit & Supervisory Board Member	Hideki Kato	Outside Director of SMBC Nikko Securities Inc.
Audit & Supervisory Board Member	Makoto Yasuda	President and Representative Director of Yasuda Makoto & Co., Ltd.,
Audit & Supervisory Board Member	Setsuo Tanaka	Representative Director of Public Interest Incorporated Foundation Japan Police Support Association Representative Director of Public Interest Incorporated Foundation Japan Police Scholarship Association

 (Notes)

1.	Messrs. Takaharu Hirose, Hirobumi Kawano, Hajime Watanabe and Ms. Miri Hara are Outside Directors as stipulated in Article 2, Item 15 of the Companies Act.
2.	Messrs. Hideki Kato, Makoto Yasuda and Setsuo Tanaka are Outside Audit & Supervisory Board Members as stipulated in Article 2, Item 16 of the Companies Act.
3.	The Audit & Supervisory Board Member, Mr. Takayuki Ito has long-term experience working at a financial institution and has considerable knowledge of finance and accounting matters.
4.	There are no particular interests between the Company and other corporations employing Outside Director, Messrs. Takaharu Hirose, Hirobumi Kawano, Hajime Watanabe and Ms. Miri Hara.
5.	There are no particular interests between the Company and other corporations employing Outside Audit & Supervisory Board Member, Messrs. Hideki Kato and Makoto Yasuda.
6.	The Company made donation to two foundations which Outside Audit & Supervisory Board Member Mr. Setsuo Tanaka concurrently assumes positions. However, the amounts of donation were less than 10 million yen, respectively. Moreover, both of foundations are certified as designated public interest corporations to contribute to promote public interest so that it is unlikely that independency between both foundations and the Company, also between him and the Company would be suspicious, nor conflict of interest as to ordinary shareholders would be endangered.
7.	The notice of Outside Directors, Messrs. Takaharu Hirose, Hirobumi Kawano, Hajime Watanabe and Ms. Miri Hara being independent officers was submitted to Tokyo Stock Exchange, Inc.
8.	The notice of Outside Audit & Supervisory Board Members, Messrs. Hideki Kato, Makoto Yasuda and Setsuo Tanaka being independent officers was submitted to Tokyo Stock Exchange, Inc.
9.	Change in important position of other organization concurrently assumed by Director Ms. Miri Hara has assumed the office of Director at the 59th Ordinary General Meeting of the Shareholders held on June 26, 2020.
10.	Changes in post of Audit & Supervisory Board Members during the current fiscal year

Audit & Supervisory Board Member, Mr. Makoto Yasuda resigned from Outside Director of Sanwa Holdings Corporation as of June 24, 2020.

[English Translation]
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<Reference>

Executive Officers who are not Directors are as follows:

(As of May 1, 2021)

Title	Name
Managing Executive Officer	Kenichi Furukawa, Masahiro Takeda, Toshiaki Mizuno, Shokichi Ishimura, Keitaro Arai, Osamu Ueda, Yoshinori Yamanaka
Executive Officer	Yoichi Sugimoto, Sumiyuki Fukumitsu, Kensuke Shindo, Yasufumi Kuwahara, Noriyuki Fukuoka, Takeshi Akagi, Sadahiro Sato, Seiya Nagao, Noriyuki Uematsu, Osamu Nagai, Atsushi Komatsu, Kazuhiro Mitomo, Takehiko Senda, Takashi Nakada, Michiyoshi Morita, Makoto Inaba, Toshinori Sugimoto, Satoshi Araki

(Notes)

1.	Executive Officer, Mr. Yoshinori Yamanaka was appointed to Managing Executive Officer as of June 1, 2020.
2.	Mr. Toshinori Sugimoto was appointed to Executive Officer as of June 1, 2020.
3.	Mr. Satoshi Araki was appointed to Executive Officer as of October 1, 2020.

2.	Description of the Agreement Limiting Liabilities

The Company has entered into with each of the Outside Directors and each of the Outside Audit & Supervisory Board Members an agreement limiting their liabilities as prescribed by Article 423, Paragraph 1 of the Companies Act, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act. The maximum amount of the liabilities under this agreement which each of the Outside Directors and each of the Outside Audit & Supervisory Board Members incurs is equal to the lowest amount of liabilities stipulated in Article 425, Paragraph 1 of the Companies Act.

3.	Description of the Officers’ Liability Insurance Contract

The Company has entered into an officers’ liability insurance contract prescribed in Article 430-3, Paragraph 1 of the Companies Act with an insurance company to compensate the insured persons for any damage that they may incur when a claim for damages is made against them, including damages and litigation cost.

The insured persons of this insurance contract are main business executives of the Company, including Directors, Audit & Supervisory Board Members, and Executive Officers.

However, if the insurance policy provides for a deductible amount and does not cover damage that does not reach the deductible amount, or if certain exemptions apply, such as when an act is committed with the knowledge that it violates laws and regulations, the insurance policy shall not cover the damage to ensure that the appropriateness of the performance of duties by directors and officers is not impaired.

The insurance premiums are paid by the Company, including those for special clauses such as the special clause on indemnity for shareholder representative lawsuits, and the insured does not bear the actual cost of the premiums.

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4.	Remuneration of Directors and Audit & Supervisory Board Members
	Total amount of remuneration etc. (Millions of Yen)	Breakdown of total amount of remuneration etc. (Millions of Yen)				No. of entitled officers
		Basic remuneration	Performance-based remuneration		Non-pecuniary remuneration
		Fixed	Stock option	Bonus	Restricted stock
Directors (excluding Outside Directors)	366	293	-	55	17	7
Audit & Supervisory Board Members (excluding Outside Audit & Supervisory Board Members)	45	45	-	-	-	2
Outside Directors	39	39	-	-	-	4
Outside Audit & Supervisory Board Members	25	25	-	-	-	3
Total	476	403	-	55	17	16

(Notes)

Both the performance-based remuneration and non-pecuniary remuneration described above are in accordance with the policy for determining the content of individual remuneration for Directors, which was established in advance by the Board of Directors.

With regard to the above performance-based remuneration, the target of consolidated operating profit for the fiscal year under review was 124,000 million yen, and the actual result was 136,925 million yen.

5.	Policy for Determining the Amount of Remuneration of Directors and Audit & Supervisory Board Members
(1)	Remuneration of Directors

The Company has established a policy for determining the contents of remuneration of individual directors (hereinafter referred to as the “Determination Policy”), and its outline is as follows:

The remuneration of Directors shall consist of pecuniary remuneration (fixed monthly remuneration and bonus) and share-based remuneration. Outside Directors shall be entitled only to fixed monthly remuneration. In the case of a death of an incumbent Director of the Company (excluding Outside Directors), officer condolence money shall be paid to the bereaved family of the deceased Director in accordance with the Regulations on the Provision of Officer Condolence Money established by the resolution of the Board of Directors subject to the approval of the General Meeting of Shareholders.

Regarding pecuniary remuneration (fixed monthly remuneration and bonus), it was resolved at the 44th Ordinary General Meeting of Shareholders held on June 29, 2005 that the total amount shall not exceed 600 million yen per year (the number of Directors pertaining to the resolution was eleven). The pecuniary remuneration of each director is determined by the Nomination and Compensation Committee, which is authorized by the Board of Directors, within the limit of the maximum amount of such remuneration resolved at the

[English Translation]
38

General Meeting of Shareholders. Regarding share-based remuneration, it was resolved at the 56th Ordinary General Meeting of Shareholders held on June 27, 2017 that the total amount of monetary claims to be provided to grant restricted stock shall not exceed 100 million yen per year, which is separate from pecuniary remuneration, and that the number of common stock shares to be issued or disposed as restricted stock shall not exceed 20,000 shares per year (the number of Directors pertaining to the resolution (excluding Outside Directors) was eight); that the Non-transferable Period shall be determined by the Board of Directors in advance to be a period not shorter than three years, but not longer than five years from the day on which each Director receives common stock of the Company through the issuance or disposition of shares; and that in the event that a Director who has received common stock of the Company through the issuance or disposition of shares resigns or retires from office and ceases to be any of Director, Executive Officer, Audit & Supervisory Board Member and employee of the Company before the maturity of the Non- transferable Period the Company shall acquire all such common stock free of charge as a matter of course unless the resignation or retirement is determined by the Board of Directors of the Company to be due to a reasonable cause such as expiration of the term of office, mandatory retirement due to age, or death. The share-based remuneration of each director (excluding Outside Directors) is determined by the Board of Directors based on the result of deliberation by the Nomination and Compensation Committee within the limit of the abovementioned maximum amount and number resolved at the General Meeting of Shareholders.

The amount of fixed monthly remuneration (pecuniary remuneration) of each Director and the amount of share-based remuneration (the amount of monetary claims provided to grant restricted stock) of each Director (excluding Outside Directors) shall be determined in comprehensive consideration of the job responsibility and the number of years of office of each Director as well as the financial performance of the Company. The amount of bonus of each Director (excluding Outside Directors) shall be determined in comprehensive consideration of consolidated operating profit, which is one of the key management targets of the Company, as well as the job responsibility and the number of years of office of each Director.

The relative proportion of fixed monthly remuneration, bonus, and share-based remuneration in the total amount of remuneration of each Director (excluding Outside Directors) shall be roughly 80:15:5. Fixed monthly remuneration is paid every month. Bonus for each fiscal year is paid in July of the following fiscal year. Share-based remuneration for each fiscal year is paid in July of the same year subject to the Non-transferable Period above.

As the remuneration of each Director for the current fiscal year has been determined in accordance with the procedure outlined above, the Board of Directors has determined that the contents of the remuneration are in line with the Determination Policy.

To strengthen the independence and objectivity of the functions and the accountability of the Board of Directors concerning the nomination and remuneration of Directors, the Company has established a Nomination and

[English Translation]
39

Compensation Committee. The Committee submits a proposal on the election and removal of Directors to the Board of Directors and determines and advises on the remuneration of Directors. The Nomination and Compensation Committee consists of the following seven members in total (including four Outside Directors): Makoto Iida (Chairperson, Supreme Advisor and Director), Yasuo Nakayama (Director), Ichiro Ozeki (Director), Takaharu Hirose (Outside Director), Hirobumi Kawano (Outside Director), Hajime Watanabe (Outside Director), and Miri Hara (Outside Director).

(2)	Remuneration of Audit & Supervisory Board Members

The remuneration of Audit & Supervisory Board Members of the Company consists of pecuniary remuneration. It was resolved at the 50th Ordinary General Meeting of Shareholders held on June 24, 2011 that the total amount of remuneration of Audit & Supervisory Board Members shall not exceed 80 million yen per year (the number of Audit & Supervisory Board Members pertaining to the resolution was five). The amount of remuneration of each Audit & Supervisory Board Member shall be determined by consultation among Audit & Supervisory Board Members based on the job responsibility of each Audit & Supervisory Board Member within the limit of the maximum amount of such remuneration resolved at the General Meeting of Shareholders.

No performance-based remuneration has been introduced as remuneration of Audit & Supervisory Board Members.

6.	Outside Directors and Outside Audit & Supervisory Board Members

Activities of Outside Directors and Outside Audit & Supervisory Board Members during the current fiscal year

Category	Name	Attendance of the Meetings of the Board of Directors	Attendance of the Meetings of the Audit & Supervisory Board	Main Activities
Outside Director	Takaharu Hirose	10 (out of 10)	-

He offered advice and recommendations at the meetings of the Board of Directors by making use of his extensive experience and insight gained through the foundation and the management of many enterprises and industry organizations. He also served as a member of the Nomination and Compensation Committee to participate in deliberations.

Through these activities, he has performed the supervisory function adequately and has played an appropriate role as an Outside Director.

[English Translation]
40

Category	Name	Attendance of the Meetings of the Board of Directors	Attendance of the Meetings of the Audit & Supervisory Board	Main Activities
Outside Director	Hirobumi Kawano	10 (out of 10)	-	He offered advice and recommendations at the meetings of the Board of Directors by making use of his extensive experience and insight gained through holding important positions in government as well as in industry. He also served as a member of the Nomination and Compensation Committee to participate in deliberations. Through these activities, he has performed the supervisory function adequately and has played an appropriate role as an Outside Director.
Outside Director	Hajime Watanabe	10 (out of 10)	-

He offered advice and recommendations at the meetings of the Board of Directors by making use of his extensive experience and insight gained from many years of involvement in corporate management. He also served as a member of the Nomination and Compensation Committee to participate in deliberations.

Through these activities, he has performed the supervisory function adequately and has played an appropriate role as an Outside Director.

Outside Director	Miri Hara	8 (out of 8)

She offered advice and recommendations at the meetings of the Board of Directors by making use of her extensive experience and insight gained from her experience as a corporate officer and a tax accountant. She also served as a member of the Nomination and Compensation Committee to participate in deliberations.

Through these activities, she has performed the supervisory function adequately and has played an appropriate role as an Outside Director.

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Category	Name	Attendance of the Meetings of the Board of Directors	Attendance of the Meetings of the Audit & Supervisory Board	Main Activities
Outside Audit & Supervisory Board Member	Hideki Kato	10 (out of 10)	11 (out of 11)	He offered advice and suggestions at the meetings of the Board of Directors by making use of his experience in the execution of national policies and insight gained through many accomplishments at a policy think tank. He also asked questions and stated opinions in order to clarify unclear issues.
Outside Audit & Supervisory Board Member	Makoto Yasuda	10 (out of 10)	11 (out of 11)	He offered advice and suggestions at the meetings of the Board of Directors by making use of his experience and insight gained through serving as a management of global enterprise. He also asked questions and stated opinions in order to clarify unclear issues.
Outside Audit & Supervisory Board Member	Setsuo Tanaka	10 (out of 10)	11 (out of 11)	He offered advice and suggestions at the meetings of the Board of Directors by making use of his experience and insight gained through the important positions in government. He also asked questions and stated opinions in order to clarify unclear issues.

(Note)

Ms. Miri Hara was elected as Director at the 59th ordinary general meeting of shareholders held on June 25, 2020, and assumed the office. Therefore, the table shows the attendance figures of the meetings of the Board of Directors held on and after June 25, 2020.

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IV.	Accounting Auditor
1.	Name of Accounting Auditor

KPMG AZSA LLC

2.	Remuneration of Accounting Auditor

(Millions of Yen)

Category	Previous Fiscal Year		Current Fiscal Year
	Audit certification work	Non-audit work	Audit certification work	Non-audit work
Company	204	0	198	4
Consolidated Subsidiaries	372	65	378	62
Total	577	65	576	67

(Notes)

1.	Based on the audit contract between the Company and the Accounting Auditor, the remuneration paid to the auditor is not distinguished between that which relates to the audits under the Companies Act and that which relates to the audits under Financial Instruments and Exchange Act as they cannot be distinguished. Therefore, the amount given in the Company shown above is the combined total of these amounts.
2.	Of the major subsidiaries of the Company, the Westec Security Group Inc. is audited by WEAVER AND TIDWELL LLP and Secom Plc by KPMG LLP.
3.	Consent for the Amount of Remunerations for Accounting Auditor

Audit & Supervisory Board consents under Article 399, Paragraph 1 of the Companies Act for the amount of remunerations for Accounting Auditors upon verifying the basis for calculation of remunerations of Accounting Auditors, including contents of audit plan prepared by the Accounting Auditors, the status of implementation of accounting audits, etc.

4.	Non-Audit Duties

Consolidated subsidiaries pay consideration to the Accounting Auditor for services as non-audit duties, including verifying work for the status of preparedness on internal control system, in accordance with Auditing and Assurance Practice Committee Practical Guideline No 86, “Assurance Reports on Controls at a Service Organization.”

5.	Policy for Decision for Dismissal or Non-reappointment

Whenever there occurs any material event which could be a substantial hazard to the performance of audit duties of the Company, such as a case when it is deemed that the Accounting Auditor has come to fall within the purview of Article 340, Paragraph 1 of the Companies Act or the Accounting Auditor or the firm of the Accounting Auditor is subjected to the disposition of suspension of business by the supervisory authorities, the Audit & Supervisory Board will hold Meeting of Audit & Supervisory Board Members, and, when all Audit & Supervisory Board

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Members have consented thereto, the Audit & Supervisory Board Member will take action for the dismissal of the subject Accounting Auditor or the subject firm of the Accounting Auditor. In such case, the Audit & Supervisory Board will make decision on appointment of a temporary Accounting Auditor or a substitute Accounting Auditor and will submit a proposal of the appointment of a substitute Accounting Auditor to the general meeting of shareholders convened for the first time after such decision. The Audit & Supervisory Board Member selected by the Audit & Supervisory Board will also report the reasons for the dismissal at the general meeting of shareholders.

Aside from the above, when there exists any situations from the view point of execution of duties and audit system, etc. where it is acknowledged that the Accounting Auditor is not fit to act as Accounting Auditor, the Audit & Supervisory Board will make decision on non-reappointment of the subject Accounting Auditor and appointment of a substitute Accounting Auditor, with a majority approval, and will submit a proposal to the general meeting of shareholders.

V.	System under which the Company’s Business is Ensured to be Properly Executed
1.	Basic Policy Regarding Internal Control System

Outline of the “system under which the execution of duties by Directors is ensured to comply with laws and regulations and the Articles of Incorporation, and the system under which the Company’s business and the group of enterprises consisting of the Company and subsidiaries is ensured to properly execute its business” (so-called the basic policy regarding the internal control system) of the Company, which the Board of Directors’ Meeting resolved, is as follows. (The latest revision was made on April 4, 2019.)

(1)	General

This resolution manifests the basic policy regarding the internal control system of the Company to be specifically established by the President and Representative Director based on Article 362, Paragraph 5 of the Companies Act.

The internal control system based on this resolution shall be established urgently by Executive Officers in charge, and shall be constantly reviewed and improved.

(2)	System under which the execution of duties by Directors and employees is ensured to comply with laws and regulations and the Articles of Incorporation

Executives and employees are required to act in accordance with the SECOM Group Code of Employee Conduct, which sets behavioral standards for the execution of duties, including compliance with laws and regulations, and the Article of Incorporation. The SECOM Group Code of Employee Conduct is based on the philosophy of SECOM, which we have followed since the establishment of the business. These ethical guidelines

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prescribe ideals covering the official and private affairs of all executives and employees and action standards (including the blocking relationships with anti-social forces) to be followed in the execution of specific daily duties. As such, these guidelines provide the basis of all actions. The compliance management system is as follows:

(i)	From the start, compliance with laws and regulations and the Articles of Incorporation has been an indispensable requirement of our business, and we have always sought to operate in strict adherence to this spirit. Therefore, compliance is a part of the Company’s daily routines, which should not require a system in which a specific section or manager is responsible for implementation. Each and every employee is at the front line of promoting the code of conduct, including legal compliance. The implementation of guidelines is carried out by the line managers of the organization. Further control is provided by the Executive Officers in charge of departments under their control, with the President and Representative Director providing companywide control.
(ii)	The Executive Officers in charge of each area are responsible for having thorough knowledge particularly of regulations related to their duties and the relationships of such regulations with their own operations. They are responsible for proposing responses to any revisions of laws to the President and Representative Director. The Legal Affairs Department and other relevant departments and sections support them, providing cross-organization coordination.
(iii)	Following the orders of the President and Representative Director, the Internal Audit and Compliance Department provides cross- organizational inspection in a timely manner over the execution of duties, indicating how to improve morale through the observance of laws and regulations and the Company’s rules and at the same time pointing out matters that need correction. The Internal Audit and Compliance Department will promptly report the findings of the inspection to the President and Representative Director.
(iv)	When executives and employees of the Company become aware of unethical actions, they have the obligation to report such actions to the proper superior without hesitation. A “Hot Helpline” is established to facilitate direct contact with the Internal Audit and Compliance Department if corrective actions are not taken even after reporting to superiors or it is difficult to report. Pursuant to the “Basic Policy of the SECOM Group for Compliance,” the Company will keep the reported matters confidential, and promptly take necessary investigation and appropriate measures. The reporter will suffer no disadvantage on the grounds of such report.
(v)	The Company establishes a standing Organizational Culture Committee, chaired by the President and Representative Director. The Organizational Culture Committee examines important organizational culture-related issues (including compliance-related matters), which are the cornerstone of developing and maintaining the corporate organization, and determines important official commendations and punishments.

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(vi)	Revisions of the SECOM Group Code of Employee Conduct and/or critical compliance-related matters are undertaken after discussion with the Organizational Culture Committee and subject to the approval of the Board of Directors after obtaining the opinions of the Audit & Supervisory Board Members.

(vii) Basic plans and policies concerning internal controls related to financial reporting are determined and evaluated in accordance with the standards of the Business Accounting Council.

(3)	System under which information regarding execution of business by Directors shall be maintained and controlled

Information regarding the execution of duties of Directors (minutes of the Meetings of the Board of Directors, decision-making documents, etc.), shall be properly maintained, administered (including destruction) pursuant to the rules of the Company, which will be amended upon reviewing the operating conditions if necessary.

(4)	System regarding control of risk of loss and other system
(i)	The Company’s approach to risk management is embedded in day- to-day business activities, with acknowledgement that risk management itself is the Company’s business. Executive Officers in charge, under the direction of the President and Representative Director, analyze and assess business risk and fraud risk in the operational areas for which they are responsible, and revise established rules and manuals as conditions change. Rules and manuals are based on risk analysis and assessment, and stipulate preventive measures, prompt and appropriate communication and emergency preparedness when incidents occur, daily risk monitoring and other systems.
(ii)	The Executive Officer in charge shall report to the President and Representative Director and the Audit & Supervisory Board on the results of risk analysis and assessment.
(iii)	In order to grasp company wide risks and consider necessary measures, a Risk Committee, which is chaired by the Director responsible for risk management, shall be convened and report as necessary to the President and Representative Director.
(iv)	Any important changes of the Company’s risk control system shall be subject to the approval of the Board of Directors after obtaining the opinions of the Audit & Supervisory Board Members.

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The risks at times of large scale calamities and at ordinary times are as follows.

	Risk Category	Example
Large scale calamity	(1) Large scale calamity risk	Earthquake, wind, flood, volcanic disasters, radiation leakage, etc.
Ordinary times	(2) Compliance risk	Noncompliance with “Constitution of SECOM’s Business and Operation,” “SECOM Group Code of Employee Conduct,” other internal rules and guidelines, etc., risk accompanied by establishment or changes in regulations (in the area of tax system, medical system, etc.), breach of law, etc.
	(3) System risk	Information system shut down, electronic data extinguishment, large scale blackout, wide area circuit disturbance, ICT (information and communication technology) related risk, etc.
	(4) Service providing risk	Risk incurred when providing services (Accidents related to security, fire alarm or equipment maintenance, etc.)
	(5) Administrative work and accounting risk	Input error or input omission in administrative or account processing, estimation error for allowance, etc.
	(6) Others	Offence from outsiders (groundless rumor, calumniation, theft, terror, etc.), risk related to M&A, risk related to new system development, other risk related to business infrastructure (fire on the Company’s premises, pandemic influenza, disease epidemic, etc.), etc.

(5)	System by which efficient execution of duties of Directors shall be ensured
(i)	All Directors shall carry out the operation and execution of business on the basis of the “Constitution of SECOM’s Business and Operation” so that they may share the ideas essential to the execution of the duties such as decision making for management by the Board of Directors and decision making for the execution of duties by the Directors.
(ii)	On the basis of the preceding item, the Company, aiming to implement the execution of duties efficiently, introduces the system of Executive Officers so that decision making and the execution of business shall be further facilitated.
(iii)	The Company develops the IT system for dissemination of notices, etc., and decision making by managerial decision requests, and maintains the

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system for swiftly enabling full introduction and implementation.
(iv)	The Company will share the medium and long-term business vision, and for the purpose of the accomplishment thereof, the Board of Directors will design an annual business plan and deliberate the progress of the plan.
(6)	System under which the group of enterprises consisting of the Company and subsidiaries is ensured to properly execute its business
(6-1)	System under which the execution of duties by Directors, etc. and employees of subsidiaries is ensured to comply with laws and regulations and the Articles of Incorporation
(i)	Abiding by the “Constitution of SECOM’s Business and Operation,” each of the subsidiaries shares the SECOM Group Code of Employee Conduct, which applies to all executives and employees. United by these guidelines, the executives and employees work to accomplish the corporate goals in an appropriate manner.
(ii)	Each of the subsidiaries carries out IT controls in conformance with the “Basic Policy of the SECOM Group for Information Security.” The Company’s IT Executive Officers conduct timely inspections covering the IT management of major subsidiaries.
(iii)	The “SECOM Group Management Committee,” which is chaired by the Company’s President and Representative Director and whose members are composed of the presidents of major subsidiaries and other parties appointed by the chairperson, works to ensure that appropriate operations are carried out. It accomplishes this goal by conducting discussions of issues related to the Group’s internal controls in an effort to share Group information and operating philosophy. Where necessary, the President and Representative Director reports the results to the Board of Directors and the Audit & Supervisory Board.
(iv)	The President and Representative Director of the Company issues orders to the internal audit departments (Internal Audit and Compliance Department and Group Governance Department) to inspect subsidiaries, if necessary. The subsidiaries accept the inspection by the Company, and at the same time promote the understanding and improvement of compliance-related issues by exchanging information with the Company. Furthermore, the Company establishes the whistle-blowing system “Group Head Office Helpline” which enables executives and employees of subsidiaries to directly report to the Company’s Group Governance Department, whenever they become aware of any non- compliance. Pursuant to the “Basic Policy of the SECOM Group for Compliance,” the Company will keep the reported matters confidential, and promptly take necessary investigation and appropriate measures. The reporter will suffer no disadvantage on the grounds of such report.
(v)	The Audit & Supervisory Board Members of the Company visit major subsidiaries and conduct audits regarding internal controls.

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(vi)	The Company establishes a liaison meeting with Group Audit & Supervisory Board Members after discussion with its Audit & Supervisory Board in an attempt to share information.
(6-2)	System under which the matters related to the execution of duties by Directors, etc., of subsidiaries are reported to the Company

In order to enhance Group synergy leading to the achievement of the business vision by the entire SECOM Group, the Company establishes and implements the “Basic Rules for SECOM Group Corporate Management,” which clarify the guidelines for the reporting of the important items, the items to be coordinated in advance with the Company and the items to be approved by the Company.

(6-3)	Rules and other systems for controlling risks of loss of subsidiaries

Pursuant to the “Meaning of the Risk Control and Risk Control Basic Policy for SECOM and SECOM Group,” the subsidiaries develop risk control systems. Furthermore, upon the occurrence of important events, the subsidiaries will take appropriate measures under the Company’s control.

(6-4)	System which ensures that Directors, etc., of the subsidiaries execute their duties efficiently
(i)	All Directors of the subsidiaries will efficiently carry out the operation and execution of business on the basis of the “Constitution of SECOM’s Business and Operation.”
(ii)	The Company and the subsidiaries will formulate the business plans for the next year based on the business vision by the entire SECOM Group, and confirm the progress of the plans.
(7)	Matters related to employees to assist duties of Audit & Supervisory Board Members when Audit & Supervisory Board Members requests to do so
(i)	The Company establishes the system to assist audit duties, by establishing the Office of Audit & Supervisory Board manned by at least two employees who are fully familiarized with the exclusive duties and internal situations.
(ii)	The assistants for the Audit & Supervisory Board Members may conduct investigations necessary for the audit by the Audit & Supervisory Board Members, following the instructions of the Audit & Supervisory Board Members.
(8)	Matters related to the independence of the employees in item (7) from Directors and ensuring the effectiveness of the instructions of the Audit & Supervisory Board Members

Transfer and evaluation of the assistants for the Audit & Supervisory Board Members shall be subject to the approval of the Audit & Supervisory Board. The assistants who received necessary instruction on audit duties by Audit & Supervisory Board Members shall not be subject to any instruction or

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order from Directors and Executive Officers and employees with respect to the subject audit duties, nor be obligated to report to them.

(9)	The following systems and other systems under which any report is made to Audit & Supervisory Board Members
(9-1)	System under which Directors and Accounting Advisors and employees make any reports to the Audit & Supervisory Board Members
(i)	Upon discussion with the Audit & Supervisory Board, the following matters shall be considered as the matters to be reported by Directors to the Audit & Supervisory Board Members.
(1)	matters resolved by the Organization Culture Committee and other committees;
(2)	matters likely to be materially harming the Company;
(3)	important matters relating to monthly business conditions;
(4)	important matters relating to internal audit and risk management;
(5)	material violation of laws and regulations or the Articles of Incorporation; and
(6)	important matters from viewpoint of compliance.
(ii)	Notwithstanding (i) above, the Audit & Supervisory Board Members may, where necessary and in a timely manner, request that Directors and employees make a report.
(iii)	The matters reported to the “Hot Helpline” will be reported to the Audit & Supervisory Board Members from the Internal Audit and Compliance Department.
(9-2)	System under which persons executing duties as the subsidiary’s Directors, Accounting Advisors, Audit & Supervisory Board Members, Executive Officers, members who execute the business, etc., other persons equivalent to such persons, and employees, or any persons receiving reports from these persons, make reports to the Audit & Supervisory Board Members

The matters reported to the “Group Head Office Helpline” will be reported to the Audit & Supervisory Board Members from the Group Governance Department.

(10)	System which ensures that the persons who made the reports under (9) above will not be treated disadvantageously on the grounds of such reports

Pursuant to the “Basic Policy of the SECOM Group for Compliance,” the Company will keep the reported matters confidential, and promptly take necessary investigation and appropriate measures, while the reporter will suffer no disadvantage on the grounds of such report.

(11)	Matters regarding the policies for the procedures of the advance payment or reimbursement of expenses incurred for the execution of duties by the Audit & Supervisory Board Members and other processing of expenses or debts incurred for the execution of such duties.

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The Company bears the expenses incurred for the execution of duties by the Audit & Supervisory Board Members.

(12)	System under which audit by Audit & Supervisory Board Members is ensured to be performed efficiently
(i)	The Company establishes the system under which the Audit & Supervisory Board shall regularly hold meetings with the President and Representative Director and the Accounting Auditor, to exchange opinions so that audits shall be performed efficiently.
(ii)	The Audit & Supervisory Board Members attend the meetings of the Board of Directors, attend important meetings to exchange opinions regarding overall management-related matters, if necessary, and conduct periodical interviews with Directors and employees of the Company and the subsidiaries.
(iii)	The Company ensures that the Audit & Supervisory Board may retain attorneys-at-law at its discretion and, if necessary, have opportunities to retain and consult professional accountants with respect to their audit duties.
2.	Outline of Status of Operation of Internal Control System

The Company, pursuant to the basic policy described above, has established the Internal Control System, and is continuously operating this System in a proper manner. An outline of the status of operation of the System during the current fiscal year is as follows.

(1)	“System under which the execution of duties by Directors and employees is ensured to comply with laws and regulations and the Articles of Incorporation”

The Company promotes to instill awareness of the importance of compliance with the SECOM Group Code of Employee Conduct and the Behavioral Guidelines Based on SECOM’s Philosophy, which set behavioral standards for the execution of duties, including compliance with laws, regulations, and the Articles of Incorporation in day-to-day business operations. In addition, all training curriculum contains training related to the philosophy of SECOM, and the Company is also making efforts to instill and entrench the philosophy of SECOM through “Tri-ion” initiative and e-learning system and in-house newsletter. The Company takes appropriate actions to respond to any revisions of laws and regulations by requiring its Executive Officers in charge of each area to have thorough knowledge of laws and regulations related to their areas and to obtain information concerning revisions of relevant laws and regulations on a regular basis. The Internal Audit and Compliance Department, as a leading organization, conducts operational audits based on the audit plan, reports the audit results to the President and Representative Director and the Audit & Supervisory Board Members on a monthly basis, and instructs to take correctional measures necessary to solve any issues identified. Furthermore, any internal reports made through “Hot Helpline” are dealt with in a proper manner in collaboration with relevant departments. Any important organizational culture-related issues (including

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compliance-related matters) are deliberated and dealt with at a meeting of the Organizational Culture Committee when necessary. The effectiveness of internal control related to financial reporting is properly evaluated based on the basic plans and policies.

(2)	“System under which information regarding execution of business by Directors shall be maintained and controlled”

Minutes of the meetings of the Board of Directors and decision-making documents are recorded in a paper form or electromagnetic media, and stored and managed in a proper manner.

(3)	“System regarding control of risk of loss and other system”

Each Executive Officer in charge analyzes and assesses business risks and fraud risks in the operational areas for which he/she is responsible, and reports the results to the President and Representative Director and Audit & Supervisory Board Members once a year, and further, reviews internal rules and manuals that have been established as appropriate and makes amendments as needed. Furthermore, a Risk Committee, which is chaired by the Director responsible for risk management, has been established. The Risk Committee grasps company wide risk and considers necessary measures.

(4)	“System by which efficient execution of duties of Directors shall be ensured”

The Board of Directors of the Company consists of 11 Directors including 4 outside Directors. As a general rule, a meeting of the Board of Directors is held once a month with the attendance of Directors as well as 5 Audit & Supervisory Board Members including 3 outside Audit & Supervisory Board Members. At a meeting of the Board of Directors, important management matters are deliberated and the status of execution of duties by Directors is reported, based on the business vision of the Company, and the Board of Directors strives for accurate and prompt decision-making. 31 Executive Officers including 6 Directors are making efforts to make decisions and to execute their duties in a more expeditious manner.

(The above officer structure is as of March 31, 2021.)

(5)	“System under which the group of enterprises consisting of the Company and its subsidiaries is ensured to properly execute its business”

Directors of the Company and its subsidiaries are promoting proper operation based on the “Constitution of SECOM’s Business and Operation” as their basic philosophy. The President and Representative Director of the Company convened a meeting of the “SECOM Group Management Committee” semi-annually to share the Group information and operating philosophy and to ensure the appropriate operations of each company. To enhance subsidiaries’ corporate governance, Audit & Supervisory Board Members visited and interviewed Group subsidiaries (total of 52 times), and held information exchange meetings to reinforce cooperation with Group Audit & Supervisory Board Members (total of 22 times). Internal audit departments inspect (by way of leveraging online meetings utilizing teleconference system as a preventive measure against spread of COVID-19) to subsidiaries as needed, and take appropriate steps in collaboration with relevant sections and subsidiaries in response to any internal reports made through the “Group Head Office Helpline.” Through decision-making

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on important matters upon prior consultation and reporting of important matters by subsidiaries in accordance with the “Basic Rules for SECOM Group Corporate Management,” the Company and its subsidiaries strive to ensure that subsidiaries’ operations are properly carried out.

(6)	“Matters related to employees to assist duties of Audit & Supervisory Board Members when Audit & Supervisory Board Members request to do so”

The Company has established the Office of Audit & Supervisory Board manned by at least two designated employees at all times, who assists Audit & Supervisory Board Members in carrying out audits following the instructions of Audit & Supervisory Board Members.

(7)	“Matters related to the independence of the employees in item (6) above from Directors and ensuring the effectiveness of the instructions of the Audit & Supervisory Board Members”

The assistants for the Audit & Supervisory Board Members carry out their duties following the instructions of the Audit & Supervisory Board Members.

(8)	“System under which any report is made to Audit & Supervisory Board Members”

Audit & Supervisory Board Members receive from the internal audit departments, in addition to the matters to be reported by Directors to Audit & Supervisory Board Members pursuant to the basic policies of internal control system, any matter internally reported through the whistle-blowing system, namely, “Hot Helpline” and “Group Head Office Helpline,” at each time it occurs.

(9)	“System which ensures that the persons who made the reports under item (8) above will not be treated disadvantageously on the grounds of such reports”

Any internal report is handled as confidential pursuant to the “Basic Policy on the SECOM Group for Compliance” and a system under which a person who made a report is not treated disadvantageously has been established. This has been complied with during the current fiscal year.

(10)	“Matters regarding the policies for the procedures of the advance payment or reimbursement of expenses incurred for the execution of duties by Audit & Supervisory Board Members and processing of other expenses or debts incurred for the execution of such duties”

Budget for expenses that will arise in relation to the execution of duties by Audit & Supervisory Board Members are determined by resolution of the Audit & Supervisory Board and reported to the Board of Directors. These expenses are paid by the Company.

(11)	“System under which audit by Audit & Supervisory Board Members is ensured to be performed efficiently”

Audit & Supervisory Board Members held meetings 7 times with the President and Representative Director and 19 times with Accounting Auditors to exchange opinions. In addition, Audit & Supervisory Board

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Members attend meetings of the Board of Directors and other important meetings to exchange opinions, and conduct interviews with Directors and employees of the Company and its subsidiaries on a regular basis.

3.	Result of Evaluation of the Board of Directors

The Company has conducted the evaluation of the Board of Directors through the questionnaires to Directors and Audit & Supervisory Board Members. As a result, it was confirmed that the diversity and the appropriateness of the size of the Board of Directors are secured, and the Outside Directors are actively making a comment and thus the business execution and the oversight of the management are well-balanced. Moreover constructive comments regarding changes in business environment and risks involved were made for further progress based on medium to long term perspective.

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Consolidated Balance Sheet

(As of March 31, 2021)

(Millions of Yen)

ITEM	AMOUNT	ITEM	AMOUNT
ASSETS		LIABILITIES
Current assets:	942,033	Current liabilities:	361,106
Cash on hand and in banks	499,247	Notes and accounts payable, trade	42,858
Cash deposits for armored car services	138,889	Bank loans	33,806
Notes and accounts receivable, trade	132,886	Current portion of straight bonds	439
Due from subscribers	39,980	Lease obligations	4,730
Short-term investments	21,579	Payables – other	42,215
Lease receivables and investment in leased assets	41,511	Accrued income taxes	23,440
		Accrued consumption taxes	12,652
Merchandise and products	14,289	Accrued expenses	7,828
Real estate inventories	186	Deposits received for armored car services	119,334
Work in process	4,880	Deferred revenue	30,192
Costs on uncompleted construction contracts	7,524	Accrued bonuses	18,298
Raw materials and supplies	11,003	Provision for losses on construction contracts	1,820
Short-term loans receivable	3,053
Other	28,714	Other	23,488
Allowance for doubtful accounts	(1,715)
Fixed assets:	922,145	Long-term liabilities:	273,248
Tangible assets:	391,775	Straight bonds	3,899
Buildings and improvements	152,770	Long-term loans	10,444
Machinery and equipment and automobiles	8,897	Lease obligations	12,854
		Guarantee deposits received	30,694
Security equipment and control stations	74,704	Deferred income taxes	7,314
Tools, furniture and fixtures	24,342	Accrued retirement benefits for	793
Land	120,876	directors and audit & supervisory
Construction in progress	10,184	board members
		Net defined benefit liability	22,098
Intangible assets:	120,277	Investment deposits by policyholders,	181,014
Software	22,883	unearned premiums and other insurance
Goodwill	65,604	liabilities
Other	31,789	Other	4,134
Investments and others:	410,093
Investment securities	272,123
Long-term loans receivable	33,301
Lease deposits	16,458
Long-term prepaid expenses	24,924
Net defined benefit asset	39,532
Deferred income taxes	25,085	Total liabilities	634,355
Other	12,204	NET ASSETS
Allowance for doubtful accounts	(13,538)	Shareholders’ equity:	1,072,832
		Common stock	66,410
		Capital surplus	81,801
		Retained earnings	998,405
		Common stock in treasury, at cost	(73,785)
		Accumulated other comprehensive income (losses):	9,346
		Unrealized gains on securities	22,122
		Deferred losses on hedges	(11)
		Foreign currency translation adjustments	(17,011)
		Remeasurements of defined benefit plans, net of taxes	4,247
		Noncontrolling interests:	147,645
		Total net assets	1,229,824
TOTAL ASSETS	1,864,179	TOTAL LIABILITIES AND NET ASSETS	1,864,179

[English Translation]
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Consolidated Statement of Income

(Fiscal Year from April 1, 2020 to March 31, 2021)

(Millions of Yen)

ITEM	AMOUNT
Revenue		1,035,898
Costs of revenue	705,326
Gross profit		330,571
Selling, general and administrative expenses	193,645
Operating profit		136,925
Non-operating income:
Interest income	1,425
Dividends income	602
Gain on sales of investment securities	842
Net gains from investment in affiliated companies accounted for under the equity method	6,179
Other	2,503	11,554
Non-operating expenses:
Interest expenses	824
Loss on sales of investment securities	204
Loss on sales and disposal of fixed assets	1,712
Write-off of long-term prepaid expenses	582
Foreign exchange loss, net	243
Provision of allowance for doubtful accounts	1,376
Loss on private equity investments	3,513
Other	1,031	9,489
Ordinary profit		138,990
Extraordinary profit:
Gain on sales of fixed assets	143
Gain on sales of goodwill	120
Gain on sales of investment securities	8
Other	79	352
Extraordinary losses:
Amortization of goodwill	5,660
Loss on sales of investment securities in subsidiaries and affiliates	2,967
Loss on revaluation of investment securities	311
Net losses on disposal of fixed assets	210
Impairment losses on fixed assets	95
Other	1,255	10,499
Income before income taxes		128,843
Income taxes – current	43,023
Income taxes - deferred	(68)	42,955
Net income		85,888
Net income attributable to noncontrolling interests		11,207
Net income attributable to owners of the parent		74,681

[English Translation]
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Consolidated Statement of Changes in Net Assets

(Fiscal Year from April 1, 2020 to March 31, 2021)

(Millions of Yen)

	Shareholders’ equity
	Common stock	Capital surplus	Retained earnings	Common stock in treasury, at cost	Total shareholders’ Equity
Balance at the beginning of the fiscal year	66,401	81,874	960,828	(73,775)	1,035,328
Changes during the fiscal year:
Issuance of new stocks	9	9			18
Cash dividends			(37,104)		(37,104)
Net income attributable to owners of the parent			74,681		74,681
Purchase of treasury stock				(9)	(9)
Disposal of treasury stock					-
Changes in shares of parent arising from transactions with non-controlling interest		(82)			(82)
Net changes of items other than shareholders’ equity
Total changes during the fiscal year	9	(73)	37,577	(9)	37,503
Balance at the end of the fiscal year	66,410	81,801	998,405	(73,785)	1,072,832

[English Translation]
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(Millions of Yen)

	Accumulated other comprehensive income (losses)
	Unrealized gains (losses) on securities	Deferred gains (losses) on hedges	Foreign currency translation adjustments	Remeasure- ments of defined benefit plans, net of taxes	Total accumulated other comprehensive income	Noncontroll- ing interests	Total net assets
Balance at the beginning of the fiscal year	12,095	(15)	(13,388)	1,096	(212)	137,378	1,172,494
Changes during the fiscal year:
Issuance of new stocks							18
Cash dividends							(37,104)
Net income attributable to owners of the parent							74,681
Purchase of treasury stock							(9)
Disposal of treasury stock							-
Changes in shares of parent arising from transactions with non-controlling interests							(82)
Net changes of items other than shareholders’ equity	10,026	4	(3,623)	3,151	9,558	10,267	19,826
Total changes during the fiscal year	10,026	4	(3,623)	3,151	9,558	10,267	57,330
Balance at the end of the fiscal year	22,122	(11)	(17,011)	4,247	9,346	147,645	1,229,824

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Non-Consolidated Balance Sheet

(As of March 31, 2021)

(Millions of Yen)

ITEM	AMOUNT	ITEM	AMOUNT
ASSETS		LIABILITIES
Current assets:	338,310	Current liabilities:	111,252
Cash on hand and in banks	224,817	Accounts payable	4,505
Cash deposits for armored car	37,273	Bank loans	19,516
services		Lease obligations	263
Notes receivable	360	Payables – other	17,297
Due from subscribers	18,046	Payables – construction	4,348
Accounts receivable, trade	10,802	Accrued income taxes	10,594
Receivables – other	4,249	Accrued consumption taxes	5,131
Merchandise	7,300	Accrued expenses	675
Supplies	2,356	Deposits received for armored car	17,788
Prepaid expenses	2,483	services
Short-term loans receivable	22,123	Deferred revenue	19,808
Other	8,568	Accrued bonuses	6,718
Allowance for doubtful accounts	(70)	Other	4,603

Fixed assets:	633,182	Long-term liabilities:	21,678
Tangible assets:	120,132	Lease obligations	3,807
Buildings and improvements	16,283	Guarantee deposits received	16,167
Automobiles	557	Accrued pension and severance	1,389
Security equipment and control	71,042	costs
stations		Other	313
Machinery and equipment	105
Tools, furniture and fixtures	3,812
Land	22,249
Construction in progress	4,457
Other	1,623
		Total liabilities	132,931
Intangible assets:	11,343	NET ASSETS
Software	7,826
Other	3,516	Shareholders’ equity:	832,248
		Common stock	66,410
Investments and others:	501,706	Capital surplus:	83,087
Investment securities	22,215	Additional paid-in capital	83,086
Investment securities in	356,243	Other capital surplus	0
subsidiaries and affiliated		Retained earnings:	756,535
companies		Legal reserve	9,028
Investments in subsidiaries and	2,179	Other retained earnings:	747,507
affiliated companies		Reserve for system	800
Long-term loans receivable	57,331	developments
Lease deposits	7,650	General reserve	2,212
Long-term prepaid expenses	20,104	Accumulated earnings carried	744,495
Prepaid pension and severance	25,825	forward
costs		Common stock in treasury, at cost	(73,785)
Deferred income taxes	4,408
Insurance funds	4,268	Valuation, translation	6,313
Other	2,307	adjustments and others:
Allowance for doubtful accounts	(827)	Unrealized gains on securities	6,313

		Total net assets	838,562
TOTAL ASSETS	971,493	TOTAL LIABILITIES AND NET ASSETS	971,493

[English Translation]
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Non-Consolidated Statement of Income

(Fiscal Year from April 1, 2020 to March 31, 2021)

(Millions of Yen)

ITEM	AMOUNT
Revenue		394,389
Costs of revenue	235,165
Gross profit		159,224
Selling, general and administrative expenses	83,682
Operating profit		75,541
Non-operating income:
Interest income	873
Dividends income	14,185
Other	1,114	16,174
Non-operating expenses:
Interest expenses	177
Loss on sales and disposal of fixed assets	1,398
Write-off of long-term prepaid expenses	485
Other	353	2,414
Ordinary profit		89,301
Extraordinary profit:
Gain on liquidation of subsidiaries and affiliates	208
Gain on sales of investment securities	8
Other	9	226
Extraordinary losses:
Loss on revaluation of investment securities in subsidiaries and affiliated companies	5,874
Loss on debt forgiveness of subsidiaries and affiliates	2,551
Loss on revaluation of investment securities	242
Loss on sales of investment securities in subsidiaries and affiliates	194
Other	130	8,992
Income before income taxes		80,534
Income taxes - current	20,913
Income taxes - deferred	(339)	20,574
Net income		59,960

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Non-Consolidated Statement of Changes in Net Assets

(Fiscal Year from April 1, 2020 to March 31, 2021)

(Millions of Yen)

	Shareholders’ equity
	Common stock	Capital surplus
		Additional paid- in capital	Other capital surplus	Total capital surplus
Balance at the beginning of the fiscal year	66,401	83,077	0	83,078
Changes during the fiscal year:
Issuance of new stocks	9	9		9
Cash dividends
Net income
Purchase of treasury stock
Net changes of items other than shareholders’ equity
Total changes during the fiscal year	9	9	-	9
Balance at the end of the fiscal year	66,410	83,086	0	83,087

(Millions of Yen)

	Shareholders’ equity
	Retained earnings
	Legal reserve	Other retained earnings			Total retained earnings
		Reserve for system developments	General reserve	Accumulated earnings carried forward
Balance at the beginning of the fiscal year	9,028	800	2,212	721,639	733,679
Changes during the fiscal year:
Issuance of new stocks
Cash dividends				(37,104)	(37,104)
Net income				59,960	59,960
Purchase of treasury stock
Net changes of items other than shareholders’ equity
Total changes during the fiscal year	-	-	-	22,855	22,855
Balance at the end of the fiscal year	9,028	800	2,212	744,495	756,535

[English Translation]
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	Shareholders’ equity		Valuation, translation adjustments and others		Total net assets
	Common stock in treasury, at cost	Total shareholders’ equity	Unrealized gains (losses) on securities	Total valuation, translation adjustments and others
Balance at the beginning of the fiscal year	(73,775)	809,383	3,494	3,494	812,878
Changes during the fiscal year:
Issuance of new stocks		18			18
Cash dividends		(37,104)			(37,104)
Net income		59,960			59,960
Purchase of treasury stock	(9)	(9)			(9)
Net changes of items other than shareholders’ equity			2,819	2,819	2,819
Total changes during the fiscal year	(9)	22,864	2,819	2,819	25,684
Balance at the end of the fiscal year	(73,785)	832,248	6,313	6,313	838,562

[English Translation]
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Notes to Consolidated Financial Statements

Notes to Significant Items for Preparation of Consolidated Financial Statements

1.	Scope of Consolidation
(1)	Number of Consolidated Subsidiaries: 165

Names of major consolidated subsidiaries:

Secom Joshinetsu Co., Ltd., Asahi Security Co., Ltd., Nohmi Bosai Ltd., Nittan Co., Ltd., Secom Medical System Co., Ltd., Secom General Insurance Co., Ltd., Pasco Corporation, Secom Trust Systems Co., Ltd., At Tokyo Corporation, TMJ, Inc., The Westec Security Group, Inc., Secom Plc

(2)	Descriptions of Non-Consolidated Subsidiaries:

Eishin Denshi Co., Ltd., Kyoudou Setubi Ltd. and 5 other companies

(The reason for exclusion from scope of consolidation)

All of these 7 non-consolidated subsidiaries are of a small size, so that the aggregate amounts of total assets, revenue, net income/loss (an amount prorated to ownership) and retained earnings (an amount prorated to ownership) and others do not have a significant effect on the consolidated financial statements.

(3)	Names of other companies owing majority of voting rights not regarded as subsidiaries:

Katzkin Holdings, LLC, United Tactical Systems Holdings, LLC, CLP Legal Services, LLC, CLP Landscape Services, LLC, PF Holdco, LLC, Austin Fitness Holdings, LLC, Handel’s Holdco, LLC, CLP ICS Holdings, LLC, Genea Energy Partners, Inc.

(The reason for not regarded as subsidiaries)

These companies were acquired by subsidiaries of The Westec Security Group, Inc. through normal course of business with the objective of investment, not with the objective of control.

2.	Equity Method
(1)	Number of equity method affiliates: 16

Names of major affiliates accounted for under the equity method: S1 Corporation, Toyo Tec Co., Ltd., Taiwan Secom Co., Ltd.

(2)	Number of non-equity method affiliates: 8

(The reason for not applying the equity method)

These 8 companies are not accounted for under the equity method because their effect on net income/loss (an amount prorated to ownership) and retained earnings (an amount prorated to ownership) is insignificant and immaterial as a whole.

[English Translation]
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3.	Changes in Scope of Consolidation and Companies Accounted for under the Equity Method

Consolidation

Newly consolidated subsidiaries: 5

ADT SERVICES (M) SDN. BHD. and 4 other companies (Acquisition)

Excluded from consolidation: 6

Secom Home Life Co., Ltd. and 2 other companies (Divesture) Nittan Electronic Co., Ltd. (Merger)

Kurashi-TEL Co., Ltd. and 1 other company (Liquidation)

Equity Method: None

4.	Closing Dates of Consolidated Subsidiaries and Equity Method Affiliates

With respect to overseas consolidated subsidiaries, 6 U.S. subsidiaries such as The Westec Security Group Inc., 8 Australia and New Zealand subsidiaries such as Secom Australia Pty., Ltd., , 5 U.K. subsidiaries such as Secom Plc, 17 Chinese subsidiaries such as Secom (China) Co., Ltd., 6 Vietnam subsidiaries such as Secom Vietnam Security Service JSC, Secom (Singapore) Pte. Ltd., Secom Medical System (Singapore) Pte. Ltd., D’Garde Security Pte. Ltd., Takshasila Hospitals Operating Pvt. Ltd., Takshasila Healthcare and Research Service Pvt. Ltd., PT. Nusantara Secom Infotech, PT. Secom Indonesia, PT. Secom Bhayangkara, PT. Secom Realty Indonesia, Pasco Thailand Co., Ltd., Thai Secom Security Co., Ltd., Pasco Philippines Corp., Nohmi Taiwan Ltd., PASCO DO BRASIL CONSULTORIA TECNICA LTDA., TMJP BPO SERVICES, INC., Secom Aktif Güvenlik Yatirim A.S., and Secom Aktif Elektronik Güvenlik Çözümleri A.S. close their book as of December 31 each year, and the financial statements as of this date are used for preparation of the consolidated financial statements. While ADT SERVICES (M) SDN. BHD. and ADT INTEGRATED SECURITY SOLUTIONS PTE. LTD. close their book as of September 30, the financial statements prepared pursuant to the provisional closing of books conducted as of December 31 are used for preparation of the consolidated financial statements. Also, while ADT Alarm Monitoring Hong Kong Limited closes its book as of September 30, the financial statements prepared pursuant to the provisional closing of books conducted as of March 31 are used.

With respect to domestic consolidated subsidiaries, while Zao Urbane Properties Co., Ltd. closes its book as of December 31 each year, the financial statements prepared pursuant to the provisional closing of books conducted as of March 31 are used for preparation of the consolidated financial statements.

With respect to equity method affiliates, 6 companies such as S1 Corporation and Taiwan Secom Co., Ltd. close their book as of December 31 each year, and the financial statements as of this date are used for preparation of the consolidated financial statements. While Koatsu Co., Ltd. closes its book as of September 30 each year, the financial statements prepared pursuant to the provisional closing of books conducted as of March 31 are used for preparation of the consolidated financial statements.

The necessary adjustments related to the consolidation are made for any major transactions which arise between the consolidated closing dates. The closing dates of other consolidated subsidiaries and equity method affiliates are the same as the consolidated closing date.

[English Translation]
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5.	Significant Accounting Policies
(1)	Valuation policies and methods for significant assets
1)	Securities
a.	Held-to-maturity debt securities are carried at amortized cost.
b.	Available-for-sale

Securities with fair value

Stock and beneficiary securities: At fair value based on the average market price one month prior to the fiscal year-end Others: At fair value based on market price at fiscal year-end

Net unrealized gains and losses of securities are primarily reported directly in net assets. The cost of securities sold is primarily calculated by the moving average method.

Securities with no fair value
At cost, principally based on the moving average method

2)	Derivatives

Derivatives are stated at fair value.

3)	Inventories

Inventories are principally stated at cost based on the moving average method (or at the net realizable value (NRV) calculated by writing down the book value to reflect a decrease in the NRV).

4)	Real estate for sale

Stated at cost by the specific cost method (or at the NRV calculated by writing down the book value to reflect a decrease in the NRV).

(2)	Depreciation and Amortization of Depreciable and Amortizable Fixed Assets
1)	Tangible Assets (except for leased assets)
a.	Security equipment and control stations

Security equipment and control stations are depreciated over their average estimated useful lives (5-8 years) by the declining-balance method.

b.	Other tangible fixed assets

Other tangible fixed assets are depreciated by the straight-line method.

Their main useful lives are as follows:

Buildings and improvements: 33-50 years

Tools and equipment: 2-20 years

2)	Intangible Assets (except for leased assets)

Intangible fixed assets are amortized by the straight-line method. The software used in the Company is amortized by the straight-line method based on the useful lives within the Company (5 years).

[English Translation]
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3)	Leased Assets
a.	Leased assets related to ownership-transfer finance lease transactions

Depreciated, using the same depreciation method applied to fixed assets in possession.

b.	Leased assets related to non-ownership-transfer finance lease transactions

Depreciated, using the straight-line method over a useful life equal to the lease period with a residual value of zero.

In addition, non-ownership-transfer finance leases entered into on or before March 31, 2008 are treated using the method applicable to operating lease transactions.

4)	Long-term Prepaid Expenses

Long-term prepaid expenses are amortized by the straight-line method. With respect to the installation costs related to security equipment at the customer premises, any portion exceeding the amount received from the customer is included in “long-term prepaid expenses” and amortized by the straight-line method over the contract period (5 years).

(3)	Basis for Significant Allowances
1)	Allowance for Doubtful Accounts

To prepare for losses from bad debts such as losses on trade receivables and loans, the allowance for doubtful accounts provides an estimated amount of uncollectables. It is determined based on the historical loss rate with respect to ordinary accounts, and an estimate of uncollectable amounts respectively determined by reference to specific doubtful accounts from customers who are experiencing financial difficulties.

2)	Accrued Bonuses

The accrued bonuses are provided for the bonus payments to employees, at an amount incurred during the current fiscal year.

3)	Provision for Loss on Construction Contracts

To prepare for future losses on construction contracts etc., an accrual is provided based on the estimated losses on construction contracts etc. that are undelivered at the end of the current fiscal year.

4)	Accrued Retirement Benefits for Directors and Audit & Supervisory Board Members

To prepare for payment for retirement benefits of Directors and Audit & Supervisory Board Members of domestic consolidated subsidiaries, a necessary amount at the end of the current fiscal year is accrued based on the rules of the Directors and Audit & Supervisory Board Members’ retirement benefits.

(4)	Revenue and Cost Recognition Policies
1)	Revenue Recognition Policies for Construction Contracts and Cost of Completed Work

Percentage-of-completion method is applied to construction contracts whose outcomes are deemed certain for progress until

[English Translation]
4

the end of the current fiscal year, and the completed-contract method is applied to other construction contracts. The percentage of costs incurred to the estimated total cost is used for estimating the percentage of completion.

2)	Recognition Policies for Revenue and Costs of Finance Leases Revenue and cost are recognized upon receipt of lease payments.
(5)	Other Significant Items for Preparation of Consolidated Financial Statements
1)	Accounting for Major Hedge
a.	Hedge Accounting Policy

The Company principally applies deferred hedging accounting. The interest rate swaps that fulfill requirements for exceptional treatments permitted for interest rate swaps are accounted for using exceptional treatments.

b.	Hedging Instruments and Hedged Items

Hedging instruments:	Hedged items:
Interest rate swap	Loans payable

c.	Hedging Policy

The risks for forward interest rate fluctuations are to be hedged principally pursuant to the risk management policy of the Company.

d.	Assessment of Hedge Effectiveness

Hedge effectiveness is assessed by comparing the cumulative totals of price fluctuations of the hedged items and hedging instruments from the beginning of hedging to the effective point of assessment, taking the changes of both the hedged items and hedging instruments into account. However, when an item is judged to fulfill requirements for exceptional treatments, the assessment of hedge effectiveness is omitted.

2)	Accounting for Retirement Benefit

To prepare for the retirement benefits of employees, the Company and its domestic consolidated subsidiaries recognize a net defined benefit asset and a net defined benefit liability for the amount calculated by deducting plan assets from retirement benefit obligations, based on the estimated amount of these items at the end of the current fiscal year.

Prior service cost is recognized as profit or loss in the year of occurrence.

Actuarial gains and losses are amortized from the following fiscal year of occurrence, using the straight-line method over certain years within the average remaining service period (mainly 10 years).

Unrecognized actuarial gains and losses are included in the line item “Remeasurements of defined benefit plans, net of taxes” of accumulated other comprehensive income in the net assets section.

3)	Amortization of Goodwill and Negative Goodwill

Goodwill is amortized by the straight-line method over 5-20 years.

[English Translation]
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4)	Accounting for Consumption Tax etc. Tax-exclusive method is adopted.
6.	Changes in the Presentation

(Change resulting from the application of “Accounting Standards on Disclosure of Accounting Estimation”)

We have applied “Accounting Standards on Disclosure of Accounting Estimation” (ASBJ Statement No.31, March 31, 2020) from the current fiscal year and notes to accounting estimation are stated in the Notes to Consolidated Financial Statements.

7.	Notes on accounting estimates
(1)	Allowance for doubtful accounts
1)	Amounts stated in the consolidated financial statements

The Company has recognized short-term loans receivable of YEN 3,053 million, long-term loans receivable of YEN 33,301 million, an allowance for doubtful accounts of YEN 1,715 million for current assets, and an allowance for doubtful accounts of YEN 13,538 million for fixed assets in the consolidated balance sheet for the current fiscal year.

2)	Other information to facilitate the understanding of accounting estimates

As stated in the above 5. (3) 1) Allowance for Doubtful Accounts, to provide for doubtful accounts such as trade accounts receivable and loans receivable, provisions are recognized as allowance for doubtful accounts. The amount of such an allowance for general receivables is determined based on historical default rates and the amount for specific receivables such as delinquent claims is determined as the expected non-recoverable amount based on recoverability assessment on an individual basis.

In identifying specific loans that are required to be assessed for recoverability on an individual basis, the Company takes into consideration the status of delinquency in repaying debts as well as the financial condition, past operating results, and future business plans of the debtors.

Among these factors, business plans are subject to uncertainty as they are affected by unforeseeable changes in business assumptions.

The non-recoverable amount of specific loans identified is estimated based on the debtors’ financial condition and future business plans and involves significant judgment of the management on whether the plans for future revenue and expenses developed as part of the business plans are feasible, including whether the impact of unforeseeable changes in business assumptions is properly considered in these plans.

(2)	Goodwill and other intangible assets
1)	Amounts stated in the consolidated financial statements

The Company has recognized goodwill of YEN 65,604 million and other intangible assets of YEN 31,789 million in the consolidated balance sheet for the current fiscal year.

2)	Other information to facilitate the understanding of accounting estimates

[English Translation]
6

Goodwill and other intangible fixed assets are amortized in a regular manner. However, if there is an indication of impairment for the asset group containing these intangible assets, they need to be tested to determine whether an impairment loss needs to be recognized by comparing the total amount of undiscounted future cash flows arising from the asset group with their carrying amount. If it is determined that an impairment loss needs to be recognized as a result of such a test, the Company writes down the carrying amount to the recoverable amount and recognizes the amount of write-down as an impairment loss.

An indication of impairment is considered to exist, for example, when operating activities continue to make losses or when there has been or there is expected to be a significant deterioration in the business environment.

The carrying amounts of goodwill and other intangible fixed assets reflect the consolidated subsidiaries’ excess earnings power, value of their customer base, etc., based on the expectations for the future growth of their business as at the time of the acquisition of each consolidated subsidiary. For this reason, in such cases where the business growth expected at the time of acquisition of each consolidated subsidiary is not achieved or where there has been or there is expected to be a significant deterioration in the business environment on which the business plan was based, an indication of impairment is considered to exist and goodwill and other intangible assets may need to be tested for the recognition of an impairment loss, even if its operating activities in which the asset group containing these intangible fixed assets is used are not making continuous losses.

Additional Information

(Accounting estimates of the impact of the COVID-19 pandemic)

The Company has developed accounting estimates in such areas as impairment accounting for fixed assets and allowance for doubtful accounts based on the assumption that the effect of the COVID-19 pandemic will last at least for some time, and has determined that it does not have a significant impact on its consolidated financial statements at this point. However, as the impact of COVID-19 is subject to a number of uncertain elements, the Group’s financial condition and operating results from the next year onward may be significantly affected.

Notes to Consolidated Balance Sheet

1.	Cash on hand and in banks, and “Other” in Investments and others

Under certain provisions on sales agreements for investment securities that apply to certain consolidated subsidiaries, restrictions are imposed on the use of part of cash on hand and in banks (YEN 340 million) and other (YEN 10 million) in investments and others.

2.	Cash Deposits for Armored Car Services and Short-term Bank Loans, and Deposits Received for Armored Car Services

For financial institutions, the Company and some of the domestic consolidated subsidiaries provide cash collection from and cash filling to cash dispensers located outside of financial institution facilities, and cash collection and delivery. The balance of cash deposits for armored car services includes cash on hand and cash in banks representing a total of YEN 20,261 million connected with cash filling services, which is restricted in use by the Group. The short-term bank loan balance includes YEN 2,767 million financed for the cash filling services.

[English Translation]
7

The balance of cash deposits for armored car services includes YEN 19,314 million connected with cash collection administration services, which is also restricted in use by the Group. Also, the short-term bank loan balance includes YEN 16,749 million financed for the cash collection administration services.

The balance of cash deposits for armored car services includes cash on hand and cash in banks representing a total of YEN 99,313 million connected with cash collection and delivery services, which is restricted in use by the Group and also the balance of deposits received for armored car services includes deposits received representing a total of YEN 99,295 million connected with cash collection and delivery services.

3.	Assets Pledged as Collateral and Collateral-related Liabilities:
(1)	Assets Pledged as Collateral

(Millions of Yen)

Cash on hand and in banks (time deposit)	1,356
Short-term loans receivables	35
Other - current assets (receivable - other)	707
Buildings and improvements	18,664
Land	23,980
Other - intangible assets (leasehold)	818
Investment securities	1,579
Long-term loans receivable	594
Total	47,737

(2)	Collateral-related Liabilities

(Millions of Yen)

Bank loans	1,201
Current portion of straight bonds	398
Straight bonds	3,878
Long-term loans	7,608
Total	13,087

In addition to the above liabilities, short-term loans receivable, investment securities and long-term loans receivable are pledged as collateral for the debts of affiliates and other debts.

4.	Change of purpose of owning real estate for sale in process

YEN 5,279 million of real estate for sale in process was transferred to Buildings and improvements and Land due to change to purpose of owning.

5.	Accumulated Depreciation of Tangible Assets

YEN 539,317 million

6.	Investment in Non-Consolidated Subsidiaries and Affiliates:

(Fixed assets)

Investment securities (stocks)                          YEN 58,761 million

7.	Contingent Liabilities: Guarantees of liabilities of entities and individuals

YEN 371 million

Notes to Consolidated Statement of Income

1.	Write-down on Real Estate Inventories Included in Cost of Revenue

(including write-down on work in process for real estate inventories)
YEN 20 million

[English Translation]
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2.	Amortization of Goodwill in Extraordinary losses

Goodwill was amortized pursuant to Paragraph 32 of the “Practical Guidelines for Capital Consolidation Procedures in Consolidated Financial Statements” (Japanese Institute of Certified Public Accountants (JICPA), last revised February 16, 2018, Accounting System Committee Report No. 7)

Notes to Consolidated Statement of Changes in Net Assets

1.	Items Related to Issued Shares and Treasury Stocks

(Unit：1 share)

	Number of shares at the beginning of the fiscal year	Increase in the number of shares in the fiscal year	Decrease in the number of shares in the fiscal year	Number of shares at the end of the fiscal year
Issued shares
Common stocks	233,293,998	1,928	-	233,295,926
Treasury stocks
Common stocks	15,033,588	977	-	15,034,565

(Outline of reasons for change)

The increase of 1,928 in the number of common stocks of issued shares is due to the issuance of restricted shares.

The increase of 977 in the number of common stocks of treasury stocks is due to the purchase of shares constituting less than one unit.

2.	Items Related to Dividends
(1)	Amount of Dividends Paid
Resolution	Classes of Shares	Total amount of cash dividend (Millions of Yen)	Cash dividend per share(Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders on June 25, 2020	Common stock	18,552	85	March 31, 2020	June 26, 2020
Board of Directors Meeting on November 9, 2020	Common stock	18,552	85	September 30, 2020	December 7, 2020

(2)	Of the dividends whose record date belongs to the current fiscal year, the following are those dividends whose effective date belongs to the next fiscal year.

The matters planned to be resolved on the general meeting of shareholders are as follows:

Resolution	Classes of Shares	Source of dividend	Total amount of cash dividend (Millions of Yen)	Cash dividend per share (Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders on June 25, 2021	Common stock	Retained earnings	18,552	85	March 31, 2021	June 28, 2021

Notes to Financial Instruments

1.	Items Related to Status of Financial Instruments

The Group (excluding its insurance services segment) raises necessary funds, with the aim of establishing “Social System Industry,” by means of procuring funds from markets and borrowing money from financial institutions. The Group also holds financial instruments for promoting its business and investment. Derivatives are primarily used for averting market risks associated with loans, etc., and it is the Group’s policy not to perform speculative transactions.

[English Translation]
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The Group’s insurance services segment manages funds using financial instruments for the purpose of safely and carefully holding and managing insurance premiums received from policyholders for underwriting insurance policies as a source of funds for paying for future insurance claims. As the financial instruments in which the Group’s insurance services segment invests are exposed to market risks including interest rate fluctuation risks, the Group’s insurance services segment performs asset-liability management (ALM) to prevent any adverse impact of such risks from arising.

2.	Items Related to Fair Values of Financial Instruments etc.

The amounts recognized on the consolidated balance sheet, fair values and corresponding differences as of March 31, 2021 are listed below. Items whose fair value has been deemed extremely difficult to identify are not included in the table below. (See Note 2)

(Millions of Yen)

	Amount recognized on the consolidated balance sheet	Fair value	Difference
(1)Cash on hand and in banks	499,247	499,247	-
(2)Cash deposits for armored car services	138,889	138,889	-
(3)Notes and accounts receivable, trade	132,886	132,886	-
(4)Due from subscribers	39,980	39,980	-
(5)Short-term investments and investment securities
(i) Held-to-maturity debt securities	11,853	13,194	1,340
(ii) Investment securities in affiliates	48,834	126,842	78,007
(iii) Available-for-sale securities	209,989	209,989	-
(6)Lease receivables and investment in leased assets	41,511	41,498	(13)
(7)Short-term loans receivable	3,053
Allowance for doubtful accounts	-
	3,053	3,053	-
(8)Long-term loans receivable	33,301
Allowance for doubtful accounts (*1)	(12,828)
	20,473	20,525	52
(9)Lease deposits	16,458	16,392	(65)
Total assets	1,163,180	1,242,501	79,320
(1)Notes and accounts payable, trade	42,858	42,858	-
(2)Bank loans	33,806	33,806	-
(3)Payables - other	42,215	42,215	-
(4)Accrued income taxes	23,440	23,440	-
(5)Deposits received for armored car services	119,334	119,334	-
(6)Straight bonds	4,338	4,338	(0)
(7)Long-term loans	10,444	10,442	(1)
(8)Guarantee deposits received	4,102	4,104	1
Total liabilities	280,541	280,540	(0)
Derivative transactions (*2)
(i) Hedge accounting not applied	-	-	-
(ii) Hedge accounting applied	-	<0>	(0)
Total derivative transactions	-	<0>	(0)

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*1	Allowance for doubtful accounts for loans receivable is deducted.
*2	Net claims and obligations arising from derivative transactions are shown as net values. Items for which the total is a net obligation are shown in parentheses < >.

(Note 1) Calculation method of fair value of financial instruments and matters concerning securities and derivative transactions

Assets:

(1) Cash on hand and in banks, (2) Cash deposits for armored car services, (3) Notes and accounts receivable, trade, (4) Due from subscribers and (7) Short-term loans receivable

These items are stated at their book value, as these items are mainly settled in a short period of time and their fair value approximates their book value.

(5) Short-term investments and investment securities

The fair value of stocks is based on the price quoted on the exchange whereas the fair value of straight bonds etc. is based on the price quoted on the exchange or the price presented by the corresponding financial institution.

(6) Lease receivables and investment in leased assets

These items are stated at present value calculated by discounting the sum of the principal and interest at the interest rate assumed when a new similar lease transaction is performed.

(8) Long-term loans receivable

These items are stated at present value calculated by discounting the sum of the principal and interest at the interest rate assumed when a new similar loan transaction is performed with respect to each category based on type, internal rating and period of the loans receivable. The fair value of doubtful accounts is approximately the same as the value on the balance sheet as of the fiscal year-end less the current estimated losses from loan, as the estimated losses from loan is calculated based on the discounted present value of estimated cash flow or the expected recoverable amount with collateral and guarantee etc.; therefore, the said value is stated as fair value. Certain consolidated subsidiaries calculate the present value of future cash flow by discounting the future cash flow at an interest rate equal to an appropriate index such as the yield of government bonds plus the credit spread according to the residual period.

(9) Lease deposits

Lease deposits are stated at present value calculated by discounting the future cash flow at risk-free interest rate.

Liabilities:

(1) Notes and accounts payable, trade, (2) Bank loans, (3) Payables – other, (4) Accrued income taxes and (5) Deposits received for armored car services These items are stated at their book value, as these items are mainly settled in a short period of time and their fair value approximates their book value.

(6) Straight bonds

These items are stated at present value calculated by discounting the sum of the principal and interest at the interest rate assumed when new similar straight bonds are issued, according to the residual period of the straight bonds.

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(7) Long-term loans

These items are stated at present value calculated by discounting the sum of the principal and interest at the interest rate assumed when a new similar debt is taken on.

(8) Guarantee deposits received

Guarantee deposits received are stated at present value calculated by discounting the future cash flow at risk-free interest rate.

Derivative transactions:

Derivatives are stated at the price presented by the financial institution with which the Group has concluded an agreement.

(Note 2) Financial instruments whose fair value is deemed extremely difficult to identify

(Millions of Yen)
Item	Amount recognized on the consolidated balance sheet
Unlisted stock (*1)	4,326
Unlisted stock of affiliates (*1)	9,927
Investments in limited partnerships for investment, etc. (*1)	8,771
Deposit from business activities (*2)	26,592
*1	Not included in “(5) Short-term investments and investment securities” due to lack of market price and extreme difficulty in identifying fair value.
*2	Not included in “(8) Guarantee deposits received” because reasonable estimation of cash flow is deemed extremely difficult due to lack of market price and difficulty in calculating the effective depositing period.

Notes to Rental Property and Other Real Estate

The Company and some of its consolidated subsidiaries own rental office buildings and medical facilities such as hospitals, in addition to rental housing etc. mainly in Tokyo and other major cities across the country.

The amount recognized on the consolidated balance sheet, the amount of increase/decrease during the current fiscal year and the fair value of such rental properties are as follows:

(Millions of Yen)

	Amount recognized on the consolidated balance sheet			Fair value at the end of the fiscal year
	Balance at the beginning of the fiscal year	Increase/decrease during the fiscal year	Balance at the end of the fiscal year
Office buildings	41,592	2,427	44,020	80,412
Medical facilities	54,285	(1,548)	52,737	62,428
Other	8,424	4,313	12,738	14,120
Total	104,302	5,193	109,495	156,961

[English Translation]
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(Note 1) The amount recognized on the consolidated balance sheet equals the acquisition cost less accumulated depreciation and accumulated impairment loss.

(Note 2) A major amount of increase in “Other” item is YEN 5,279 million, which is a transfer of real estate for sale in process due to change of purpose of owning such real estate.

(Note 3) The fair value at the end of the current fiscal year is, in the case of major properties, the amount based on real-estate appraisal by an external real-estate appraiser, and in the case of other properties, the amount calculated in-house based on the Real Estate Appraisal Standard. However, if no significant fluctuations have occurred in a certain valuation or an index that is deemed to properly reflect the market price since the acquisition of the property from a third party or the most recent external valuation, the fair value is based on such valuation or the amount adjusted by using the index.

Profit or loss on rental properties and other real estate for the fiscal year ended March 31, 2021 is as follows:

(Millions of Yen)

	Rental income	Rental expenses	Difference	Other (gains/losses on sale etc.)
Office buildings	3,583	1,542	2,040	(23)
Medical facilities	6,960	3,323	3,636	-
Other	457	214	242	97
Total	11,001	5,081	5,920	73

(Note 1) The rental expenses include depreciation, repair costs, insurance premium, taxes and public imposts, etc.

(Note 2) Other includes gain on tangible assets recognized as extraordinary profit, impairment loss on fixed assets recognized as extraordinary losses, etc.

Notes to Deferred Income Tax Accounting

1.	The Significant Components of Deferred Income Tax Assets and Deferred Income Tax Liabilities:
Deferred income tax assets:	(Millions of Yen)

Investment deposits by policyholders, unearned premiums and other insurance liabilities	13,822
Net defined benefit liability	6,435
Eliminations of unrealized gain	6,021
Accrued bonuses	5,654
Allowance for doubtful accounts	5,035
Impairment loss	4,970
Adjustment of book value of fixed assets of subsidiaries at fair value at the date of consolidation (land and buildings)	4,767
Write-down on fixed assets	4,695
Operating loss carryforwards	2,500
Other	14,254
Gross deferred income tax assets	68,159
Valuation allowance (*)	(15,791)
Total deferred income tax assets	52,367

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Deferred income tax liabilities:

Net defined benefit asset	(11,836)
Unrealized gains on securities	(8,491)
Adjustment of book value of fixed assets of subsidiaries at fair value at the date of consolidation (intangible assets)	(7,372)
Adjustment of book value of fixed assets of subsidiaries at fair value at the date of consolidation (land and buildings)	(4,917)
Adjustment of book value of fixed assets of subsidiaries at fair value at the date of consolidation (other fixed assets)	(960)
Other	(1,017)
Total deferred income tax liabilities	(34,596)
Net deferred income tax assets	17,771

(*)	Valuation allowance declined by YEN 2,682 million. This is mainly because valuation allowance related to operating loss carryforwards at a consolidated subsidiary fell by YEN 2,253 million.
2.	Summary of the Reconciliation between the Statutory Tax Rate and the Effective Tax Rate after the Application of Deferred Income Tax Accounting
Statutory tax rate:	30.5 (%)
(Reconciliation )
Amortization of goodwill	2.7
Unrealized gains on investments in affiliated securities	(1.5)
Per capita levy of corporate inhabitant tax	0.8
Utilization of operating loss carryforwards	(0.8)
Research and development tax credits	(0.8)
Difference in tax rate with consolidated companies	0.6
Adjustment of loss (gain) on sales of shares of subsidiaries and affiliates	0.6
Increase in valuation allowance	0.5
Permanently non-taxable expenses such as entertainment expenses	0.4
Other	0.3
Effective tax rate after the application of deferred income tax accounting	33.3 (%)

Notes to Retirement Benefits

1.	Outline of the Retirement Benefit Plan Adopted:

Employees of the Company and its consolidated domestic subsidiaries whose services are terminated are, under most circumstances, eligible for lump-sum severance indemnities and/or eligible for pension benefits.

The Company and its domestic consolidated subsidiaries with the same retirement benefit plan have adopted a severance indemnity plan and a defined contribution pension plan, and have also implemented a matching contribution plan since July 2012. The method of calculating the severance indemnity under the severance indemnity plan is to pay out to the employees an amount equal to a certain percentage of their annual income over their period of service, plus interest which is calculated as the 3-year average yield of applicants for 10-year government bonds. The defined contribution pension plan was established in April 2003, a portion equivalent to 20 % of the severance indemnity plan so far accumulated was transferred to the new plan, and a specified percentage of annual income is contributed thereto. The Company transferred an additional portion of the severance indemnity plan funds to the defined contribution pension plan in

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April 2005, and accordingly, the ratio of the accumulated amount in the severance indemnity plan and the amount of contributions to the defined contribution pension plan, including the past reserve, changed to 70 % and 30%, respectively.

The majority of the consolidated overseas subsidiaries have adopted a variety of pension plans that essentially cover all employees. Most of these plans are defined contribution pension plans.

In defined benefit pension plans and lump-sum severance indemnity plans for some consolidated subsidiaries, net defined benefit liabilities and retirement benefit expenses are calculated using the simplified method.

2.	Defined Benefit Plans
(1)	Reconciliation of beginning and ending balances of retirement benefit obligations (excluding those pertaining to plans to which the simplified method is applied)
(Millions of Yen)
Beginning balance of retirement benefit obligations	99,762
Service cost	5,825
Interest cost	385
Actuarial gains and losses incurred	3,184
Retirement benefits paid	(4,929)
Ending balance of retirement benefit obligations	104,227

(2)	Reconciliation of beginning and ending balances of plan assets (excluding those pertaining to plans to which the simplified method is applied)
(Millions of Yen)
Beginning balance of plan assets	111,355
Expected rate of return	3,140
Actuarial gains and losses incurred	8,956
Contributions from the employer	5,300
Retirement benefits paid	(3,990)
Ending balance of plan assets	124,762

(3)	Reconciliation of beginning and ending balances of net defined benefit liability pertaining to plans to which the simplified method is applied
(Millions of Yen)
Beginning balance of net defined benefit liability	3,513
Retirement benefit expenses	543
Retirement benefits paid	(256)
Contributions to the plan	(134)
Decrease due to exclusion of subsidiaries from consolidation	(581)
Other	17
Ending balance of net defined benefit liability	3,102

(4)	Reconciliation of ending balances of retirement benefit obligations and plan assets with net defined benefit liability and net defined benefit asset recognized in the consolidated balance sheet
(Millions of Yen)
Retirement benefit obligations of funded plans	89,445
Plan assets	(127,387)
(37,941)
Retirement benefit obligations of non-funded plans	20,507
Net amount of assets and liabilities recognized in the consolidated balance sheet	(17,433)

[English Translation]
15

(Millions of Yen)
Net defined benefit liability	22,098
Net defined benefit asset	(39,532)
Net amount of assets and liabilities recognized in the consolidated balance sheet	(17,433)

(Note) Including plans to which the simplified method is applied.

(5)	Retirement benefit expenses and their breakdown
(Millions of Yen)
Service cost	5,825
Interest cost	385
Expected rate of return	(3,140)
Amortization of actuarial gains and losses	(415)
Retirement benefit expenses calculated using the simplified method	543
Retirement benefit expenses pertaining to defined benefit plans	3,197

(6)	Remeasurements of defined benefit plans

The breakdown of the amount recognized in remeasurements of defined benefit plans (before the tax effect) is as follows:

(Millions of Yen)
Unrecognized actuarial gains and losses	(6,690)
Total	(6,690)

(7)	Matters concerning actuarial assumptions

Major actuarial assumptions applied at the end of the current fiscal year

Discount rate	Mainly 0.4%
Long-term expected rate of return	Mainly 3.0%

3.	Defined contribution plans

The amount of contribution required for the Company and its consolidated subsidiaries is YEN 2,275 million in total.

Notes to Asset Retirement Obligation

1.	Asset retirement obligations recognized in consolidated balance sheet

Footnote information of asset retirement obligations recognized in the consolidated balance sheet is omitted as they are immaterial.

2.	Asset retirement obligations not recognized in consolidated balance sheet

A certain building of a consolidated subsidiary must be restored to its original state under the building lease agreement upon returning the building at the expiry of the lease. However, the Company does not plan to relocate from the building in its business strategies and it is assumed to be used until the building is demolished through the renewal of the agreement. In cases where the building is demolished, it is not expected to execute the contractual obligation to restore the building to its original state. For this reason, though the Company tried to establish best estimates, considering evidence available as at the closing date, asset retirement obligations have not been recognized with respect to such obligations, since it is impracticable to forecast the probability regarding the scope and the amount of asset retirement obligations.

[English Translation]
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Notes to Business Combination

Business Combination by Share Acquisition

1.	Acquisition of ADT SERVICES (M) SDN. BHD.
1.	Outline of Business Combination
(i)	Name and Business Description of the Acquired Company
(a)	Name

ADT SERVICES (M) SDN. BHD.

(b)	Business Description

Electronic Security Services

(ii)	Purpose of Acquisition

ADT SERVICES (M) SDN. BHD. provides state-of-the-art security systems to a wide range of sectors in Malaysia, from homes and small and medium-sized businesses to banks, government agencies and large corporations, offering safety and peace of mind to individuals, homes and businesses. By leveraging the synergy between SECOM Group companies and the new subsidiary, we aim to further accelerate the expansion of our overseas businesses and enhance our corporate value.

(iii)	Date of Business Combination September 1, 2020
(iv)	Legal Form of Business Combination Share acquisition
(v)	Name of Company after Business Combination ADT SERVICES (M) SDN. BHD.
(vi)	Percentage of Voting Rights Acquired 100%
(vii)	Principal Reason for Determining Acquiring Company

Since the Company delivered the consideration of the acquired shares which consisted of cash only, the Company is determined as the acquiring company.

2.	Period Included in Consolidated Financial Statements October 1, 2020 – December 31, 2020
3.	Acquisition Cost of Company Subject to Business Combination and Breakdown Thereof
Consideration for Acquisition
Cash on hand and in banks	5,113 million yen
Acquisition Cost	5,113 million yen

4.	Details and Amount of Acquisition Related Costs
Advisory fees etc.	15 million yen

5.	Amount and Cause of Goodwill, Amortization Method and Period
(i)	Amount of Goodwill 4,475 million yen
(ii)	Cause of Goodwill

Estimated future excess earning power being expected based on the future business operation.

(iii)	Amortization Method and Period Amortization by the straight-line method over 10 years

Parts of goodwill are recognized in extraordinary losses as amortization of goodwill in accordance with the provisions of Paragraph 32 of the “Practical Guidelines for Capital Consolidation Procedures in

[English Translation]
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Consolidated Financial Statements” (JICPA, last revised February 16, 2018, Accounting System Committee Report No. 7).

6.	Amount of Assets Acquired and Liabilities Assumed on the Day of Business Combination
Current assets	665 million yen
Fixed assets	94 million yen
Total assets	759 million yen
Current liabilities	105 million yen
Long-term liabilities	15 million yen
Total liabilities	121 million yen

2.	Acquisition of ADT INTEGRATED SECURITY SOLUTIONS PTE. LTD.
1.	Outline of Business Combination
(i)	Name and Business Description of the Acquired Company
(a)	Name

ADT INTEGRATED SECURITY SOLUTIONS PTE. LTD.

(b)	Business Description Electronic Security Services
(ii)	Purpose of Acquisition

ADT INTEGRATED SECURITY SOLUTIONS PTE. LTD. provides

state-of-the-art security systems to a wide range of sectors in Singapore, from homes and small and medium-sized businesses to banks, government agencies and large corporations, offering safety and peace of mind to individuals, homes and businesses. By leveraging the synergy between SECOM Group companies and the new subsidiary, we aim to further accelerate the expansion of our overseas businesses and enhance our corporate value.

(iii)	Date of Business Combination October 1, 2020
(iv)	Legal Form of Business Combination Share acquisition
(v)	Name of Company after Business Combination

ADT INTEGRATED SECURITY SOLUTIONS PTE. LTD.

(vi)	Percentage of Voting Rights Acquired 100%
(vii)	Principal Reason for Determining Acquiring Company

Since the Company delivered the consideration of the acquired shares which consisted of cash only, the Company is determined as the acquiring company.

2.	Period Included in Consolidated Financial Statements

As the deemed acquisition date is December 31, 2020, and the length of period between the acquisition date and the consolidated closing date does not exceed three months, only the balance sheet is consolidated in the current fiscal period; the business results of the acquired company are not included.

3.	Acquisition Cost of Company Subject to Business Combination and Breakdown Thereof
Consideration for Acquisition
Cash on hand and in banks	1,717 million yen
Acquisition Cost	1,717 million yen

[English Translation]
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4.	Details and Amount of Acquisition Related Costs
Advisory fees etc.	11 million yen

5.	Amount and Cause of Goodwill, Amortization Method and Period
(i)	Amount of Goodwill 1,567 million yen
(ii)	Cause of Goodwill

Estimated future excess earning power being expected based on the future business operation.

(iii)	Amortization Method and Period

Amortization by the straight-line method over 10 years

Parts of goodwill are recognized in extraordinary losses as amortization of goodwill in accordance with the provisions of Paragraph 32 of the "Practical Guidelines for Capital Consolidation Procedures in Consolidated Financial Statements" (JICPA, last revised February 16, 2018, Accounting System Committee Report No. 7).

6.	Amount of Assets Acquired and Liabilities Assumed on the Day of Business Combination
Current assets	216 million yen
Fixed assets	29 million yen
Total assets	245 million yen
Current liabilities	95 million yen
Total liabilities	95 million yen

3.	Acquisition of ADT Alarm Monitoring Hong Kong Limited
1.	Outline of Business Combination
(i)	Name and Business Description of the Acquired Company
(a)	Name

ADT Alarm Monitoring Hong Kong Limited

(b)	Business Description

Electronic Security Services

(ii)	Purpose of Acquisition

ADT Alarm Monitoring Hong Kong Limited provides state-of-the-art security systems to a wide range of sectors in Hong Kong, from homes and small and medium-sized businesses to banks, government agencies and large corporations, offering safety and peace of mind to individuals, homes and businesses. By leveraging the synergy between SECOM Group companies and the new subsidiary, we aim to further accelerate the expansion of our overseas businesses and enhance our corporate value.

(iii)	Date of Business Combination February 5, 2021
(iv)	Legal Form of Business Combination Share acquisition
(v)	Name of Company after Business Combination ADT Alarm Monitoring Hong Kong Limited
(vi)	Percentage of Voting Rights Acquired 100%
(vii)	Principal Reason for Determining Acquiring Company

Since the Company delivered the consideration of the acquired shares which consisted of cash only, the Company is determined as the acquiring company.

2.	Period Included in Consolidated Financial Statements

[English Translation]
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As the deemed acquisition date is March 31, 2021, only the balance sheet is consolidated in the current fiscal period; the business results of the acquired company are not included.

3.	Acquisition Cost of Company Subject to Business Combination and Breakdown Thereof
Consideration for Acquisition
Cash on hand and in banks	(Payables-other included)	1,377 million yen
Acquisition Cost		1,377 million yen

4.	Details and Amount of Acquisition Related Costs

Advisory fees etc.                                  24 million yen

5.	Amount and Cause of Goodwill, Amortization Method and Period
(i)	Amount of Goodwill 1,263 million yen
(ii)	Cause of Goodwill Estimated future excess earning power being expected based on the future business operation.
(iii)	Amortization Method and Period

Amortization by the straight-line method over 10 years

Parts of goodwill are recognized in extraordinary losses as amortization of goodwill in accordance with the provisions of Paragraph 32 of the "Practical Guidelines for Capital Consolidation Procedures in Consolidated Financial Statements" (JICPA, last revised February 16, 2018, Accounting System Committee Report No. 7).

6.	Amount of Assets Acquired and Liabilities Assumed on the Day of Business Combination
Current assets	225 million yen
Total assets	225 million yen

Current liabilities	111 million yen
Total liabilities	111 million yen

Business Divestiture

We transferred all of the issued shares of our consolidated subsidiary, Secom Home Life Co., Ltd. (hereinafter “Secom Home Life”), to ANABUKI KOSAN INC. on December 22, 2020.

Accompanying this transfer, Secom Home Life and its subsidiary, Secom Home Life Kanri Co., Ltd. (hereinafter, “Home Life Kanri”) are excluded from the consolidated subsidiaries of SECOM CO., LTD.

1.	Outline of Business Divestiture
(i)	Name of the Company Purchasing the Shares ANABUKI KOSAN INC.
(ii)	Description of the Business divested
(a)	Name

Secom Home Life Co., Ltd.

(b)	Business Description

Development, sales, brokerage and renovation of condominiums

(iii)	Purpose of Divestiture

Since Eclairer Co., Ltd. (presently Secom Home Life) joined the SECOM group in 1997, with the aim of pursuing safety and peace of mind for living environment, which is one of the necessities of life, “clothing, food and

[English Translation]
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housing,” we have developed and supplied condominiums placing safety and peace of mind as the highest priority, capitalizing our group business network. Also, Home Life Kanri, a subsidiary of Secom Home Life, has delivered safety and peace of mind for living environment through the provision of management services for buildings and condominiums with “SECOM’s Quality Standard.”

SECOM CO., LTD. concluded the transfer of the businesses of Secom Home Life and Home Life Kanri to a real estate company is the best option for further growth of both companies and decided to transfer all of the shares of Secom Home Life to ANABUKI KOSAN INC.

(iv)	Date of Divestiture December 22, 2020
(v)	Other Matters Concerning the Transaction, including Legal Form

Share transfer in which the consideration received is only cash or other property

2.	Outline of Accounting
(1)	Amount of Gain or Loss on Transfer

Net loss on sales of investment securities in subsidiaries and affiliates
2,767 million yen

(2)	Book Value of Assets and Liabilities of Divested Business and Breakdown Thereof
Current assets	26,747 million yen
Fixed assets	1,648 million yen
Total assets	28,395 million yen
Current liabilities	23,511 million yen
Long-term liabilities	644 million yen
Total liabilities	24,156 million yen

(3)	Accounting Process

The difference between the book value of the transferred shares on a consolidated basis and the transfer price has been recorded as net loss on sales of investment securities in subsidiaries and affiliates in extraordinary losses.

3.	Reportable Segment to which Divested Business was Designated

Not designated as a reportable segment. Classified in Real estate and other services.

4.	Approximate Amount of Profit and Loss of Divested Business Recorded in the Consolidated Statement of Income for the Current Fiscal Year
Revenue	13,129 million yen
Operating Profit	327 million yen

Notes to Per-Share Information

Net assets per share:	YEN	4,958.18
Net income per share:	YEN	342.17

[English Translation]
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Notes to Non-Consolidated Financial Statements

Notes to Significant Accounting Policies

1.	Valuation Policies and Methods for Assets
(1)	Valuation Policies and Methods for Securities
1)	Held-to-maturity debt securities Amortized cost method
2)	Investment Securities in Subsidiaries and Affiliates At cost, based on the moving average method
3)	Available-for-sale Securities Securities with fair value

Stock and beneficiary securities: At fair value based on the average market price in one month prior to the fiscal year-end.

Others: At fair value based on market price at fiscal year-end

Net unrealized gains and losses of securities are reported directly in net assets. The cost of securities sold is calculated by the moving average method.

Securities with no fair value

At cost, based on the moving average method or amortized cost method.

(2)	Valuation Policies and Methods for Inventories

Merchandise and supplies are stated at cost determined by the moving average method (or at the net realizable value (NRV) calculated by writing down the book value to reflect a decrease in the NRV).

2.	Depreciation and Amortization of Depreciable and Amortizable Fixed Assets
(1)	Tangible Assets: (except for leased assets)
1)	Security equipment and control stations Security equipment and control stations are depreciated over their average estimated useful lives (5-8 years) by the declining-balance method.
2)	Other tangible fixed assets Other tangible fixed assets are depreciated by the straight-line method. Their main useful lives are as follows: Buildings and improvements: 33-50 years
(2)	Intangible Assets

Intangible fixed assets are amortized by the straight-line method. The software used in the Company is amortized by the straight-line method based on the useful lives within the Company (5 years).

(3)	Leased Assets
1)	Leased assets related to ownership-transfer finance lease transactions Depreciated, using the same depreciation method applied to fixed assets in possession.
2)	Leased assets related to non-ownership-transfer finance lease transactions

[English Translation]
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Depreciated, using the straight-line method over a useful life equal to the lease period with a residual value of zero.

In addition, non-ownership-transfer finance leases entered into on or before March 31, 2008 are treated using the method applicable to operating lease transactions.

(4)	Long-term Prepaid Expenses:

Long-term prepaid expenses are amortized by the straight-line method. With respect to the installation costs related to security equipment at the customer premises, any portion exceeding the amount received from the customer is included in “long-term prepaid expenses” and amortized by the straight-line method over the contract period (5 years).

3.	Basis for Significant Allowances
(1)	Allowance for Doubtful Accounts

To prepare for losses from bad debts such as losses on trade receivables and loans, the allowance for doubtful accounts provides an estimated amount of uncollectables. It is determined based on historical loss rate with respect to ordinary accounts, and an estimate of uncollectable amounts, respectively determined by reference to specific doubtful accounts from customers who are experiencing financial difficulties.

(2)	Accrued Bonuses

Accrued bonuses are provided for the bonus payments to employees, at an amount incurred during the current fiscal year.

(3)	Accrued Pension and Severance Costs

To prepare for the retirement benefits of employees, the Company provides an amount of accrued pension and severance costs and prepaid pension and severance costs at the end of the current fiscal year, based on the estimated amount of projected benefit obligation and plan assets as of the end of the current fiscal year.

In calculating retirement benefit liabilities, the benefit formula basis is adopted to attribute the estimate amount of retirement benefit to the current fiscal year end.

Prior service liability is recognized as profit or loss in the year of occurrence.

Actuarial gains and losses are amortized from the following fiscal year of occurrence, using the straight-line method over certain years within the average remaining service period (10 years).

4.	Revenue and Cost Recognition Policies

Revenue Recognition Policies for Construction Contracts and Cost of Completed Work

Percentage-of-completion method is applied to construction contracts whose outcomes are deemed certain for progress until the end of the current fiscal year, and the completed-contract method is applied to other construction contracts. The percentage of costs incurred to the estimated total cost is used for estimating the percentage of completion.

5.	Other Significant Accounting Policies
(1)	Accounting for retirement benefits

The accounting for unrecognized actuarial gains and losses to retirement benefits is different from the accounting for those items in the consolidated financial statements.

(2)	Accounting for Consumption Tax etc.

[English Translation]
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Tax-exclusive method is adopted.

Notes on Changes in Presentation Method

(Changes in relation to the application of the “Accounting Standard for Disclosure of Accounting Estimates”)

The “Accounting Standard for Disclosure of Accounting Estimates” (ASBJ Statement No. 31, March 31, 2020) has been applied from the current fiscal year, and Notes on Accounting Estimates are included in the Notes to Non-Consolidated Financial Statements.

Notes on Accounting Estimates

1.	Investment Securities in Subsidiaries and Affiliated Companies
(1)	Amounts stated in financial statements

The amount of investment securities in subsidiaries and affiliated companies of YEN 356,243 million stated in the balance sheet for the current fiscal year includes investments in unlisted subsidiaries that the Company has acquired through an acquisition transaction.

(2)	Other information to facilitate the understanding of accounting estimates

Shares for which market prices are not available acquired through investments in unlisted subsidiaries are stated in the balance sheet at acquisition costs. If the net asset value of an issuer of these shares is judged to have declined significantly due to the deterioration in the financial condition of the issuer, a valuation loss on these securities needs to be recognized unless the recoverability of the net asset value is supported by sufficient evidence.

In the case where the Company acquires shares of an investee at a price that is considerably higher than its net assets per share as per its financial statements reflecting the excess earnings power and the like of the investee, if the net asset value subsequently declines significantly due to a decline in excess earnings power and the like, a valuation loss on the investment in the investee needs to be recognized even if there has been no deterioration in its financial condition.

The acquisition cost of shares pertaining to the investment in unlisted subsidiaries acquired through an acquisition reflects their excess earnings power, value of their customer base, etc., based on the expectations for the future growth of their business as at the time of the acquisition of each subsidiary. For this reason, if the excess earnings power and the like has been impaired because the business growth expected at the time of acquisition is not achieved and/or there has been or there is expected to be a significant deterioration in the business environment on which the business plan was based, a valuation loss may need to be recognized on investments in these subsidiaries, even if there has been no deterioration in their financial condition since the acquisition.

Notes to the Non-Consolidated Balance Sheet

1.	Cash Deposits for Armored Car Services and Short-term Bank Loans

For financial institutions, the Company provides cash filling to and cash collection from cash dispensers located outside of financial institution facilities.

The balance of cash deposits for armored car services includes cash on hand and cash in banks of representing a total of YEN 17,981 million connected with cash filling services, which is restricted in use by the Company. The

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short-term bank loan balance includes YEN 2,767 million financed for the cash filling services.

The balance of cash deposits for armored car services includes YEN 19,292 million connected with cash collection administration services, which is also restricted in use by the Company. Also, the short-term bank loan balance includes YEN 16,749 million financed for the cash collection administration services.

2.	Assets Pledged as Collateral and Collateral-related Liabilities

Assets Pledged as Collateral

(Millions of Yen)
Short-term loans receivable	35
Investment securities	1,358
Investment securities in subsidiaries and affiliates	45
Long-term loans receivable	594
Total	2,033

Collateral-related Liabilities

Short-term loans receivables, investment securities, investment securities in subsidiaries and affiliates, and long-term loans receivable are pledged as collateral for the debts of subsidiaries and affiliates and other debts.

3.	Accumulated Depreciation of Assets Accumulated depreciation of tangible assets: YEN 301,865 million
4.	Contingent Liabilities
(1)	Guarantees

Liabilities of the below entities and employees are guaranteed.

(Millions of Yen)
Alive Medicare Co., Ltd.	1,125
Secom Aktif Güvenlik Yatirim A.S.	774
Secom Fort West Co., Ltd.	238
Purchasers of real estate the Company sold	201
Employees	191
Purchasers of merchandises by leasing	34
transactions etc.
Others	10
Total	2,575

(2)	Net Assets Maintaining Agreement

The Company entered into a net assets maintaining agreement with Secom General Insurance Co., Ltd., under which the Company is obligated to provide funds to Secom General Insurance Co., Ltd. if and when the net assets of Secom General Insurance Co., Ltd. become lower than the specified amount or its current assets necessary for the payment of its liabilities are insufficient. The total liabilities of Secom General Insurance Co., Ltd. at the end of the current fiscal year are YEN 193,154 million, including YEN 181,604 million of investment deposits by policyholders, unearned premiums and other insurance liabilities, and the total assets are

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YEN 228,916 million.

However, this agreement is not construed as the Company’s guarantee with respect to payment obligations of Secom General Insurance Co., Ltd. Secom General Insurance Co., Ltd. maintained net assets above the required level, and its current assets were not insufficient at the end of the current fiscal year.

5.	Financial Receivables/Payables to Subsidiaries and Affiliates (excluding those separately presented)
(Millions of Yen)
Short-term receivables	28,739
Long-term receivables	62,646
Short-term payables	7,448
Long-term payables	2,631

Notes to Non-Consolidated Statement of Income

1.	Operating Transactions and Non-operating Transactions with Subsidiaries and Affiliates
(Millions of Yen)
Operating transactions (Revenue)	17,604
Operating transactions (Expense)	43,656
Non-operating transactions (Income)	14,650

Notes to Non-Consolidated Statements of Changes in Net Assets

Items Related to Classes and Total Number of Treasury Stocks

(Unit: 1 share)

Classes of shares	Number of shares at the beginning of the fiscal year	Increase in number of shares in the fiscal year	Decrease in number of shares in the fiscal year	Number of shares at the end of the fiscal year
Common stock	15,033,588	977	-	15,034,565

(Outline of reasons for change)

The increase of 977 in the number of common stocks is due to the purchase of shares constituting less than one unit.

Notes to Deferred Income Tax Accounting

1.	The Significant Components of Deferred Income Tax Assets and Deferred Income Tax Liabilities:
Deferred income tax assets:	(Millions of Yen)
Loss on impairment of investment securities in subsidiaries and affiliates	7,043
Impairment loss	2,263
Accrued bonuses	2,049
Write-down on fixed assets	1,250
Write-down on inventories	723
Allowance for defined benefit	423
Other	2,565
Gross deferred income tax assets	16,320
Valuation allowance	(1,264)
Total deferred income tax assets	15,056

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Deferred income tax liabilities:
Prepaid pension and severance costs	(7,876)
Other	(2,770)
Total deferred income tax liabilities	(10,647)
Net deferred income tax assets (liabilities)	4,408

2.	Summary of the Reconciliation between the Statutory Tax Rate and the Effective Tax Rate after the Application of Deferred Income Tax Accounting:
Statutory tax rate	30.5 (%)
(Reconciliation)
Permanently non-taxable income such as dividends income	(5.0)
Research and development tax credits	(0.8)
Per capita levy of corporate inhabitant tax	0.7
Permanently non-taxable expenses such as entertainment expenses	0.1
Other	(0.0)
Effective tax rate after the application of deferred income tax accounting	25.5 (%)

Notes to Fixed Assets under Leases

Besides the ones booked as fixed assets on the balance sheet of the Company, some of buildings are used based on the finance lease contracts other than those deemed to transfer the ownership of the leased assets to the lessees.

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Notes to Transactions with Related Parties

1.	Subsidiaries, affiliates etc.
Type	Name of Company	Voting Rights Held by the Company (%)	Relationship with the Related Party
Subsidiary	Secom Home Life Co., Ltd. (Note 3)	-	Loan of funds
Subsidiary	Secom Credit Co., Ltd.	100.0	Loan of funds
Subsidiary	Secom Medical System Co., Ltd.	100.0	Loan of funds Concurrent appointment of officers
Subsidiary	Pasco Corporation	72.1	Loan of funds
Subsidiary	Arai & Co., Ltd.	92.5	Loan of funds Concurrent appointment of officers
Subsidiary	At Tokyo Corporation	50.8	Loan of funds Concurrent appointment of officers

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Name of Company	Transactions	Amount of Transactions (Millions of Yen)	Account	Year-end Balance (Millions of Yen)
Secom Home Life Co., Ltd. (Note 3)	Execution of loans (Collection of loans) Receipt of interests (Note 2) Waiver of debt (Note 3)	7,480 (4,955) 9 4,484	-	-
Secom Credit Co., Ltd.	Execution of loans (Collection of loans) Receipt of interests (Note 2)	41,370 (63,920) 98	Short-term loans receivable	1,800
			Long-term loans receivable	13,150
Secom Medical System Co., Ltd.	Execution of loans (Collection of loans) Receipt of interests (Note 2)	8,340 (12,494) 385	Short-term loans receivable	13,190
			Long-term loans receivable	25,464
Pasco Corporation	(Collection of loans) Receipt of interests (Note 2)	(10,900) 1	-	-
Arai & Co., Ltd.	Execution of loans (Collection of loans) Receipt of interests (Note 2)	5,650 (6,264) 214	Short-term loans receivable	5,851
			Long-term loans receivable	7,772
At Tokyo Corporation	(Collection of loans) Receipt of interests (Note 2)	(4,000) 47	Long-term loans receivable	8,200

(Notes)

1.	Consumption taxes are not included in the amounts listed above.
2.	The interest rates for the loans above are determined, referring to market interest rates etc.
3.	The Company transferred all shares of Secom Home Life Co., Ltd. (currently ANABUKI HOMELIFE Co., Ltd.) and it is no longer a related party. The amount of transactions stated herein is the one at the time of the disposition. The debt was waived prior to the sale of Secom Home Life Co., Ltd. In relation to the waiver, the Company reversed YEN 1,960 million previously recorded as allowance and recorded YEN 2,524 million as the loss on debt forgiveness of subsidiaries and affiliates.

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2.	Officers (Directors/audit and supervisory board members), major individual shareholders, etc.
Type	Name of Company	Voting Rights Held by the Company (%)	Relationship with the Related Party
Company whose majority voting rights are owned by an officer and his/her close relatives (including its subsidiary)	Watanabe Pipe Co., Ltd. (Note 2)	-	Provision of services such as security services Concurrent appointment of an officer

Name of Company	Transactions	Amount of Transactions (Millions of Yen)	Account	Year-end Balance (Millions of Yen)
Watanabe Pipe Co., Ltd. (Note 2)	Electronic security service and maintenance (Note 3)	30	Accrued service fee	0
			Unearned service fee	0

Notes:

1.	In the table above, the transaction amount is presented exclusive of consumption taxes and the ending balance is presented inclusive of consumption taxes.
2.	A company 100% of whose voting rights are directly held by a company whose majority voting rights are held by Mr. Hajime Watanabe, a Director of the Company, and his close relatives.
3.	The transactions are carried out under standard terms and conditions similar to those applied to arms-length transactions.

Notes to Per-Share Information

Net assets per share:	YEN	3,842.01
Net income per share:	YEN	274.72

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Certified Copy of the Accounting Auditor’s Report (Consolidated)

Independent Auditor’s Report

The Board of Directors                                                                                                                                   May 20, 2021
of SECOM Co., Ltd.:

KPMG AZSA LLC

Tokyo Office, Japan
Michitaka Shishido (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Kiyoyuki Sakurai (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Shuji Ezawa (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Opinion

We have audited the consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the related notes of SECOM Co., Ltd. (“the Company”) and its consolidated subsidiaries (collectively referred to as “the Group”), as at March 31, 2021 and for the year from April 1, 2020 to March 31, 2021 in accordance with Article 444-4 of the Companies Act.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position and the results of operations of the Group for the period, for which the consolidated financial statements were prepared, in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

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Responsibilities of Management and Corporate Auditors and the Board of Corporate Auditors for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with accounting principles generally accepted in Japan.

Corporate auditors and the board of corporate auditors are responsible for overseeing the directors’ performance of their duties with regard to the design, implementation and maintenance of the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of our audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•       Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The selection and application of audit procedures depends on the auditor’s judgment.

•       Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, while the objective of the audit is not to express an opinion on the effectiveness of the Group’s internal control.

•       Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•       Conclude on the appropriateness of management’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•       Evaluate whether the presentation and disclosures in the consolidated financial statements are in accordance with accounting standards generally accepted in Japan, the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial

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statements represent the underlying transactions and events in a manner that achieves fair presentation.

•       Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with corporate auditors and the board of corporate auditors regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide corporate auditors and the board of corporate auditors with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Company and its subsidiaries which are required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Notes to the Reader of Independent Auditor’s Report:

The Independent Auditor’s Report herein is the English translation of the Independent Auditor’s Report as required by the Companies Act for the conveniences of the reader.

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65

Certified Copy of the Accounting Auditor’s Report (Non-Consolidated)

Independent Auditor’s Report

The Board of Directors                                                                                                                                   May 20, 2021
of SECOM Co., Ltd.:

KPMG AZSA LLC

Tokyo Office, Japan
Michitaka Shishido (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Kiyoyuki Sakurai (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Shuji Ezawa (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Opinion

We have audited the financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets and the related notes, and the supplementary schedules (“the financial statements and the supplementary schedules”) of SECOM Co., Ltd. (“the Company”) as at March 31, 2021 and for the year from April 1, 2020 to March 31, 2021 in accordance with Article 436-2-1 of the Companies Act.

In our opinion, the financial statements and the supplementary schedules referred to above present fairly, in all material respects, the financial position and the results of operations of the Company for the period, for which the financial statements and the supplementary schedules were prepared, in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements and the supplementary schedules section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

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Responsibilities of Management and Corporate Auditors and the Board of Corporate Auditors for the Financial Statements and the Supplementary Schedules

Management is responsible for the preparation and fair presentation of the financial statements and the supplementary schedules in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of financial statements and the supplementary schedules that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements and the supplementary schedules, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with accounting principles generally accepted in Japan.

Corporate auditors and the board of corporate auditors are responsible for overseeing the directors’ performance of their duties with regard to the design, implementation and maintenance of the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements and the Supplementary Schedules

Our objectives are to obtain reasonable assurance about whether the financial statements and the supplementary schedules as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements and the supplementary schedules.

As part of our audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•       Identify and assess the risks of material misstatement of the financial statements and the supplementary schedules, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The selection and application of audit procedures depends on the auditor’s judgment.

•       Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, while the objective of the audit is not to express an opinion on the effectiveness of the Company’s internal control.

•       Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•       Conclude on the appropriateness of management’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements and the supplementary schedules or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future

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events or conditions may cause the Company to cease to continue as a going concern.

•       Evaluate whether the presentation and disclosures in the financial statements and the supplementary schedules are in accordance with accounting standards generally accepted in Japan, the overall presentation, structure and content of the financial statements and the supplementary schedules, including the disclosures, and whether the financial statements and the supplementary schedules represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with corporate auditors and the board of corporate auditors regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide corporate auditors and the board of corporate auditors with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Company which are required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Notes to the Reader of Independent Auditor’s Report:

This is an English translation of the Independent Auditor’s Report as required by the Companies Act of Japan for the conveniences of the reader.

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Certified Copy of the Audit & Supervisory Board’s Report

Audit Report

Mr. Ichiro Ozeki                                                                                                                                        May 20, 2021
President and Representative Director
SECOM Co., Ltd.

Audit & Supervisory Board of
SECOM Co., Ltd.

Takayuki Ito (Seal)

Audit & Supervisory Board
Member (Full-time)

Koji Kato (Seal)

Audit & Supervisory Board
Member (Full-time)

Hideki Kato (Seal)

Outside Audit & Supervisory
Board Member

Makoto Yasuda (Seal)
Outside Audit & Supervisory
Board Member

Setsuo Tanaka (Seal)
Outside Audit & Supervisory
Board Member

The Audit & Supervisory Board has received the audit reports of the performance of duties of the Directors during the 60th business term from April 1, 2020 through March 31, 2021 from each of the Audit & Supervisory Board Members. After deliberating such reports, we have prepared this Audit Report and report as follows:

1. Method and Details of Audit Performed by Audit & Supervisory Board Members and the Audit & Supervisory Board

(1)       The Audit & Supervisory Board has established the audit policy and audit plan for the current fiscal year, received reports on the status and results of audits from each Audit & Supervisory Board Member, received reports on the status of execution of duties from Directors, etc. and the Accounting Auditor, and requested explanations when necessary.

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(2)       Each of the Audit & Supervisory Board Members, in accordance with the Audit & Supervisory Board audit standards determined by the Audit & Supervisory Board, and following the audit policy, audit plan, etc. worked to communicate with Directors, the internal audit division and other employees, etc., and along with making efforts to gather information and establish the audit environment, performed the audit using the following methods.

(i)         Each Audit & Supervisory Board Member attended the meetings of the Board of Directors and other important meetings, received reports from the Directors and other managers, etc. on their duties, requested explanations when necessary, inspected documents concerning matters such as important decisions, and investigated the conditions of the business and financial conditions at the head office and the principal offices. Also, each Audit & Supervisory Board Members worked to communicate and exchange information with Directors and Audit & Supervisory Board Members of subsidiaries, receiving reports from subsidiaries when necessary.

(ii)        The Audit & Supervisory Board Members, on a regular basis, received reports from Directors and employees, etc. on the establishment and operation of the system (internal control system) based on the resolution of the Board of Directors as stipulated in Article 100, Paragraph 1 or Paragraph 3 of the Companies Act Enforcement Order to ensure the system under which the execution of duties by Directors is ensured to comply with laws and regulations and the Articles of Incorporation and to ensure the system under which the group of enterprises consisting of the Company and its subsidiaries is ensured to properly execute its business, both of which are on the Business Report, obtained explanation from them, and expressed opinions when necessary.

(iii)       The Audit & Supervisory Board Members received reports from Directors, etc. and the Accounting Auditor on the status of discussions between them and the status of evaluation and audit of the internal control on financial reporting, and requested explanations as necessary.

(iv)        In addition to monitoring and examining whether the Accounting Auditor maintained independence and performed auditing appropriately, the Audit & Supervisory Board Members received reports from the Accounting Auditor on the execution of their duties and requested explanations when necessary. The Audit & Supervisory Board received notice from the Accounting Auditor that “The systems for ensuring the proper execution of duties” (set forth in each Item of Article 131 of the Ordinance for Corporate Accounting) is organized in accordance with the “Standards for Quality Control of Audit” (Business Accounting Council, October 28, 2005) and other relevant standards, and sought explanations when necessary.

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Based on the above methods, the Audit & Supervisory Board has considered the Business Report and its supplementary schedules, the financial statements (balance sheet, statement of income, statement of changes in net assets and related notes) and its supplementary schedules, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and related notes) for the current fiscal year.

2. Result of audit

(1)       Result of audit of business report etc.

i)       The Business Report and supplementary schedules fairly represent the condition of the Company in accordance with laws and regulations and the Articles of Incorporation of the Company.

ii)       We have determined that there were no serious occurrences of misconduct or violations of any laws or regulations or the Articles of Incorporation of the Company by any of the Directors in carrying out their duties.

iii)       We believe the contents of the resolution of the Board of Directors regarding the internal control system are appropriate. We found no matters to note regarding the execution of duties of Directors regarding the internal control system, as well as the internal control system regarding financial reporting.

(2)       Result of audit of financial statements and supplementary schedules
In our opinion, the audit procedures and audit results of the Accounting Auditor KPMG AZSA LLC are appropriate.

(3)       Result of audit of consolidated financial statements
In our opinion, the audit procedures and audit results of the Accounting Auditor KPMG AZSA LLC are appropriate.

Notes to the Reader of Audit Report:

This is an English translation of the Audit Report as required by the Companies Act of Japan for the conveniences of the reader.

End

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